===============================================================================

                          SECURITIES PURCHASE AGREEMENT


                                  BY AND AMONG


                                    DPL INC.,

                               DPL CAPITAL TRUST I


                               DAYTON VENTURES LLC

                                       AND

                              DAYTON VENTURES, INC.




                          DATED AS OF FEBRUARY 1, 2000



===============================================================================

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE I     AGREEMENT TO SELL AND PURCHASE VOTING PREFERRED
              STOCK AND WARRANTS............................................................2
         SECTION 1.1     Authorization......................................................2
         SECTION 1.2     Sale and Purchase..................................................2

ARTICLE II    AGREEMENT TO SELL AND PURCHASE TRUST
              PREFERRED SECURITIES..........................................................2
         SECTION 2.1     Authorization......................................................2
         SECTION 2.2     Sale and Purchase..................................................2

ARTICLE III   CLOSING, DELIVERY AND PAYMENT.................................................3
         SECTION 3.1     Closing............................................................3
         SECTION 3.2     Closing Deliveries for Voting Preferred
                         Shares and Warrants................................................3
         SECTION 3.4     Adjustments........................................................4

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................4
         SECTION 4.1     Organization, Good Standing and
                         Qualification of the Company.......................................4
         SECTION 4.2     Organization, Good Standing and
                         Qualification of the Trust.........................................5
         SECTION 4.3     Subsidiaries.......................................................6
         SECTION 4.4     Capitalization; Voting Rights......................................6
         SECTION 4.5     Authorization and Sale of Securities...............................8
         SECTION 4.6     Authorization; Binding Obligations of
                         the Company........................................................8
         SECTION 4.7     Authorization; Binding Obligations of
                         the Trust..........................................................9
         SECTION 4.9     Agreements........................................................10
         SECTION 4.10    Absence of Certain Changes........................................10
         SECTION 4.11    Title to Properties and Assets; Liens;
                         Condition.........................................................10
         SECTION 4.12    Compliance with Law; Other Instruments............................11
         SECTION 4.13    Litigation........................................................13
         SECTION 4.14    Tax Matters.......................................................13
         SECTION 4.15    Environmental and Safety Laws.....................................13
         SECTION 4.16    Offering Valid for Voting Preferred
                         Shares and Warrants...............................................14
         SECTION 4.17    Offering Valid for Trust Preferred
                         Securities.               ........................................14
         SECTION 4.18    Employee Benefit Plans............................................15
         SECTION 4.19    No Broker.........................................................15
         SECTION 4.20    Disclosure........................................................15
         SECTION 4.21    Regulation as a Utility...........................................16
         SECTION 4.22    Rights Agreement..................................................16
         SECTION 4.23    Financial Assets..................................................16
         SECTION 4.24    Investment Company and Investment
                         Adviser...........................................................17
         SECTION 4.25    Limitation on Liability...........................................17


                                       i

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE EQUITY
               PURCHASER..................................................................17
         SECTION 5.1    Requisite Power and Authority.....................................17
         SECTION 5.2    Investment Representations........................................18
         SECTION 5.3    Litigation........................................................18
         SECTION 5.4    No Broker.........................................................18
         SECTION 5.5    Regulation under PUHCA............................................18

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF THE TRUST
               PREFERRED PURCHASER........................................................18
         SECTION 6.1    Requisite Power and Authority.....................................19
         SECTION 6.2    Investment Representations........................................19
         SECTION 6.3    Litigation........................................................19
         SECTION 6.4    No Broker.........................................................19
         SECTION 6.5    Regulation under PUHCA............................................19

ARTICLE VII    COVENANTS..................................................................20
         SECTION 7.1    Ordinary Course of Business.......................................20
         SECTION 7.2    Access............................................................21
         SECTION 7.3    Use of Proceeds...................................................22
         SECTION 7.4    Efforts...........................................................22
         SECTION 7.5    Notification of Certain Matters...................................22
         SECTION 7.6    Reservation of Shares.............................................22
         SECTION 7.7    Regulatory and Other Authorizations;
                        Notices and Consents..............................................23
         SECTION 7.8    Transaction Fee...................................................23
         SECTION 7.9    Appointment of Directors..........................................23
         SECTION 7.10   Confidentiality...................................................24
         SECTION 7.11   Concurrent Transaction............................................24
         SECTION 7.12   Public Announcements..............................................24

ARTICLE VIII   CONDITIONS TO CLOSING......................................................25
         SECTION 8.1    Conditions to the Obligations of the
                        Purchasers........................................................25
         SECTION 8.2    Conditions to Obligations of the Company
                        and Trust.........................................................27

ARTICLE IX     INDEMNIFICATION............................................................28
         SECTION 9.1    Survival of Representations and
                        Warranties........................................................28
         SECTION 9.2    Indemnification...................................................29
         SECTION 9.3    Indemnification Amounts...........................................30
         SECTION 9.4    Remedies Exclusive................................................30
         SECTION 9.5    Certain Limitations...............................................30

ARTICLE X      MISCELLANEOUS..............................................................31
         SECTION 10.1   Other Definitions.................................................31
         SECTION 10.2   Governing Law; Jurisdiction; Waiver of
                        Jury Trial........................................................32
         SECTION 10.3   Successors and Assigns; Assignment................................32


                                       ii

         SECTION 10.4   Entire Agreement..................................................32
         SECTION 10.5   Severability......................................................32
         SECTION 10.6   Amendment and Waiver..............................................32
         SECTION 10.7   Delays or Omissions...............................................32
         SECTION 10.8   Notices...........................................................33
         SECTION 10.9   Expenses..........................................................34
         SECTION 10.10  Titles and Subtitles..............................................34
         SECTION 10.11  Termination.......................................................34
         SECTION 10.12  No Recourse.......................................................34
         SECTION 10.13  Counterparts; Execution by Facsimile
                        Signature.........................................................35

         Exhibits

         Exhibit A -- Form of Certificate of Amendment of the Articles
         Exhibit B -- Form of Warrant
         Exhibit C -- Form of Guarantee Agreement
         Exhibit D -- Form of Junior Subordinated Debenture
         Exhibit E -- Form of Indenture
         Exhibit F -- Form of Amended and Restated Trust Agreement
         Exhibit G -- Form of Securityholders and Registration Rights Agreement
         Exhibit H  -- Form of Advisory Agreement
         Exhibit I -- Legal Opinion Subjects

                         SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of February 1, 2000, among DPL Inc., an Ohio corporation (the "COMPANY"), DPL Capital Trust I, a Delaware business trust (the "Trust"), Dayton Ventures LLC, a Delaware limited liability company, together with such of its Affiliates (as defined in Section 10.1) as it shall designate as provided for herein (the "EQUITY PURCHASER"), and Dayton Ventures, Inc., a Cayman Islands company, together with such of its Affiliates as it shall designate as provided for herein (the "Trust Preferred PURCHASER" and, together with the Equity Purchaser, the "PURCHASERS").


                                   RECITALS

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company has agreed to sell to the Equity Purchaser and the Equity Purchaser has agreed to purchase from the Company (i) up to 6,800,000 of its Series B Preferred Shares, no par value, liquidation preference of $0.01 per share (the "VOTING PREFERRED STOCK"), having the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment in the form attached hereto as Exhibit A (the "CERTIFICATE OF AMENDMENT") and (ii) 31,600,000 warrants to purchase 31,600,000 of its common shares, par value $0.01 per share (the "COMMON STOCK"), at an exercise price of $21.00 per share, as provided herein and in the form of warrant attached hereto as Exhibit B (the "WARRANTS");

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Trust have agreed to sell to the Trust Preferred Purchaser, and the Trust Preferred Purchaser has agreed to purchase from the Trust, an aggregate of $550 million liquidation amount of 8.5% Capital Securities (liquidation amount $25 per capital security) (the "TRUST PREFERRED SECURITIES"), representing undivided beneficial interests in the assets of the Trust, guaranteed by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "GUARANTEE") to be substantially in the form attached hereto as Exhibit C to be entered into between the Company and The Bank of New York (Delaware), as trustee. The proceeds of the sale of the Trust Preferred Securities and an aggregate of $17,010,325 liquidation amount of its Common Securities (liquidation amount $25 per common security) (the "TRUST COMMON SECURITIES") by the Trust are to be invested in Junior Subordinated Debentures (the "SUBORDINATED DEBENTURES") of the Company to be in substantially the form attached hereto as Exhibit D, to be issued pursuant to an Indenture (the "INDENTURE") to be in substantially the form attached hereto as Exhibit E to be entered into between the Company and The Bank of New York, as trustee; and

                  WHEREAS, the parties hereto are entering into this Agreement to provide for the purchase and sale of the Voting Preferred Stock, the Warrants and the Trust Preferred Securities.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

           AGREEMENT TO SELL AND PURCHASE VOTING PREFERRED STOCK AND
                                   WARRANTS

                  SECTION 1.1 AUTHORIZATION. The Company has authorized (i) the sale and issuance to the Equity Purchaser of up to 6,800,000 shares of Voting Preferred Stock, (ii) the sale and issuance to the Equity Purchaser of 31,600,000 Warrants and (iii) the issuance of 31,600,000 shares of Common Stock to be issued upon exercise of the Warrants (the "WARRANT SHARES" and, together with the Voting Preferred Shares and the Warrants, the "SECURITIES"). The Warrant Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended Articles of Incorporation of the Company, as amended through the date hereof (the "ARTICLES").

                  SECTION 1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Equity Purchaser, and the Equity Purchaser agrees to purchase from the Company, at the Closing (as defined below), (i) 6,800,000 shares of Voting Preferred Stock or such lesser number of shares of Voting Preferred Stock as shall equal 4.9% of the Company's total voting rights at the time of the Closing (the "VOTING PREFERRED SHARES") for a purchase price of $0.01 per share (the "VOTING PREFERRED PURCHASE PRICE") and (ii) the Warrants for an aggregate purchase price of $50 million (the "WARRANTS PURCHASE PRICE" and, together with the Voting Preferred Purchase Price, the "EQUITY PURCHASE PRICE").


                                  ARTICLE II

           AGREEMENT TO SELL AND PURCHASE TRUST PREFERRED SECURITIES

                  SECTION 2.1 AUTHORIZATION. The Company and the Trust have authorized the sale and issuance to the Trust Preferred Purchaser of the Trust Preferred Securities.

                  SECTION 2.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby agrees to cause the Trust, and the Trust hereby agrees, to issue and sell to the Trust Preferred Purchaser, and the Trust Preferred Purchaser agrees to purchase from the Trust, at the Closing, the Trust Preferred Securities for an aggregate purchase price of $500 million (the "TRUST PREFERRED PURCHASE PRICE").

                                  ARTICLE III

                         CLOSING, DELIVERY AND PAYMENT

                  SECTION 3.1 CLOSING. The closing of (i) the sale and purchase of the Voting Preferred Shares and the Warrants under this Agreement and (ii) the sale and purchase of the Trust Preferred Securities under this Agreement (the "CLOSING") shall take place on the second business day after the satisfaction or waiver of the conditions set forth in Article VIII, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other time or place as the Company and the Purchasers may mutually agree (such date, the "CLOSING DATE").

                  SECTION 3.2 CLOSING DELIVERIES FOR VOTING PREFERRED SHARES AND WARRANTS. (a) At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Equity
Purchaser:

                  (i) stock certificates evidencing the Voting Preferred Shares, free and clear of any Encumbrances (as defined below) (other than those created by the Purchasers or under the Transaction Agreements), registered in the name of the Equity Purchaser or one or more of its nominees, in form satisfactory to the Equity Purchaser;

                  (ii) the Warrants, duly executed and free and clear of any Encumbrances (other than those created by the Purchasers or under the Transaction Agreements (as defined below));

                  (iii) a receipt for the Equity Purchase Price; and

                  (iv) the certificates and other documents required to be delivered pursuant to Section 8.1.

                  (b) At the Closing, subject to the terms and conditions hereof, the Equity Purchaser shall deliver to the Company:

                  (i) the Equity Purchase Price by wire transfer of immediately available funds to an account designated by the Company at least two business days prior to the Closing Date;

                  (ii) a receipt for the Voting Preferred Shares and the Warrants; and

                  (iii) the certificates and other documents required to be delivered pursuant to Section 8.2.

                  SECTION 3.3 Closing Deliveries for Trust Preferred Securities.(a) At the Closing; subject to the terms and conditions hereof, the Trust will deliver to the Trust Preferred Purchaser:

                  (i) certificates evidencing the Trust Preferred Securities, free and clear of any Encumbrances (other than those created by the Purchasers or under the Transaction Agreements), registered in the name of the Trust Preferred Purchaser or one or more of its nominees, in form satisfactory to the Trust Preferred Purchaser; and

                  (ii) a receipt for the Trust Preferred Purchase Price; and

                  (iii) the certificates and other documents required to be delivered pursuant to Section 8.1.

                  (b) At the Closing, subject to the terms and conditions hereof, the Trust Preferred Purchaser shall deliver to the Trust:

                  (i) the Trust Preferred Purchase Price by wire transfer of immediately available funds to an account designated by the Trust at least two business days prior to the Closing Date; and

                  (ii) a receipt for the Trust Preferred Securities.

                  (iii) the certificates and other documents required to be delivered pursuant to Section 8.2.

                  SECTION 3.4 ADJUSTMENTS. To the extent not reflected in the adjustment provisions in the Warrants, the exercise price of the Warrants and the number of Warrant Shares into which the Warrants are exercisable shall be adjusted to reflect any stock splits, cash (other than ordinary quarterly cash dividends) or noncash dividends (including any dividend or other distribution of the capital stock of any Subsidiary (as defined in Section 10.1) of the Company to the shareholders of the Company), recapitalizations, mergers, combinations, distributions, issuances, reclassifications, exchanges, substitutions or other similar adjustments with respect to the capital stock of the Company, or sales of shares of Common Stock below fair market value of such capital stock, which occur after the date hereto, in each case consistent with the adjustment provisions relating to the Warrants as set forth in the form of Warrant attached hereto as Exhibit B.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company and Trust, jointly and severally, hereby represent and warrant to the Purchasers as follows:

                  SECTION 4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION OF THE COMPANY. The Company and each of DP&L (as defined below), Miami Valley Insurance Company, a Vermont corporation ("MIAMI VALLEY"), MVE, Inc., an Ohio corporation ("MVE"), and any Significant Subsidiary (as defined in Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES

ACT")) of the Company (collectively, the "MATERIAL SUBSIDIARIES") is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Warrants, the Guarantee, the Subordinated Debentures, the Indenture, the Amended and Restated Trust Agreement to be substantially in the form of Exhibit F attached hereto (the "Trust Agreement"), the Securityholders and Registration Rights Agreement in the form of Exhibit G attached hereto (the "SECURITYHOLDERS AGREEMENT") and the advisory agreement in the form of Exhibit H attached hereto (collectively, the "TRANSACTION AGREEMENTS"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Company and each of the Material Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities and of the properties owned or operated by it makes such qualification necessary, except for any such failures to be so qualified, authorized or in good standing, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company has delivered to the Purchasers complete and correct copies of its Articles and Regulations (the "REGULATIONS") and the articles of incorporation and regulations (or other equivalent organizational documents) of each of the Material Subsidiaries, in each case as amended to the date of this Agreement.

                  For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby other than any effect resulting from (i) changes in the electricity or gas markets generally, (ii) the public announcement of this Agreement and the transactions contemplated hereby and (iii) changes in economic conditions or securities markets generally.

                  SECTION 4.2 ORGANIZATION, GOOD STANDING AND QUALIFICATION OF THE TRUST. The Trust has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business, and the Trust has conducted no business to date other than as contemplated by this Agreement, and it will conduct no business in the future that would be inconsistent with the Trust Agreement and the transactions contemplated by the Transaction Agreements; the Trust is not a party to or bound by any agreement or instrument other than this Agreement and the Original Trust Agreement (as defined in the Trust Agreement); as of the Closing, the Trust will not be a party to or bound by any agreement or instrument other than this Agreement and the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and this Agreement; the Trust has no material liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Original Trust Agreement and the Trust Agreement; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature. The Trust has all requisite power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Trust has provided to the Purchasers a complete and correct copy of its organizational documents.

                  SECTION 4.3 SUBSIDIARIES. (a) The only direct or indirect Subsidiaries of the Company are those listed on Schedule 4.3(a). All the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and (other than the DP&L Preferred Stock (as defined in Section 4.4(b))) are owned (of record and beneficially) by the Company, by another Subsidiary (wholly owned) of the Company or by the Company and another such Subsidiary (wholly owned), in each case as identified on Schedule 4.3(a), free and clear of all Encumbrances. For purposes of this Agreement, "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease, claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

                  (b) Except for the ownership interests listed on Schedules 4.3(a) and the Financial Assets referred to in Section 4.23, the Company does not own directly or indirectly any material amount of capital stock, membership interests, security or other interest in any other Person, and except pursuant to existing agreements entered into with respect to the Financial Assets referred to in Section 4.23, neither the Company nor any of its Subsidiaries has any written or, to the knowledge of the Company, oral understanding or agreement to provide any material funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

                  SECTION 4.4 CAPITALIZATION; VOTING RIGHTS. (a) The authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, (ii) 8,000,000 shares of preferred stock, no par value per share, of which no shares are outstanding but of which 1,200,000 shares have been designated as Series A Preferred Shares and reserved for issuance upon exercise of the Rights (as defined in the Rights Agreement (as defined below)) distributed to the holders of Common Stock pursuant to the Rights Agreement dated as of December 3, 1991 (the "RIGHTS AGREEMENT") between the Company and The First National Bank of Boston, as Rights Agent). There are (i) 158,682,304 shares of Common Stock issued and outstanding (not including 5,922,807 shares held in the treasury of the Company, but including 7,059,825 shares held in the Company's Employee Stock Ownership Plan (the "ESOP") and 2,303,844 shares held in a grantor trust(s) in connection with The Dayton Power and Light Company Management Stock Incentive Plan (the "MSIP"), The Dayton Power and Light Company Key Employees Deferred Compensation Plan, The Dayton Power and Light Company Supplemental Executive Retirement Plan, The Dayton Power and Light Company 1991 Amended Directors' Deferred Compensation Plan and The Dayton Power and Light Company Directors' Deferred Stock Compensation Plan (collectively, the "DEFERRED STOCK PLANS")), (ii) 902,490 authorized but unissued shares reserved for issuance pursuant to the Company's Dividend Reinvestment Plan (the "DRIP") and (iii) options representing in the aggregate the right to purchase up to 6,650,000 shares of Common Stock (collectively, the "COMPANY STOCK OPTIONS") under the Company's Stock Option Plan (the "STOCK OPTION PLAN") and, together with the ESOP, DRIP and the Deferred Stock Plans, the "COMPANY STOCK PLANS") (other than any issuance of Common Stock after the date hereof (A) upon the exercise of Company Stock Options, (B) in connection with the DRIP and (C) pursuant to the Deferred Stock Plans in the ordinary course of business consistent with past practice). All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

                  (b) The authorized capital stock of The Dayton Light & Power Company, an Ohio corporation ("DP&L"), consists of (i) 50,000,000 common shares, par value $.01 per share (the "DP&L COMMON STOCK"), (ii) 4,000,000 preferred shares, par value $100 per share (the "PREFERRED STOCK ($100 PAR VALUE)"), of which 93,280 shares have been designated as Preferred Stock, 3.75% Series A, Cumulative (the "SERIES A STOCK"), 69,398 shares have been designated as Preferred Stock, 3.75% Series B, Cumulative (the "SERIES B STOCK"), and 65,830 shares have been designated as Preferred Stock, 3.90% Series C, Cumulative (the "SERIES C STOCK"), and (iii) 4,000,000 preferred shares, par value $25 per share (the "PREFERRED STOCK ($25 PAR VALUE)"). There are (i) 41,172,173 shares of DP&L Common Stock issued and outstanding, all of which are owned beneficially and of record by the Company, free and clear of all Encumbrances, (ii) 228,508 shares of Preferred Stock ($100 par value) issued and outstanding, of which 93,280 shares are Series A Stock, 69,398 shares are Series B Stock and 65,830 shares are Series C Stock (collectively, the "DP&L PREFERRED STOCK") and (iii) no shares of Preferred Stock ($25 par value) issued and outstanding. All outstanding shares of capital stock of DP&L are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights. None of the Company, DP&L or any other Subsidiary of the Company has redeemed, purchased or otherwise acquired any Preferred
Stock ($100 par value) or Preferred Stock ($25 par value) since January 1, 1995.

                  (c) There are no outstanding bonds, debentures, notes or other Indebtedness (as defined below) or debt securities of the Company or any of its Subsidiaries having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the shareholders of the Company or any of its Subsidiaries may vote.

                  (d) Except as set forth in paragraphs (a) and (b) above, there are no issued, outstanding or authorized securities (including securities convertible into or exchangeable for shares of capital stock or other equity or voting securities) of the Company or DP&L or the Trust (other than, at the Closing, the Trust Preferred Securities and Trust Common Securities) and there are no options, warrants, calls, rights (including "phantom" stock or stock appreciation rights), commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Material Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Material Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of the Material Subsidiaries or obligating the Company or any of the Material Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than pursuant to the Company Stock Plans and the DP&L Preferred Stock pursuant to the Articles of Incorporation of DP&L, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of the Material Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of the Material Subsidiaries or other agreements or arrangements with or among any securityholders of the Company or any of the Material Subsidiaries with respect to securities of the Company or any of the Material Subsidiaries. Except as set forth above, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Common Stock or other securities of the Company or any of the Material Subsidiaries under the Securities Act.

                  SECTION 4.5 AUTHORIZATION AND SALE OF SECURITIES. (a) The issuance and sale pursuant to the Transaction Agreements of the Voting Preferred Shares, Warrants (including the Warrant Shares) and Trust Preferred Securities is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived. Subject to obtaining any approvals set forth on Schedule 4.5(a), if necessary, the Warrants will be exercisable for Warrant Shares in accordance with the terms of the Form of Warrant attached hereto as Exhibit B, the Warrant Shares have been duly and validly authorized and reserved for issuance and when the Warrant Shares are issued in accordance with the provisions of this Agreement, the Articles, the Regulations and the Warrants, such Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, will be delivered to the Equity Purchaser free and clear of all Encumbrances (other than those created by the Purchasers or under the Transaction Agreements) and will have the rights, preferences, privileges and restrictions set forth in the Articles. Upon the filing of the Certificate of Amendment, the Voting Preferred Shares will be, and, at the Closing, the Trust Preferred Securities will be, duly and validly authorized and when the Voting Preferred Shares and the Trust Preferred Securities are issued in accordance with the provisions of this Agreement, the Certificate of Amendment, the Trust Agreement, the Articles or the Regulations, as the case may be, such Voting Preferred Shares or Trust Preferred Securities will be duly authorized, validly issued, fully paid and nonassessable, will be delivered to the applicable Purchaser free and clear of all Encumbrances (other than those created by the Purchasers or under the Transaction Agreements) and will have the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment, the Trust Agreement or the Articles, as the case may be.

                  (b) The Trust Common Securities have been duly authorized by the Trust, and upon delivery by the Trust to the Company against payment therefor as set forth in the Trust Agreement will be duly and validly issued undivided beneficial interests in the assets of the Trust; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights and, at the Closing, all of the issued and outstanding Trust Common Securities will be directly owned by the Company free and clear of all Encumbrances.

                  (c) The Subordinated Debentures, when issued, authenticated and delivered as provided in the Indenture and this Agreement, will be entitled to the benefits of the Indenture.

                  (d) The Certificate of Amendment has been duly authorized by all necessary corporate and any necessary stockholder action and, on the Closing Date, will have been duly executed by the Company and filed with the Secretary of State of the State of Ohio.

                  SECTION 4.6 AUTHORIZATION; BINDING OBLIGATIONS OF THE COMPANY. The Company has the requisite corporate and other power and authority to execute and deliver the Transaction Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each of the other Transaction Agreements when executed as of the Closing will be, duly and validly executed and delivered by the Company and this Agreement constitutes, and each of the other Transaction Agreements when executed as of the Closing will constitute, a legal, valid and binding obligation of the Company, in each case, enforceable against the Company in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as the enforceability thereof may be limited by considerations of public policy.

                  SECTION 4.7 AUTHORIZATION; BINDING OBLIGATIONS OF THE TRUST. The Trust has the requisite power and authority to execute and deliver the Transaction Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements to which it is party by the Trust and the consummation by the Trust of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Trust. This Agreement has been, and the other Transaction Agreements to which the Trust is a party when executed as of the Closing will be, duly and validly executed and delivered by the Trust and this Agreement constitutes, and the other Transaction Agreements to which the Trust is a party when executed as of the Closing will constitute, a legal, valid and binding obligation of the Trust, in each case, enforceable against the Trust in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as the enforceability thereof may be limited by considerations of public policy.

                  SECTION 4.8 SEC REPORTS; FINANCIAL STATEMENTS; OTHER FILINGS.
(a) Each of the Company and DP&L has each filed with the U.S. Securities and Exchange Commission (the "SEC") all material forms, reports, schedules, statements and other documents (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC REPORTS") required to be filed by the Company and DP&L with the SEC since January 1, 1998 (other than pursuant to PUHCA (as defined below)). As of its date of filing, each SEC Report complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act, and the rules and regulations promulgated thereunder and none of such SEC Reports (including any and all financial statements included therein) contained when filed or (except to the extent revised or superceded by a subsequent filing with the SEC publicly available prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including the notes thereto) included in the SEC Reports (the "SEC FINANCIAL STATEMENTS") complied as to form, as of its date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles as applied on a consistent basis by the Company ("GAAP") during the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of Company or DP&L, as the case may be, and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  (c) All material filings, required to be made by the Company or any of its Subsidiaries since January 1, 1997, under the Federal Power Act, as amended (the "POWER ACT"), the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), have been filed with the Federal Energy Regulatory Commission (the "FERC"), the SEC, the Department of Energy (the "DOE") or the appropriate governmental authority (including the Public Utility Commission of Ohio (" PUCO")), as the case may be, including all material written forms, statements, reports, agreements and all material documents, exhibits, amendments and supplements pertaining thereto, as well as all material rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the relevant statute and the rules and regulations thereunder and none of such filings as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 4.9 AGREEMENTS. There are no contracts directly restricting the payment of dividends or other distributions upon, or the redemption or repayment of, the Voting Preferred Shares, the Subordinated Debentures or the Trust Preferred Securities or the exercise of the Warrants.

                  SECTION 4.10 ABSENCE OF CERTAIN CHANGES. (a) Except as disclosed on Schedule 4.10(a) or as set forth in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1998, no event, change or circumstance has occurred which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed on Schedule 4.10(b) or as set forth in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1998, the Company and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course consistent with their past practices (other than any such failures to so carry on that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole and other than any actions taken to comply with the electricity deregulation laws of the State of Ohio).

                  SECTION 4.11 TITLE TO PROPERTIES AND ASSETS; LIENS; CONDITION. Except as set forth on Schedule 4.11, the Company and each of its Subsidiaries have good and marketable title to their respective material properties and assets, including those properties and assets (the "TENANCIES IN COMMON") indicated on Schedule 4.11 which constitute all of the material tenancy in common interests of the Company and its Subsidiaries, and good title to their respective material leasehold estates, in each case free and clear of any Encumbrance, other than Permitted Encumbrances. The Company and each of its Subsidiaries are in compliance with all material terms of each lease and each agreement with respect to the Tenancies in Common to which they are a party or are otherwise bound, all such leases and other agreements are valid, binding and in full force and effect and all material properties, equipment and systems of the Company and its Subsidiaries are in good repair, working order and condition and are in material compliance with all applicable standards and rules imposed (i) by any governmental agency or authority in which such properties, equipment and systems are located and (ii) under any agreements with customers, except for any such failures to be in compliance, valid, binding or in force and effect or to be in good repair, working order or condition which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  For purposes of this Agreement, "PERMITTED ENCUMBRANCES" means (i) any statutory liens for current taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, none of which contested matters is material, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or its Subsidiaries or the validity or amount of which are being contested in good faith by appropriate proceedings, none of which contested matters is material, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use of the assets and properties of the Company and its Subsidiaries, (iv) all exceptions, restrictions, easements, charges, rights of way and other Encumbrances set forth in any State, local or municipal franchise under which the business of the Company and its Subsidiaries is conducted which do not materially interfere with the present use of the assets and properties of the Company and its Subsidiaries and (v) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the assets and properties of the Company and its Subsidiaries and, individually or in the aggregate, would not reasonably be expected to create a Material Adverse Effect.

                  SECTION 4.12 COMPLIANCE WITH LAW; OTHER INSTRUMENTS. (a) Except as disclosed on Schedule 4.12, neither the Company nor any of its Subsidiaries (i) is in violation of or in default under (A) the Articles or Regulations or the organizational documents of any Subsidiary of the Company or
(B) any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award (each, an "ORDER") or any statute, law, ordinance, rule or regulation (each, a "LAW") and
(ii) has received any notice of a pending investigation or review and, to the knowledge of the Company, no investigation or review is in process or threatened by any governmental authority with respect to any violation or alleged violation of any Order or Law, except, in the case of the foregoing clauses (i) (B) and (ii), where such violation, default, investigation or review would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b)   Subject to obtaining any approvals set forth on
Schedule 4.5(a), if necessary, and except as noted on Schedule 4.12(b), the execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby (including the Stock Repurchase (as defined herein)), will not result in
(i) (A) any violation of, or be in conflict with or constitute a default (with or without notice or lapse of time or otherwise) under, the Articles or Regulations or the organizational documents of any Subsidiary of the Company,
(B) any violation of, or be in conflict with or constitute a default (with or without notice or lapse of time or otherwise) under, any term or provision of, or any right of termination, cancellation or acceleration arising under, any indenture, mortgage, deed of trust, loan agreement credit agreement, note, note purchase agreement, bond, security agreement, rate, rate schedule, tariff, utility service agreement, lease or other agreement, instrument or obligation applicable to the Company or any of its Subsidiaries or their respective properties or assets, or cause any liabilities or additional fees to be due thereunder, (C) any violation under any Order or Law applicable to the Company or any of its Subsidiaries, their respective businesses or operations or any of their respective assets or properties or (D) result in the imposition of any Encumbrance on the business or properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (B), (C) and (D), where such violation, conflict, default, termination, cancellation, acceleration, liabilities, fees or imposition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Subject to obtaining any approvals set forth on Schedule 4.5(a), if necessary, none of the execution and delivery of this Agreement and the other Transaction Agreements, the consummation of the transactions contemplated hereby and thereby or the performance of the obligations of the Company hereunder and thereunder will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit (as defined below) applicable to the Company or any of its Subsidiaries, their respective businesses or operations or any of their respective assets or properties, except where such suspension, revocation, impairment, forfeiture or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "PERMITS" means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental authorities and all industry or other non-governmental self-regulatory organizations.

                  (d) Assuming the accuracy of the representations and warranties of the Purchasers contained in Sections 5.5 and 6.5 and subject to obtaining any approvals set forth on Schedule 4.5(a), if necessary, no declaration, filing or registration with, or notice to or authorization, consent or approval (collectively "GOVERNMENTAL APPROVALS") of any governmental authority is necessary for the execution and delivery of this Agreement or any of the other Transaction Agreements by the Company or the Trust or the consummation by the Company or the Trust of the transactions contemplated hereby or thereby, except as may be required pursuant to the HSR Act (as defined below) and except for any such failures to obtain any such Governmental Approvals which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (it being understood that references in this Agreement to "obtaining" the foregoing declarations, filings, notices, authorizations, consents or approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                  SECTION 4.13 LITIGATION. Except as set forth on Schedule 4.13, there is no claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or, to the knowledge of the Company, investigation, by or before any governmental authority (an "ACTION") pending or, to the knowledge of the Company, threatened against the Company, any of the its Subsidiaries or any of its properties or assets (including with respect to any Company Plan (as defined below)) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Company's Subsidiaries is a party or subject to the provisions of any Order of any court or governmental authority which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.14 TAX MATTERS. (a) (i) All material Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries have been duly filed, (ii) all material Taxes of the Company and its Subsidiaries due and payable, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full, and (iii) there are no liens for material Taxes on any asset of the Company or any of its Subsidiaries other than, in each case, for current Taxes not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings.

                  (b) For purposes of this Agreement, (i) "TAXES" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto, and (ii) "TAX RETURN" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

                  SECTION 4.15 ENVIRONMENTAL AND SAFETY LAWS. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) Except as set forth on Schedule 4.15(a), neither the Company nor any Subsidiary of the Company nor any of the Company's properties, assets or operations has failed to comply in any material respect with any Environmental Laws (as defined below).

                  (b) Except as set forth on Schedule 4.15(b), neither the Company nor any Subsidiary of the Company has Released (as defined below), generated or disposed of any Hazardous Substance (as defined below) in a manner which could reasonably be expected to give rise to a material liability under or relating to any Environmental Laws.

                  (c)Except as set forth on Schedule 4.15(c), there is no claim under or relating to Environmental Laws pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its respective properties or assets or against any other Person whose liability for any environmental claim the Company or any of their Subsidiaries has retained or assumed either contractually or by operation of law. Except as would not reasonably be expected to give rise to a material liability under or relating to any Environmental Laws, no real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries has been impacted by any Release or threatened Release of any Hazardous Substance.

                  (d) To the knowledge of the Company, the Company has disclosed to the Purchasers all material facts which the Company reasonably believes form the basis of a material cost to or liability of the Company or any of its Subsidiaries arising from (i) the costs of pollution control equipment currently required or known to be required in the future, (ii) current remediation costs or remediation costs known to be required in the future or (iii) any other environmental matter affecting the Company, any of its Subsidiaries or its properties or assets which would have, or which the Company reasonably believes would have, a material cost to or liability of the Company or any of its Subsidiaries.

                  (e) For purposes of this Agreement, (i) "ENVIRONMENTAL LAWS" means all applicable federal, foreign, state, local or municipal Laws or Orders or other legally binding requirements relating to pollution or the protection of human health or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601, et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the Clean Air Act, 42 U.S.C.
Section 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., (ii) "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws, or any other substance that could result in liability under any Environmental Laws, and (iii) "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (including the abandonment or discarding of barrels, containers and other receptacles).

                  SECTION 4.16 OFFERING VALID FOR VOTING PREFERRED SHARES AND WARRANTS. Assuming the accuracy of the representations and warranties of the Equity Purchaser contained in Section 5.2 hereof, the offer, sale and issuance of the Voting Preferred Shares and the Warrants will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  SECTION 4.17 OFFERING VALID FOR TRUST PREFERRED SECURITIES. Assuming the accuracy of the representations and warranties of the Trust Preferred Purchaser contained in Section 6.2 hereof, the offer, sale and issuance of the Trust Preferred Securities will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  SECTION 4.18 EMPLOYEE BENEFIT PLANS. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Plan (as defined below) has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA (as defined below), the Code and other applicable laws, rules and regulations and neither the Company nor any of its Subsidiaries has incurred or is reasonably likely to incur, directly or by reason of its affiliation with any member of its "Controlled Group" (within the meaning of Code sections 414(b), (c), (m) or (o)), any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable law, rule and regulations. For the purposes of this Agreement, "COMPANY PLANS" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any present or former director or employee of the Company or its Subsidiaries has any present or future right to benefits and under which the Company or its Subsidiaries has any present of future liability.

                  (b) As of the Closing Date, no Company Plan will exist that could result in the payment to any present or former director or employee of the Company or its Subsidiaries of any money or other property or the acceleration or provision of any other rights or benefits to any present or former director or employee of the Company or its Subsidiaries as a result of the transactions contemplated by the Transaction Agreements, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G; PROVIDED, HOWEVER, that in no event will the transactions contemplated by the Transaction Agreements constitute a "change of control" for purposes of any outstanding Company Stock Options or shares of Common Stock granted pursuant to the Company Stock Plans.

                  (c) The Company, the Board of Directors of the Company and the Compensation Committee of the Company have taken all actions required for the approval and the adoption of the Stock Option Plan and the making of the option grants listed on Schedule 4.18(c) and the revision of the MSIP to provide that, for each management recipient of an option grant listed on Schedule 4.18(c), the recipient will not receive payments under the MSIP with respect to such number of stock incentive units thereunder equal to one third (1/3) of the number of option grants listed on Schedule 4.18(c) prior to January 1, 2005 (except in certain change of control circumstances), and the Board of Directors of the Company has recommended that the shareholders of the Company approve the Stock Option Plan at the next regular meeting of the shareholders of the Company.

                  SECTION 4.19 NO BROKER. Except for Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Company, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by the Transaction Agreement.

                  SECTION 4.20 DISCLOSURE. This Agreement (including all Exhibits and Schedules hereto), and the other Transaction Agreements and the other agreements and instruments contemplated to be executed and delivered by the Company or the Trust in connection with this Agreement or any of the other Transaction Agreements, taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the representations, warranties or other statements or information contained therein not misleading.

                  SECTION 4.21 REGULATION AS A UTILITY. The Company is a "holding company" (as defined in PUHCA) that is exempt from all provisions (other than Section 9(a)(2)) of the requirements of PUHCA, pursuant to the provisions of Section 3(a)(1) thereunder and in accordance with Rule 2. The Company's primary Subsidiary, DP&L, is a "public-utility company" (as defined in PUHCA) and is regulated as a public utility by the FERC under the Power Act and as a public utility by the PUCO under Ohio laws. The Company also has a Subsidiary, DPL Energy, Inc., an Ohio corporation, that holds a power marketing certificate and is regulated as a public utility by the FERC under the Power Act. Except as stated in the preceding three sentences or solely with respect to their relationship to the Company or DP&L, (i) the Company is not subject to regulation as a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "public- utility company" (as such terms are defined in PUHCA), and (ii) neither the Company nor any "subsidiary company" or "affiliate" (as such terms are defined in PUHCA) of the Company is subject to regulation as (A) a "public utility" under the Power Act, (B) a "natural gas company" under the Natural Gas Act, as amended or (C) a public utility or public service company (or similar designation) by any state in the United States or in any foreign country.

                  SECTION 4.22 RIGHTS AGREEMENT. The Company has amended the Rights Agreement (the "RIGHTS AMENDMENT") to ensure that neither a "Distribution Date" nor a "Share Acquisition Date" (in each case as defined in the Rights Agreement) will occur, and none of Purchasers or any of their respective "Affiliates" or "Associates" will be deemed to be an "Acquiring Person" (in each case as defined in the Rights Agreement), by reason of the execution and delivery of this Agreement and the other Transaction Agreements or the consummation of the transactions contemplated hereby and thereby, including any additional purchases of securities of the Company by the Purchasers or their respective Affiliates to the extent permitted by Article VII of the Securityholder's Agreement. The Rights Amendment is sufficient to render the Rights inoperative with respect to the purchase and sale of the Voting Preferred Shares and the Warrants pursuant to this Agreement, the exercise of the Warrants or any additional purchases of securities of the Company by the Purchasers or their respective Affiliates to the extent permitted by Article VII of the Securityholders Agreement. True and correct copies of the Rights Agreement and the Rights Amendment have been delivered to the Purchasers.

                  SECTION 4.23 FINANCIAL ASSETS. The Company has provided the Purchasers with a true and complete list of each Financial Asset owned by the Company or any of its Subsidiaries on the date hereof, the name of the record and beneficial owner thereof, the amount paid therefor or invested therein and the maturity date, if any. Substantially all of such Financial Assets are owned by the Company, Miami Valley or MVE and are so owned, except as disclosed in writing to the Purchasers, free and clear of all Encumbrances (other than rights of first refusal and similar encumbrances), neither the Company nor any of its Subsidiaries has any obligation or commitment to pay for, or make any investment or other contribution with respect to, any such Financial Assets or to pay for or acquire, or make any investment or other contribution with respect to, any other investments, securities or assets of a similar nature.

                  "FINANCIAL ASSETS" means all investments, securities or assets which would be included within the line item "Financial Assets" on the Company's consolidated balance sheets included in the SEC Financial Statements as if such balance sheet was prepared as of the date hereof, including private equity investments, debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any of its Subsidiaries and issued by any Person other than the Company or any of its Subsidiaries.

                  SECTION 4.24 INVESTMENT COMPANY AND INVESTMENT ADVISER. Neither the Company nor any of the Company's Subsidiaries is an "investment company" or "investment adviser" as defined in the Investment Company Act of 1940, as amended.

                  SECTION 4.25 LIMITATION ON LIABILITY. The holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                  SECTION 4.26 TAKEOVER STATUTES. Except as set forth on
Schedule 4.5(a), no "fair price", "moratorium", "control share acquisition" (including Section 1701.831 of the General Corporation Law of the State of Ohio (the "OGCL") or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Chapter 1704 of the OGCL) applicable to the Company is applicable to the transactions contemplated by the Transaction Agreements. The action of the Board of Directors of the Company in approving the Transaction Agreements and the transactions contemplated thereby is sufficient to render inapplicable to the Transaction Agreements and the transactions contemplated thereby the restrictions on "Chapter 1704 transactions" (as defined in Chapter 1704 of the OGCL) set forth in Chapter 1704 of the OGCL.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE EQUITY PURCHASER

                  The Equity Purchaser hereby represents and warrants to the Company as follows:

                  SECTION 5.1 REQUISITE POWER AND AUTHORITY. The Equity Purchaser has all requisite power and authority to execute and deliver this Agreement and the Securityholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Securityholders Agreement by the Equity Purchaser and the consummation by the Equity Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Equity Purchaser. This Agreement has been, and the Securityholders Agreement when executed as of the Closing will be, duly and validly executed and delivered by the Equity Purchaser and this Agreement constitutes, and the Securityholders Agreement when executed as of the Closing will constitute, a legal, valid and binding obligation of the Equity Purchaser, in each case, enforceable against it in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as enforceability thereof may be limited by considerations of public policy.

                  SECTION 5.2 INVESTMENT REPRESENTATIONS. The Equity Purchaser acknowledges that the Voting Preferred Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Equity Purchaser (i) is acquiring the Voting Preferred Shares, the Warrants and the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (ii) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC and (iii) acknowledges that the Voting Preferred Shares, the Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

                  SECTION 5.3 LITIGATION. There is no Action pending or, to the Equity Purchaser's knowledge, currently threatened against the Equity Purchaser which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Equity Purchaser to perform its obligations under this Agreement and the Securityholders Agreement and to consummate the transactions contemplated hereby and thereby.

                    SECTION 5.4 NO BROKER. Except for Goldman Sachs & Co. and CIBC World Markets Corp., the fees and expenses of which will be paid by the Equity Purchaser and/or its Affiliates, the Equity Purchaser has not employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by the Transaction Agreements.

                  SECTION 5.5 REGULATION UNDER PUHCA. The Equity Purchaser is not, and, immediately upon consummation of the Closing, will not be, a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "public- utility company" (as such terms are defined in PUHCA).


                                   ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF THE TRUST PREFERRED PURCHASER

                  The Trust Preferred Purchaser hereby represents and warrants to the Company and the Trust as follows:

                  SECTION 6.1 REQUISITE POWER AND AUTHORITY. The Trust Preferred Purchaser has all requisite power and authority to execute and deliver this Agreement and the Securityholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Securityholders Agreement by the Trust Preferred Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Trust Preferred Purchaser. This Agreement has been, and the Securityholders Agreement when executed as of the Closing will be, duly and validly executed and delivered by the Trust Preferred Purchaser and this Agreement constitutes, and the Securityholders Agreement when executed as of the Closing will constitute, a legal, valid and binding obligation of the Trust Preferred Purchaser, in each case enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as enforceability thereof may be limited by considerations of public policy.

                  SECTION 6.2 INVESTMENT REPRESENTATIONS. The Trust Preferred Purchaser acknowledges that the Trust Preferred Securities have not been registered under the Securities Act or under any state securities laws. The Trust Preferred Purchaser (i) is acquiring the Trust Preferred Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (ii) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC and (iii) acknowledges that the Trust Preferred Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

                  SECTION 6.3 LITIGATION. There is no Action pending, or to the Trust Preferred Purchaser's knowledge, currently threatened against the Trust Preferred Purchaser which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Trust Preferred Purchaser to perform its obligations under this Agreement and the Securityholders Agreement and to consummate the transactions contemplated hereby and thereby.

                  SECTION 6.4 NO BROKER. Except for Goldman Sachs & Co, and CIBC World Markets Corp., the fees and expenses of which will be paid by the Trust Preferred Purchaser and/or its Affiliates, the Trust Preferred Purchaser has not employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by the Transaction Agreements.

                  SECTION 6.5 REGULATION UNDER PUHCA. The Trust Preferred Purchaser is not, and, immediately upon consummation of the Closing, will not be, a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "public- utility company" (as such terms are defined in PUHCA).

                                   ARTICLE VII

                                    COVENANTS

                  SECTION 7.1  ORDINARY COURSE OF BUSINESS.

                  (a) Except as otherwise contemplated by the terms of this Agreement, during the period from the date of this Agreement to the Closing Date (the "PRE-CLOSING PERIOD"), the Company shall (i) conduct its business in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its and its Subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors, governmental authorities and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired and (iii) not take any action that could cause any representation and warranty contained in Article IV to be untrue in any material respect or cause a covenant to fail to be satisfied in any material respect.

                  (b) Without limiting the generality of the foregoing, during the Pre-Closing Period, each of the Company and its Subsidiaries shall not, without the prior written consent of the Purchasers (not to be unreasonably withheld):

                  (i) other than in accordance with the provisions of the Transaction Agreements, change the authorized number of members of the Board of Directors of the Company or DP&L or the composition of the Board of Directors of the Company or DP&L;

                  (ii) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock payable in cash, stock, property or otherwise, other than (I) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (II) dividends required to be paid on the DP&L Preferred Stock in accordance with the terms of the DP&L Preferred Stock or (III) regular quarterly dividends of the Company with respect to the Company Common Stock in an amount not to exceed the amount of the most recent regular quarterly dividend as of the date hereof, per share per quarter, or (B) effect any reorganization or recapitalization or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (iii) other than as required by the fiduciary duties of the Board of Directors of the Company under Ohio law or to comply with the electricity deregulation laws of the State of Ohio, (A) solicit or discuss with or provide information to any other Person, or enter into any agreement with respect to or consummate, any material acquisition, sale, lease, merger, consolidation, dissolution, restructuring, recapitalization or other business combination or reorganization transaction (other than in accordance with the Asset Purchase Agreement by and between DP&L, Indiana Energy, Inc. and Number-3CHK, Inc. dated December 14, 1999) or (B) enter into any proposed transaction or series of related transactions involving a Change of Control (as defined below) of the Company;

                  (iv) other than in accordance with the provisions of this Agreement or as required by Company Plans existing as of the date hereof, redeem, acquire or otherwise purchase any shares of capital stock of the Company or DP&L;

                  (v) other than pursuant to the sole action of the Company's shareholders or in accordance with the provisions of this Agreement, amend, repeal or alter the Company's Articles or Regulations;

                  (vi) take any other action specified under Section 2.4 of the Securityholders Agreement which would require the consent of the Equity Purchaser if such action were taken immediately following the Closing Date; or

                  (vii) enter into any arrangement or contract or otherwise agree or commit to take any of the foregoing actions.

                  For the purposes of this Agreement, "CHANGE OF CONTROL" means (i) any merger or consolidation with or into any other entity or any other similar transaction, whether in a single transaction or series of related transactions where (A) the shareholders of the Company immediately prior to such transaction in the aggregate cease to own at least 90% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof) or (B) any Person becomes the beneficial owner of more than 15% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof) other than any mutual fund reporting its acquisition or holding of voting power pursuant to Section 13(f) or 13(g) of the Exchange Act and whose acquisition or holding has been approved by the Board of Directors of the Company, (ii) any transaction or series of related transactions in which in excess of 15% of the Company's voting power is transferred to any Person or Group, (iii) the sale, transfer, lease, assignment, conveyance, exchange, mortgage or other disposition of all or a material portion of the assets of the Company and its Subsidiaries, or (iv) any liquidation, dissolution or winding-up of the Company.

                  (c) Except as otherwise contemplated by the terms of this Agreement, during the Pre-Closing Period, the Purchasers shall not take any action that could cause any representation and warranty in Articles V or VI to be untrue in any material respect or cause a covenant to fail to be satisfied in any material respect.

                  SECTION 7.2 ACCESS. During the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents and representatives (collectively, the "COMPANY REPRESENTATIVES") to (i) afford the officers, employees, auditors and other agents and representatives of the Purchasers (including KKR (as defined below)) (collectively, the "PURCHASER REPRESENTATIVES"), during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, (ii) furnish the Purchasers with all financial, operating and other data and information as either of the Purchasers, through the Purchaser Representatives, may from time to time reasonably request, and (iii) afford the Purchasers the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers on a regular basis. Notwithstanding the foregoing, nothing in this section shall give the Purchasers or their Affiliates any approval rights over the day-to-day activities of the Company.

                  SECTION 7.3 USE OF PROCEEDS. (a) The Company shall use $550 million, from the proceeds of the issuance and sale of the Voting Preferred Shares, the Warrants and the Subordinated Debentures (the "PROCEEDS") and/or from other sources of funds available to the Company for the repurchase of shares of Common Stock (the "STOCK REPURCHASE"); provided that the Stock Repurchase, together with any other repurchases of shares of Common Stock in connection or contemporaneous with the transactions contemplated hereby, shall be effected so as not to cause at any time the Warrants on an as-converted basis, together with the Voting Preferred Shares, to constitute in excess of 19.9% of the voting securities of the Company.

                  (b) The Trust shall use the proceeds from the issuance and sale of the Trust Preferred Securities and the Trust Common Securities for the purchase of Subordinated Debentures.

                  SECTION 7.4 EFFORTS. (a) Each party hereto agrees to use commercially reasonable efforts to take any and all actions required in order to consummate the transactions contemplated in this Agreement and the other Transaction Agreements.

                  (b) The Company agrees to take, and will cause its Subsidiaries and the Company Representatives to take, all reasonably necessary actions and provide all reasonably necessary cooperation as the Purchasers may reasonably request in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents.

                  SECTION 7.5 NOTIFICATION OF CERTAIN MATTERS. (a) During the Pre-Closing Period, the Company shall give prompt notice to the Purchasers of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to (i) cause any representation or warranty contained in Article IV to be untrue in any material respect, (ii) cause the Company to fail to comply with or satisfy in any material respect any covenant or agreement under this Agreement or (iii) have a Material Adverse Effect.

                  (b) During the Pre-Closing Period, the Purchasers shall give prompt notice to the Company of the occurrence or non-occurrence of any event known to the Purchasers the occurrence or non-occurrence of which would reasonably be expected to (i) cause any representation or warranty contained in Articles V or VI to be untrue in any material respect, (ii) cause the Purchasers to fail to comply with or satisfy in any material respect any covenant or agreement under this Agreement or (iii) cause the condition set forth in Section 8.1(xvi) to fail to be satisfied.

                  SECTION 7.6 RESERVATION OF SHARES. From and after the Closing, the Company shall at all times reserve and keep available for issuance the Warrant Shares.

                  SECTION 7.7 REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS. (a) Each of the parties hereto shall promptly make any and all filings which they are required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), for the sale of the Securities and Debentures and agrees to furnish the other parties hereto with such necessary information and reasonable assistance as the Purchasers may reasonably request in connection with the preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice (the "ANTITRUST DIVISION"), including any filings or notices necessary under the HSR Act. Any such actions with respect to the exercise of the Warrants shall be taken by the Company at such times as the Equity Purchaser reasonably shall so request. Each of the parties hereto shall, at its own expense, use all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to it with respect to the sale of the Securities and Debentures and shall keep the other parties hereto fully apprised of its actions with respect thereto.

                  (b) Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Agreements to which it is a party and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                  SECTION 7.8 TRANSACTION FEE. At the Closing, the Company shall pay to or at the direction of Kohlberg Kravis Roberts & Co., L.P. ("KKR") an amount of $16.5 million, reflecting, as KKR shall determine in its sole discretion, a transaction fee and expenses payable to consultants, investment bankers, accountants and counsel incurred for the benefit of the Company in connection with the issuance of the Securities and the Trust Preferred Securities. The Company shall not otherwise be responsible for any such expenses of KKR, the Purchasers or their financing sources. The fee due KKR shall be paid, at the option of KKR, (i) in cash by wire transfer of immediately available funds to an account designated by KKR at least two business days prior to the Closing Date or (ii) by the Purchasers on behalf of the Company by netting by the Purchasers of the amount due KKR from the Company against the amount due the Company from the Purchasers at the Closing.

                  SECTION 7.9 APPOINTMENT OF DIRECTORS. Prior to the Closing, the Company shall take all necessary action (i) to increase the size of the Boards of Directors of the Company and DP&L to eleven directors and to elect one designee of the senior member of the Equity Purchaser to the Boards of Directors of the Company and DP&L (the "KKR REPRESENTATIVE") effective as of the Closing and (ii) to authorize one designee of the shareholder of the Trust Preferred Purchaser to attend the meetings of the Boards of Directors of the Company and DP&L as a non-voting observer (the "KKR Observer") and to receive all materials and information that voting members of such Boards receive. Either George Roberts or Scott M. Stuart shall be the original designee of the senior member of the Equity Purchaser and the shareholder of the Trust Preferred Purchaser for the positions of either the KKR Representative or KKR Observer, respectively.

                  SECTION 7.10 CONFIDENTIALITY. (a) (i) The Purchasers shall, and shall cause the Purchaser Representatives (including KKR) to, keep confidential all information of any type, including the information received pursuant to Section 7.2 hereof, concerning the Company and its Subsidiaries and their respective businesses, assets and operations (the "CONFIDENTIAL INFORMATION", (ii) except as required by any Law or Order, the Purchasers will hold, and will cause the Purchaser Representatives (including KKR) to hold, the Confidential Information in confidence and, without the Company's prior written consent, the Purchasers will not disclose, and will cause the Purchaser Representatives not to disclose, such Confidential Information, in whole or in part, to any other Person (other than such of the Purchaser Representatives who need to know such information for the purposes of the transactions contemplated by the Transaction Agreements or monitoring and evaluating the business of the Company) and (iii) Purchasers will not use, and will cause the Purchaser Representatives not to use, the Confidential Information in any way directly or indirectly detrimental to the Company or its Subsidiaries; provided that the Purchasers shall not be responsible for any breach of any of the provisions of this Section 7.10 by any of the Purchaser Representatives who has agreed in a writing addressed to the Company to be bound by the confidentiality provisions of this Section 7.10 for a period of two years.

                  (b) Notwithstanding the foregoing, (i) the term "Confidential Information" does not include any information which (A) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Purchasers or any Purchaser Representatives, or (B) is or becomes available to the Purchasers or any Purchaser Representative on a non-confidential basis from a source other than the Company or any of its Subsidiaries; provided that such source is not known by the Purchasers to be bound by a confidentiality obligation to the Company and (ii) the Purchasers and the Purchaser Representatives may, without the prior consent of the Company, disclose the Confidential Information to any Person as is required by any Order, Law or legal or judicial process.

                  (c) Effective as of the Closing, that certain letter agreement, dated October 6, 1999, between the Company and KKR is superseded by this Section 7.10 and the confidentiality obligations contained in the Securityholders Agreement, and is of no further force or effect.

                  SECTION 7.11 CONCURRENT TRANSACTION. (a) The Trust will issue and sell the Trust Preferred Securities concurrently with the issue and sale of the Subordinated Debentures.

                  (b) The Company will purchase the Trust Common Securities concurrently with the issue and sale of the Subordinated Debentures and the issue and sale of the Trust Preferred Securities.

                  SECTION 7.12 PUBLIC ANNOUNCEMENTS. Neither the Purchasers, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with The New York Stock Exchange. In addition to the foregoing, the Purchasers and the Company will consult to the extent reasonably practicable with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statement. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

                  SECTION 8.1 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The Equity Purchaser's obligation to purchase the Voting Preferred Shares and the Warrants at the Closing and the Trust Preferred Purchaser's obligation to purchase the Trust Preferred Securities at the Closing is subject to the satisfaction (or waiver by the Purchasers), on or prior to the Closing, of the following conditions:

                         (i) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. Each of the representations and warranties of the Company and the Trust contained in this Agreement which are qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company and the Trust contained in this Agreement which are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). Each of the Company and the Trust shall have performed in all material respects all of their respective agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                        (ii) LEGAL INVESTMENT. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Securities or the Trust Preferred Securities or any of the other transactions contemplated by this Agreement and the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions (other than solely as a result of any actions of the Purchasers taken other than in accordance with the provisions of the Transaction Documents).

                       (iii) PROCEEDINGS AND LITIGATION. No Action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Securities or the Trust Preferred Securities or any of the other transactions contemplated by this Agreement or the other Transaction Agreements.

                        (iv) HSR COMPLIANCE; OTHER GOVERNMENTAL APPROVALS. All waiting periods applicable to the transactions contemplated by the Transaction Agreements under the HSR Act shall have been terminated or expired. All other Governmental Approvals necessary for consummation of the transactions contemplated by this Agreement and the other Transaction

         Agreements shall have been obtained, and no such Governmental Approvals shall contain any term or condition that the Purchasers in their reasonable discretion determine to be unduly burdensome.

                         (v) OTHER AGREEMENTS. Each of the other Transaction Agreements (including the Warrants, the Subordinated Debentures and the Trust Preferred Securities) shall have been executed and delivered by the applicable parties thereto. The Company shall have purchased the Trust Common Securities from the Trust and, simultaneously with the Closing, the Company shall have issued Subordinated Debentures in a principal amount of $567,010,325 in exchange for $517,010,325 from the Trust.

                        (vi) BOARD OF DIRECTORS. The Company shall have taken all actions required by Section 7.9 hereof.

                       (vii) TRANSACTION FEE. The Company shall have paid to KKR the transaction fee provided for in Section 7.8.

                      (viii) CHANGE OF CONTROL. No Change of Control of the Company shall have occurred after the date hereof.

                        (ix) CERTIFICATES. The Company shall have delivered to the Purchasers a compliance certificate, executed on behalf of the Company by the Chairman of the Board of Directors of the Company and the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions specified in clause (i) have been satisfied. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company, dated the Closing Date, certifying as to (A) the resolutions of the Board of Directors of the Company and the actions of the trustee of the Trust evidencing, as applicable, approval of the transactions contemplated by this Agreement and the other Transaction Agreements and the authorization of the named persons to execute and deliver this Agreement and the other Transaction Agreements and (B) certain of the officers of the Company and the trustee of the Trust, their titles and examples of their signatures. The Company shall have delivered to the Purchasers copies of all certificates, consents and approvals required in connection with the issuance of the Subordinated Debentures.

                         (x) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers as to the matters set forth on Exhibit I.

                        (xi) CERTIFICATE OF AMENDMENT. The Certificate of Amendment shall have been filed with and certified by the Secretary of State of the State of Ohio.

                       (xii) "HOLDING COMPANY" UNDER PUHCA. The Purchasers shall be reasonably satisfied that neither of them nor any of their respective affiliates (as defined in PUHCA) as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements will be a "holding company" as defined in
         Section 2(a)(7) of

         PUHCA owing to (A) any action taken or omitted to be taken by the Company or its Subsidiaries after the date hereof, (B) any change in Law enacted, or any Order issued, or any change in the interpretation of any Law or Order by the SEC arising after the date hereof or (C) any action taken by the SEC after the date hereof other than as a result of any action of the Purchasers or their Affiliates (other than in accordance with the terms of this Agreement and the transactions contemplated hereby).

                      (xiii) LISTING OF WARRANT SHARES. The Warrant Shares shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

                       (xiv) EXEMPTION FROM OGCL. The transactions contemplated by the Transaction Agreements shall have been exempted from Section 1704 (the interested stockholder provision) of the OGCL pursuant to
         Section 1704.02(A).

                        (xv) ADEQUACY OF FUNDS. The Trust Preferred Purchaser shall have received the proceeds of $230 million of financing on terms reasonably satisfactory to it in connection with the purchase of the Trust Preferred Securities.

                       (xvi) TRUST PREFERRED SECURITIES RATING. Effective as of the Closing, the Trust Preferred Securities shall have received ratings of at least Baa3 from Moody's Investors Service and BBB- from Standard & Poor's Rating Service.

                      (xvii) EMPLOYEE AGREEMENTS. Those persons specifically listed on Schedule 4.18(c) shall have agreed and consented in form and substance reasonably satisfactory to the Purchasers to the revisions to the MSIP with respect to their respective stock incentive units and to the grant of options, in each case as contemplated by Section 4.18(c) and Schedule 4.18(c).

                  SECTION 8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND TRUST. The Company's obligation to issue and sell the Voting Preferred Shares, and the Warrants at the Closing and the Company's obligation to cause the Trust, and the Trust's obligation, to issue and sell the Trust Preferred Securities at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing, of the following conditions:

                        (i) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of each of the Purchasers contained in this Agreement shall be true and correct in all material respects as of the Closing Date. Each of the Purchasers shall have performed in all material respects all of its agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                        (ii) LEGAL INVESTMENT. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Securities or the Trust Preferred Securities or any of the other transactions contemplated by this Agreement or the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions (other than solely as a result of any actions of the Company taken other than in accordance with the provisions of the Transaction Agreements).

                       (iii) PROCEEDINGS AND LITIGATION. No Action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Securities or the Trust Preferred Securities or other transactions contemplated by this Agreement or the other Transaction Agreements.

                        (iv) HSR COMPLIANCE; OTHER GOVERNMENTAL APPROVALS. All waiting periods applicable to the transactions contemplated by the Transaction Agreements under the HSR Act shall have been terminated or expired. All other Governmental Approvals necessary for consummation of the transactions contemplated by this Agreement and other Transaction Agreements shall have been obtained and no such Governmental Approval shall contain any term or condition that the Company in its reasonable discretion determines to be unduly burdensome.

                         (v) CERTIFICATES. The Purchasers shall have delivered to the Company a compliance certificate, executed on behalf of the Purchasers by an executive officer or director of each of the Purchasers, dated the Closing Date, to the effect that the conditions specified in clause (i) have been satisfied. The Purchasers shall have delivered to the Company a certificate executed by an executive officer or director of each of the Purchasers, dated the Closing Date, certifying as to (A) the resolutions of the Board of Directors or equivalent body of the Purchasers evidencing approval of the transactions contemplated by this Agreement and the Securityholders Agreements and the authorization of the named persons to execute and deliver this Agreement and the Securityholders Agreements and (B) certain of the officers or directors of the Purchasers, their titles and examples of their signatures.

                        (vi) OTHER AGREEMENTS.  The Securityholders
         Agreement shall have been executed and delivered by each of the Purchasers.

                                  ARTICLE IX

                                INDEMNIFICATION

                  SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) All of the representations and warranties contained in Article IV of this Agreement shall survive until the later of (i) the first anniversary of the Closing Date and (ii) 30 days after the Company publicly files with the SEC its Annual Report on Form 10-K for the year ended December 31, 2000, with the exceptions of the representations and warranties contained in Sections 4.1, 4.2, 4.4, 4.5 and 4.6 of this Agreement, which shall survive indefinitely.

                  (b) The representations and warranties contained in Articles V and VI of this Agreement shall survive until the later of (i) the first anniversary of the Closing Date and (ii) 30 days after the Company publicly files with the SEC its Annual Report on Form 10-K for the year ended December 31, 2000, with the exceptions of the representations and warranties contained in Sections 5.1 and 6.1 of this Agreement, which shall survive indefinitely.

                  SECTION 9.2 INDEMNIFICATION. (a) From and after the Closing Date and subject to Sections 9.1, 9.3 and 9.4, the Company and the Trust (the "PURCHASER INDEMNITORS") jointly and severally shall defend, indemnify and hold harmless the Purchasers and their respective Affiliates (including KKR and its Affiliates) and each director, officer, member, partner, employee and agent of such Persons (the "PURCHASER INDEMNITEES") against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including interest, penalties and reasonable attorneys' fees and disbursements (collectively "DAMAGES"), arising out of, resulting from or relating to:

                         (i) the breach of any representation or warranty contained in Article IV or any certificate delivered by the Company or the Trust pursuant hereto; and

                        (ii) the breach by the Company or the Trust of any covenant or agreement (whether to be performed prior to or after the Closing) contained in this Agreement or any other Transaction Agreement, or any certificate delivered by the Company or the Trust pursuant hereto or thereto.

                  (b) From and after the Closing Date and subject to Sections 9.1, 9.3 and 9.4, the Equity Purchaser and the Trust Preferred Purchaser (the "COMPANY INDEMNITORS" and, together with the Purchaser Indemnitors, the "INDEMNITORS") jointly and severally shall defend, indemnify and hold harmless the Company and the Trust and their respective Affiliates and each director, officer, member, partner, employee and agent of such Persons (the "COMPANY INDEMNITEES" and, together with the Purchaser Indemnitees, the "INDEMNITEES") against any Damages arising out of, resulting from or relating to:

                         (i) the breach of any representation or warranty contained in Articles V or VI; and

                        (ii) the breach by the Equity Purchaser or the Trust Preferred Purchaser of any covenant or agreement (whether to be performed prior to or after the Closing) contained in this Agreement or the Securityholders Agreement, or any certificate delivered by the Purchasers pursuant hereto or thereto.

                  (c) The parties acknowledge that the Purchasers shall not be entitled to make a claim for Damages based on the comparison of the Purchasers' investments in the Company or the Trust to any other investments or investment opportunities of the Purchasers (it being understood that this provision shall not in any way limit any claim hereunder based on any diminution in the value of the Purchasers' investments in the Company or the Trust, including any reduction in the market price of any securities of the Company or the Trust).

                  (d) The term "Damages" as used in this Article IX is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Article IX, but includes Damages incurred or sustained by any such Person in the absence of third party claims, and shall take into account such Person's ownership or investment in the Company or the Trust.

                  SECTION 9.3 INDEMNIFICATION AMOUNTS. (a) An Indemnitor shall not have liability under Section 9.2 until the aggregate amount of Damages theretofore incurred by the Purchaser Indemnitees or the Company Indemnitees, as applicable, exceeds an amount equal to $5,000,000, (the "DEDUCTIBLE"), in which case the Purchaser Indemnitees or the Company Indemnitees, as applicable, shall be entitled to recover all Damages, including the Damages constituting the Deductible.

                  (b) The limitations on the indemnification obligations set forth in this Section 9.3 shall not apply to any covenants or agreements of the parties in this Agreement or the other Transaction Agreements. In addition, notwithstanding the provisions of paragraph (a) above, the limitations on the indemnification obligations of the parties set forth therein shall not apply to breaches of the representations and warranties made in Sections 4.1, 4.2, 4.4, 4.5, 4.6, 5.1 and 6.1.

                  SECTION 9.4 REMEDIES EXCLUSIVE. (a) Excluding an action or proceeding for the remedy of specific performance, the remedies set forth in this Article IX and any other provision hereof providing for payments by any party shall be exclusive and in lieu of any other remedies that may be available to the Indemnitees pursuant to any statutory or common law with respect to any Damages of any kind or nature arising out of, resulting from or relating to any breach specified in Sections 9.2(a) or 9.2(b).

                  (b) Notwithstanding any other provision of this Agreement to the contrary, no Indemnitor shall have any indemnification obligation under this Article IX for any breach of its representations or warranties
(i) if (A) the action or event causing such breach arose after the date of this Agreement and prior to the Closing Date and (B) such breach does not pertain to an action, event or condition which occurred or existed prior to the date of this Agreement and which comes to the knowledge of the Indemnitor after the date of this Agreement and prior to the Closing, (ii) with respect to such breach, such Indemnitor shall have satisfied its obligations under
Section 7.4(a) and (A) in the case of the Purchaser Indemnitor, its obligations under Section 7.1(a)(iii), or (B) in the case of any Company Indemnitor, its obligations under Section 7.1(c), (iii) such Indemnitor has specifically disclosed such breach in reasonable detail to the Indemnified Party at least three business days prior to the Closing Date and (iv) solely to the extent the applicable Damages result from matters so specifically disclosed.

                  SECTION 9.5 CERTAIN LIMITATIONS. The indemnification obligations of the parties hereto for any breach of a representation and warranty described in Articles IV, V and VI of this Agreement shall survive for only the period applicable to such representations and warranties as set forth in Section 9.1 of this Agreement, and thereafter all such representations and warranties under this Agreement shall be extinguished; PROVIDED, HOWEVER, that such indemnification obligation shall not be extinguished in the event of Damages incurred as a result of an Action that was instituted or begun prior to the expiration of the survival period set forth in Section 9.1 if notified in writing to the applicable Indemnitor by the applicable Indemnitee within 30 days of such Indemnitee receiving notice thereof or with respect to any other Damages if notified in writing to the applicable Indemnitor by the applicable Indemnitee prior to the expiration of the applicable survival period set forth in
Section 9.1. Subject to the proviso at the end of the immediately preceding sentence, no claim for the recovery of such Damages may be asserted by an Indemnitee after such period.

                                   ARTICLE X

                                 MISCELLANEOUS

                  SECTION 10.1 OTHER DEFINITIONS. The following terms as used in this Agreement shall have the following meanings:

                  (a) "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so associated to the specified Person.
                  (b) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

                  (c) "GROUP" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

                  (d) "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

                  (e) "SUBSIDIARY" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner and shall include, with respect to the Company, the Trust.

                  (f) "TO THE KNOWLEDGE OF THE COMPANY" or similar expressions mean the actual knowledge of the executive officers of the Company and its Subsidiaries and, without duplication, those executive officers or other employees in charge of environmental, tax, labor, employee benefits or real estate matters, in each case after reasonable investigation and inquiry.

                  SECTION 10.2 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed in all respects by the laws of the State of New York except, in the case of the Company, to the extent that the General Corporation Law of the State of Ohio is applicable. Any suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority in a court of competent jurisdiction in the State of New York, as any party hereto may elect, and each of the Company and the Trust hereby submits to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement or the other Transaction Agreements and for any counterclaim therein.

                  SECTION 10.3 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Securities or the Trust Preferred Securities from time to time. This Agreement may not be assigned without the prior written consent of the other party, except that either of the Purchasers may assign its rights and obligations hereunder to any Affiliate or Affiliates.

                  SECTION 10.4 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto, the other Transaction Agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  SECTION 10.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified, and the rights of the parties hereunder may only be waived, upon the written consent of each of the parties hereunder.

                  SECTION 10.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Transaction Agreements shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Purchasers of any breach, default or noncompliance under this Agreement or the other Transaction Agreements or any waiver on the part of the Purchasers of any provisions or conditions of this Agreement or the other Transaction Agreements, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Transaction Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

                  SECTION 10.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below:

                  If to the Company or the Trust:

                           DPL Inc.
                           P.O. Box 8815
                           Dayton, Ohio 45401
                           Telephone: (937) 259-7214
                           Fax: (937) 259-7386
                           Attn: Stephen F. Koziar

                  with copies to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Telephone: (312) 861-2000
                           Fax: (312) 861-2200
                           Attn: Carter W. Emerson, P.C.

                  with copies to:

                           Chernesky, Heyman & Kress P.L.L.
                           10 Courthouse Plaza SW, Suite 1100
                           Dayton, OH 45402
                           Telephone: (937) 449-2800
                           Fax: (937) 449-2821
                           Attn: Richard A. Broock

                  If to the Purchasers:

                           c/o Kohlberg Kravis Roberts & Co. L.P.
                           9 W. 57th Street
                           New York, NY 10019
                           Telephone: (212) 750-8300
                           Fax: (212) 750-0333
                           Attn: Scott M. Stuart
                  with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, N.Y. 10017
                           Telephone: (212) 455-2000
                           Fax: (212) 455-2502
                           Attn: David J. Sorkin, Esq.

                  SECTION 10.9 EXPENSES. In addition to any other amounts to be paid to KKR in accordance with Section 7.8, and in addition to any other remedies available to the Purchasers, the Company shall promptly after the termination of this Agreement (in the event the Company is in material breach of this Agreement at the time of termination), reimburse the Purchasers and their respective Affiliates for all out-of-pocket expenses and fees (including fees payable to all banks and other financial institutions and all fees and expenses of their respective counsels, accountants, experts, consultants and other agents), whether incurred prior to, on or after the date hereof, in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

                  SECTION 10.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  SECTION 10.11 TERMINATION. This Agreement may be terminated by
(i) mutual agreement of the parties hereto or (ii) by the Purchasers or the Company in the event the Closing has not occurred by May 1, 2000; PROVIDED, that this termination right may not be exercised by a party whose nonperformance has delayed the Closing past such date. Upon termination of this Agreement pursuant to this Section 10.11, this Agreement shall be void and of no further force and effect and no party shall have any liability to any other party under this Agreement, except that nothing herein shall relieve any party from any liability for the breach of any of the representations, warranties, covenants and agreements set forth in this Agreement and except as contemplated by Sections 7.12, 10.9 or 10.12.

                  SECTION 10.12 NO RECOURSE. Notwithstanding any other provision of this Agreement or any rights of the Company at law or in equity, in the event of any default by the Purchasers under this Agreement or in the event of any claim by any Company Indemnitee for indemnification by any Company Indemnitor, the Company's and the Trust's remedies and any Company Indemnitee's remedies pursuant to Article IX shall be restricted to enforcement of their respective rights against the property and assets of the Purchasers (including the Securities and the Trust Preferred Securities) and no resort shall be had to (i) any of the members of the Equity Purchaser or any of the stockholders of the Trust Preferred Purchaser personally, or (ii) any property or assets of the members of the Equity Purchaser or the stockholders of the Trust Preferred Purchaser (other than the property and assets of the Purchasers).

                  SECTION 10.13 COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

                  IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                       DPL INC.


                                       By:  /s/ Allen M. Hill
                                          --------------------------------------
                                          Name: Allen M. Hill
                                          Title: President and CEO


                                       DPL CAPITAL TRUST I


                                       By:  /s/ Stephen F. Koziar, Jr.
                                          --------------------------------------
                                          Name: Stephen F. Koziar, Jr.
                                          Title: Administrative Trustee


                                       DAYTON VENTURES LLC

                                       By:  KKR 1996 Fund L.P.

                                       By:  KKR ASSOCIATES 1996 L.P., its
                                            General Partner

                                       By:  KKR 1996 GP LLC, its General Partner


                                       By:  /s/ Scott M. Stuart
                                          --------------------------------------
                                          Name: Scott M. Stuart
                                          Title: CEO


                                       DAYTON VENTURES, INC.


                                       By:  /s/ Scott M. Stuart
                                          --------------------------------------
                                          Name: Scott M. Stuart
                                          Title: President

                                                                       EXHIBIT I


                            LEGAL OPINION SUBJECTS


1. Due incorporation of the Company and DP&L and authorization to do business as currently conducted

2. Due authorization, execution and filing of amendment to articles (preferred shares)

3. Due creation and existence of the Trust and power and authority to conduct its business

4. Due authorization for issuance of voting preferred shares and debentures being issued in transaction and that, once issued, they will be validly issued and fully paid (in the case of the preferred shares) and legally binding obligations (in the case of the debentures)

5. Due authorization for issuance of common shares which may be issuable upon exercise of warrants and that, once issued, they will be validly issued, fully paid, etc.

6. Due authorization for issuance of trust preferred securities and trust common securities and that, once issued, they will be validly issued and fully paid

7. Due authorization, execution and delivery and enforceability of warrants and that warrants will be exercisable for warrant shares in accordance with their terms

8.   Neither the Company nor any subsidiary is an investment company

9. Due authorization by the Company and the Trust of transaction and due authorization, execution and delivery and enforceability of transaction documents

10. Non-contravention of transactions with organizational documents or laws or regulations

11. Declaration of trust is binding and enforceable obligation of the Company and the Trustee

12. Issuance and sale of trust preferred securities and purchase by the Trust of the Subordinated Debentures is not in violation of Certificate of Trust or Declaration of Trust or any Delaware law or regulation

                                                                       EXHIBIT A

                                     FORM OF

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                    DPL INC.

         [NAME], [TITLE], and [NAME], [TITLE], of DPL INC., a for profit corporation organized and existing under the General Corporation Law of the State of Ohio, with its principal office located in Dayton, Montgomery County, Ohio, do hereby certify that a meeting of the Board of Directors of said Corporation was duly called and held on the ___ day of __________, 2000, at which a quorum of the directors was present, and that at such meeting the following resolution amending the Articles of Incorporation of the Corporation was duly adopted as permitted by Section 1701.70(B)(1) of the Ohio Revised Code:

         RESOLVED, that Section 1 of ARTICLE FOURTH of the Articles of Incorporation is hereby amended to add the following Subsection X:

         X. There shall be a series of the Preferred Shares consisting of 6,800,000 shares and designated as "Series B Voting Preferred Shares" (the "Series B Preferred Shares") which shall have, in addition to the terms set forth elsewhere in these Articles of Incorporation, the following preferences, limitations and relative rights:

         (a) The Series B Preferred Shares shall, with respect to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, rank (i) senior to the Common Shares, and, subject to clause (d) of this Subsection X, to each other class of capital shares or series of Preferred Shares or other equity-linked security established after the date on which the first share of Series B Preferred Shares is issued by the Corporation (the "Original Issue Date"), the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Shares as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to with the Common Stock as "Junior Securities"), and (ii) on parity only with any shares of Series A Preferred Shares ("Parity Securities") issued by the Corporation in the future.

         (b)(1) The holders of outstanding shares of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are, by law, available for such payment, cumulative dividends, payable in cash, at a rate per annum, for each Series B Preferred Share, equal to 8.5% of the sum of (i) $0.01 per share (the "Original Issue Price") and (ii) all compounded accumulated and unpaid dividends on such Series B

Preferred Share from the Original Issue Date, in each case, as adjusted for any stock dividends, combinations or splits or similar events with respect to such share. Such dividends shall be paid and compounded quarterly on the first day of March, June, September and December in each year commencing with a payment on ________ __, 2000 of dividends accrued from the Original Issue Date. Each such dividend shall be payable to the holders of record of Series B Preferred Shares as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on March 1, June 1, September 1 and December 1, respectively of each year, the preceding February 15, May 15, August 15 and November 15, or such other record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

         (2) The amount of dividends payable for each full dividend period for the Series B Preferred Shares shall be computed by dividing the annual 8.5% dividend rate by four. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full dividend period, on the Series B Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year.

         (3) Dividends on the Series B Preferred Shares shall accumulate and compound quarterly whether or not the Corporation has earnings or profits, whether or not there are funds legally available for payment of such dividends and whether or not dividends are declared. Dividends will accumulate and compound quarterly to the extent they are not paid. The Corporation shall take all actions required or permitted under the General Corporation Law of Ohio to permit the payment of dividends on the Series B Preferred Shares and shall declare and pay such dividends to the extent there are funds legally available therefor.

         (4) Except as described in the next succeeding sentence, unless full cumulative dividends on all outstanding Series B Preferred Shares for all past dividends have contemporaneously been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares, then: (A) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Parity Securities; (C) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (except by conversion into or an exchange for shares of Junior Securities) by the Corporation or any entity as to which the Corporation owns, directly or indirectly, more than 50% of such entity=s stock (or similar voting interests) entitled to vote generally in the election of directors (or other governing body) (a "Subsidiary"); and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities by the Corporation or any of its Subsidiaries. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Shares, such payment shall be distributed ratably among the holders of Series B Preferred Shares based upon the aggregate accrued but unpaid dividends on the Series B Preferred Shares held by each holder. When dividends are not paid in full or consideration sufficient for such payment is not set apart, as aforesaid, all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Parity Securities.

         (5) Unless full cumulative dividends on all outstanding shares of Series B Preferred Shares for all past dividends have been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares, then: (A) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (C) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries.

         (c)(1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Securities, the holders of Series B Preferred Shares shall be entitled to be paid out of the remaining assets of the Corporation legally available for distribution with respect to each Series B Preferred Share an amount in cash equal to (A) $0.01 plus (B) any accumulated but unpaid dividends thereon (whether or not declared and whether or not funds of the Corporation are legally available for the payment of dividends), in each case as adjusted for any stock dividends, combinations or splits or similar events with respect to such share (the "Liquidation Preference").

         (2) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the full Liquidation Preference with respect to the Series B Preferred Shares and the full liquidation preference plus accumulated and unpaid dividends with respect to all other Parity Securities, the holders of the Series B Preferred Shares and the Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference in the case of the Series B Preferred Shares and the full liquidation preference plus accumulated and unpaid dividends in the case of any Parity Securities to which each is entitled.

         (d) The Corporation shall not, without the prior approval of the holders of a majority of the outstanding Voting Preferred Shares, issue any other preferred shares of the Corporation (other than the Series A Preferred Shares authorized as of the date hereof) (i) of the same class as the Series B Preferred Shares, or (ii) ranking senior to the Voting Preferred Shares.

         (e)(1) Except as set forth below in this clause (e), the Series B Preferred Shares shall not be redeemable.

         (2) The Corporation shall, from time to time, at the option of the Equity Purchaser (as defined in the Securities Purchase Agreement dated as of February 1, 2000 by and among the Corporation, DPL Capital Trust I, Dayton Ventures LLC and Dayton Ventures, Inc. (the "Securities

Purchase Agreement"), redeem such number of Series B Preferred Shares so that at no time shall the Equity Purchaser, together with its Affiliates (as defined in the Securities Purchase Agreement), own Common Shares and Series B Preferred Shares representing in excess of 4.9% of the voting power of the Corporation in the election of directors. The redemption price shall be $0.01 per share plus accumulated and unpaid dividends up to the date of redemption (the "Redemption Price."). The Corporation shall pay the Redemption Price promptly, and in any event within two (2) business days, upon receipt of a notice from the Equity Purchaser exercising the above option (the "Redemption Notice"). The Redemption Price may be paid: (i) in cash; (ii) by certified check made out to the Equity Purchaser or its designee; or (iii) by wire transfer of immediately available funds to an account designated by the Equity Purchaser in the Redemption Notice.

         (3) In the event a holder of a Warrant (as defined in the Securities Purchase Agreement) (the "Exercising Holder") wishes to exercise any Warrants that are not Excess Warrants (as defined in the Securityholders and Registration Rights Agreement, dated as of _________ __, 2000, by and among the Corporation, DPL Capital Trust I, Dayton Ventures LLC and Dayton
Ventures, Inc. (the "Securityholders Agreement")), the Corporation shall redeem simultaneously with the exercise of such Warrants an equal number of the Exercising Holders' Series B Preferred Shares for the Redemption Price. The Redemption Price may be paid: (i) in cash; (ii) by certified check made out to the Exercising Holder or its designee; or (iii) by wire transfer of immediately available funds to an account designated by the Exercising Holder.

         (4) If upon any redemption as set forth in this clause (e) above, the assets of the Corporation available for redemption are insufficient to pay the holders of the shares subject to redemption the full amounts to which they are entitled, all Series B Preferred Shares will be redeemable for cash upon demand. The Series B Preferred Shares not so redeemed shall remain outstanding and be entitled to all the powers, preferences and rights provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Preferred Shares, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem in accordance with this clause (e) which it has not redeemed.

         (5) The Corporation will not enter into any contract or agreement (whether verbal or written) restricting or impairing its ability to redeem Series B Preferred Shares in accordance with this clause (e).

         (f) ISSUANCES OF ADDITIONAL SECURITIES. Prior to the declaration, issuance or consummation of any dividend, spin-off or other distribution or similar transaction by the Corporation of the capital stock of any of its Subsidiaries to the shareholders of the Corporation, the Corporation shall cause (i) additional shares of voting preferred stock of such Subsidiary with substantially similar terms as the Series B Preferred Shares to be issued to each holder of Series B Preferred Shares so that after giving effect to such transaction each such holder shall have the same percentage voting interest in the Series B Preferred Shares and in such shares of voting preferred stock in such Subsidiary as it had in the Corporation immediately prior to such transaction and (ii) any such Subsidiary to enter into with each such holder a securityholders and registration rights agreement with substantially similar terms, conditions, covenants and governance provisions as are provided for in the Securityholders Agreement.

         IN WITNESS WHEREOF, said [NAME], [TITLE], and [NAME], [TITLE], of DPL Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names on this ______ day of __________ 2000.




                                    DPL INC.


                                    By: __________________________________
                                        Name:
                                        Title:


                                    By: __________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT B


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                 FORM OF WARRANT


                          TO PURCHASE COMMON SHARES OF


                                    DPL INC.


                         ISSUANCE DATE: ______ __, 2000





                                  NO. OF SHARES OF COMMON SHARES: ______________



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THEY MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

THIS WARRANT IS SUBJECT TO SECTION 3.3 OF A SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH SECTION 3.3 OF SUCH SECURITYHOLDERS AGREEMENT. THE HOLDER OF THIS WARRANT AGREES TO BE BOUND BY
SECTION 3.3 OF SUCH SECURITYHOLDERS AGREEMENT.

No. of Common Shares:  ____________________


                                 FORM OF WARRANT

                          TO PURCHASE COMMON SHARES OF

                                    DPL INC.

         THIS IS TO CERTIFY THAT ________________, or its registered assigns, is entitled at any time prior to the Expiration Date (as hereinafter defined), to purchase from DPL INC., an Ohio corporation (the "COMPANY"), _____________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $21.00 per share (subject to adjustment as set forth herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.


                                   ARTICLE 1.

                                  DEFINED TERMS

         SECTION 1.1 DEFINITIONS. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement. As used herein, the following terms shall have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

         "BOARD" means the Board of Directors of the Company.

         "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or Dayton, Ohio.

         "CASHLESS EXERCISE RATIO" means a fraction, the numerator of which is the excess of the Market Value per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Market Value per share of the Common Stock on the date of exercise.

         "COMMON STOCK" means the common shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXERCISE PRICE" means, at any date herein, the price at which a share of Common Stock may be purchased pursuant to this Warrant. On the date of the original issuance of this Warrant, the Exercise Price is $21.00 per share of Common Stock.

         "EXPIRATION DATE" means the twelfth anniversary of the Closing Date.

         "GROUP" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

         "HOLDER" means the duly registered holder of this Warrant under the terms hereof, including assignees thereof.

         "INDEPENDENT INVESTMENT BANKING FIRM" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

         "MARKET VALUE" means, as of any determination date, with respect to capital stock or other equity securities, the last reported sales price on the date of determination or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (i) on the principal national securities exchange on which the shares of such capital stock or other equity interest are listed or to which such shares are admitted for trading, (ii) if such capital stock or other equity interest is not listed or admitted for trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. National Market System ("NASDAQ") or any comparable system or
(iii) if such capital
stock or other equity interest is not listed on NASDAQ or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time in good faith by the Board for that purpose. In the absence of all of the foregoing, or if for any other reason the Market Value per share cannot be determined pursuant to the foregoing provisions or if the consideration to be received by the holders of Common Stock consists of evidences of indebtedness, other property, warrants, options or subscription of purchase rights, the Market Value shall be the fair market value thereof as determined by an Independent Investment Banking Firm selected by the Company and reasonably acceptable to the Holder. Subject to Section 3.10, the Company shall bear the fees and expenses of any Independent Investment Banking Firm involved in the determination of Market Value.

         "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of February 1, 2000, among the Company, DPL Capital Trust I, Dayton Ventures LLC, and Dayton Ventures, Inc.

         "SECURITYHOLDERS AGREEMENT" means the Securityholders and Registration Rights Agreement, dated as of __________ __, 2000, by and among the Company, DPL Capital Trust I, Dayton Ventures LLC, and Dayton Ventures, Inc.

         "WARRANT SHARES" means the shares of Common Stock of the Company received, or issued, as the case may be, upon exercise of the Warrants.

         "WARRANTS" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.


                                   ARTICLE 2.

                                 EXERCISE TERMS

         SECTION 2.1 EXERCISE PERIODS. At any time from and after the date of this Warrant and until 5:00 p.m., New York City time, on the Expiration Date, the Holder may exercise this Warrant, subject to required regulatory approval (other than in connection with any such exercise and contemporaneous sale by the Holder of the applicable shares of Common Stock issued upon exercise of the Warrant), if any, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

         SECTION 2.2 EXPIRATION. This Warrant shall terminate and become void as of the earlier of (i) 5:00 p.m., New York City time, on the Expiration Date and
(ii) the time and date this Warrant is exercised.

         SECTION 2.3 MANNER OF EXERCISE. (a) In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at MacGregor Park, 1065 Woodman Drive, Dayton, Ohio 45432 or at the office or agency designated by the Company pursuant to Article 6 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, (ii) subject to the succeeding paragraph, payment of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised and
(iii) this Warrant. Payment of the Exercise Price may be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose, (ii) by surrender of Warrants as set forth in subsection (b) below or (iii) by any combination of the methods specified in clauses (i) or (ii) above. The rights represented by this Warrant shall be exercisable at the election of the Holder hereof either in full at any time or in part from time to time and, in the event that this Warrant is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

         (b) In lieu of payment of the Exercise Price in cash, at the option of the Holder, as indicated on the subscription form appearing at the end of this Warrant as Exhibit A, the Holder may demand that the Company reduce the number of shares of Common Stock to be delivered to such Holder upon exercise of the Warrants then being exercised so that the Holder receives a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (ii) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with this clause (b) is herein called a "CASHLESS EXERCISE". The Holder may use the Cashless Exercise option whether or not this Warrant is being exercised in full or in part and whether or not the Holder elects to pay any portion of the aggregate Exercise Price in cash.

         SECTION 2.4 ISSUANCE OF WARRANT SHARES. Subject to Section 2.5, upon the surrender of this Warrant and payment of the per share Exercise Price (or in accordance with Section 2.3(b)), as set forth in Section 2.3, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue or cause there to be issued and deliver or cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate in the notice provided pursuant to Section 2.3, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 2.5 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the delivery of the notice provided pursuant to Section 2.3, the surrender of this Warrant and, subject to
Section 2.3(b), payment of the per share Exercise Price.

         SECTION 2.5 FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 2.5, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent. For purposes of determining the Market Value, if in accordance with such term, an Independent Investment Banking Firm would be required to be hired to determine the Market Value and but for this Section 2.5, an Independent Investment Banking Firm is not otherwise required to be retained to determine Market Value at such time, then Market Value shall be determined in good faith by the Board.

         SECTION 2.6 RESERVATION OF WARRANT SHARES. (a) The Company shall at all times on and following the Closing Date keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise in full of all outstanding Warrants. The registrar for the Common Stock shall at all times on and following the Closing Date and until the Expiration Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares of Common Stock as shall be required for such purpose. All Warrant Shares which may be issued upon exercise of this Warrant shall be duly and validly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free from all Encumbrances (as defined in the Securities Purchase Agreement), other than Encumbrances created pursuant to the Transaction Agreements or created by the Holder.

         (b) Before taking any action which would cause an adjustment pursuant to Article 3 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

         SECTION 2.7 COMPLIANCE WITH LAW. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants would require, under any other federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, at its expense.

         SECTION 2.8 PAYMENT OF TAXES. The Company shall pay all expenses in connection with, and all documentary, stamp or similar issue or transfer taxes, if any, and all other taxes and other governmental charges that may be imposed with respect to, the issue or delivery of this Warrant, and all shares of Common Stock issuable upon the exercise of this Warrant, and shall indemnify and hold the Holder and its Affiliates and the Company's directors harmless from any taxes, interest and penalties which may become payable by the Holder or its Affiliates or any such directors as a result of the failure or delay by the Company to pay such taxes. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in (a) the transfer of the Warrant or (b) the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the Holder or its Affiliates, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.


                                   ARTICLE 3.

                              ADJUSTMENT PROVISIONS

         SECTION 3.1 CHANGES IN COMMON STOCK. In the event that at any time or from time to time after the date hereof, the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock (in each case, other than a transaction to which Section 3.4 is applicable), then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 3.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         SECTION 3.2 CASH DIVIDENDS AND OTHER DISTRIBUTIONS. In case at any time or from time to time after the date hereof, the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash (other than the regular quarterly cash dividend of the Company), evidences of its indebtedness, shares of its capital stock or any other properties or securities, or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 3.1, (y) any rights, options, warrants or securities described in Section 3.3 or (z) in connection with any transaction resulting in the issuance of additional warrants pursuant to Section 3.13), then (1) the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to the record date for any such dividend or distribution by a fraction, (A) the numerator of which shall be the Market Value per share of Common Stock on the record date for such distribution, and (B) the denominator of which shall be such Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the "FAIR VALUE") (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a certified copy of which will be sent to Holders) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, options, warrants or subscription or purchase rights and (2) the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; PROVIDED, HOWEVER, that the Company is not required to make an adjustment pursuant to this Section 3.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are then exercisable. No adjustment shall be made pursuant to this Section 3.2 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

         SECTION 3.3 RIGHTS ISSUE. In the event that at any time or from time to time after the date hereof, the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Common Stock to all holders of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the subscription or purchase price per share of Common Stock or the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant prior to the record date by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and (B) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Market Value with the aggregate consideration received through the issuance of such rights, warrants, options, or convertible securities; PROVIDED, HOWEVER, that to the extent any such issuance, sale, distribution or other grant is made to the holders of the Warrants, such holders shall not be entitled to the benefit of the adjustment provided for in this
Section 3.3. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the above fraction. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities.

         If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Common Stock subject to this
Section 3.3, the consideration allocated to each such security shall be determined in good faith by a Board resolution, a certified copy of which shall be delivered to the Holder.

         SECTION 3.4 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. (a) In case the Company shall reorganize its capital or reclassify its capital stock (in each case, other than pursuant to a transaction to which Section 3.1 is applicable), consolidate or merge with or into another Person (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then, each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving entity, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event , except in the event that a Section 3.4(a) Required Regulatory Approval (as defined below) has not been obtained.

         A "Section 3.4(a) Required Regulatory Approval" shall mean any approval of the Securities and Exchange Commission required under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), with respect to the exercise of the rights of the Holder under this Section 3.4(a) which is required as a result of the Holder or any of its affiliates being subject to regulation as a "holding company" or a "subsidiary company" or an "affiliate" of a holding company or a "public utility company" (as such terms are defined under PUHCA) owing to the ownership by the Holder and its affiliates of any securities other than the Warrants or Common Stock.

         (b) In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this
Article 3.

For purposes of this Section 3.4 "common stock of the successor or acquiring Person" shall include stock of such Person of any class which is not preferred as to dividends or assets over any other class of stock of such Person and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

         SECTION 3.5 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If at any time the Company shall issue or sell any additional shares of Common Stock for gross consideration in an amount per additional share of Common Stock less than the Market Value (other than shares issued in respect of stock options granted pursuant to a plan approved by the shareholders of the Company), then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, and (2) the number of shares of Common Stock which could be purchased at such Market Value with the aggregate consideration received from the issuance or sale of the additional shares of Common Stock, and (ii) the Exercise Price shall be adjusted to equal
(A) the Exercise Price immediately prior to such issue or sale multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. For the purposes of this Section 3.5, the date as of which the Market Value per share of Common Stock shall be computed shall be the earlier of (i) the date immediately prior to the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (ii) the date immediately prior to the date of actual issuance of such additional shares of Common Stock. In the event the Company enters into a contract to acquire another Person in which transaction Common Stock is to be issued in exchange for such Person's securities based upon a floating exchange ratio, then the Common Stock to be so issued shall be deemed to have been issued on the date immediately before the date such contract is entered into and the consideration to be received therefor shall be deemed to be the value for such Common Stock derived from such ratio on such date.

         SECTION 3.6 OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Article 3 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

         SECTION 3.7 SUPERSEDING ADJUSTMENT. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 3, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; PROVIDED, HOWEVER, that no such readjustment shall (except by reason of an intervening adjustment under Section 3.1 or, if applicable, Section 3.6) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustments to the number of Warrant Shares purchasable and the Exercise Price initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 3.8 MINIMUM ADJUSTMENT. The adjustments required by the preceding Sections of this Article 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 3.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 3 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 3, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

         SECTION 3.9 OTHER PROVISIONS REGARDING ADJUSTMENTS. In the event that at any time, as a result of an adjustment made pursuant to Section 3.1 hereof, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares of capital stock so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Article 3 and the provisions contained elsewhere herein with respect to Common Stock shall apply on like terms to any such other shares.

         SECTION 3.10 CHALLENGE TO GOOD FAITH DETERMINATION. Whenever the Board shall be required to make a determination in good faith of the Fair Value of any item under this Article 3 or any determination is provided for in the last paragraph of Section 3.3, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an Independent Investment Banking Firm selected by the Company and reasonably acceptable to the Holder. The expenses of any challenge made by the Holder hereunder shall be borne by the Company only if challenge is successful, otherwise such expenses shall be borne by the Holder.

         SECTION 3.11 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Holder a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) or the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the Fair Value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock or other securities or property purchasable upon exercise of Warrants after giving effect to such adjustment.

         SECTION 3.12 NOTICE OF CERTAIN TRANSACTIONS. In the event that the Company shall resolve or agree (i) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (ii) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock, capital reorganization, merger, consolidation or disposition of all or substantially all of its assets, or (iv) to take any other action requiring any adjustment of the number of Warrant Shares subject to this Warrant or the Exercise Price, the Company shall within five (5) business days send to the Holder, a notice of such proposed action or offer, such notice to be mailed to the Holder, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other securities or property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action.

         SECTION 3.13 ISSUANCE OF ADDITIONAL WARRANTS. Prior to the declaration, issuance or consummation of any dividend, spin-off or other distribution or similar transaction by the Company of the capital stock of any of its Subsidiaries, the Company shall cause (i) additional warrants of such Subsidiary with, subject to clause (iii) below, substantially similar terms as the Warrants to be issued to the Holder or one or more of its nominees so that after giving effect to such transaction the Warrants and such warrants of such Subsidiary each represent the same percentage interest in the fully diluted number of common shares of such entity as the Warrants represented in the Company immediately prior to such transaction, (ii) any such Subsidiary to enter into a securityholders and registration rights agreement with similar terms, conditions, covenants and governance provisions as are provided for in the Securityholders Agreement with the Holder and/or its nominees, as appropriate and (iii) (A) the exercise price of the Warrants to be reduced by an amount reasonably acceptable to the Holder to reflect the value of the capital stock of the Subsidiary to be dividended, spun-off or otherwise distributed and (B) the exercise price of the additional warrants of such Subsidiary to be fixed in a manner reasonably acceptable to such Holder to reflect the amount by which the exercise price of the Warrants was reduced pursuant to clause (iii)(A) above, as adjusted to reflect any differences in the fully-diluted number of the shares of common stock of the Company and such Subsidiary.

                                   ARTICLE 4.

                       TRANSFER, DIVISION AND COMBINATION

         SECTION 4.1 TRANSFER. Subject to compliance with Section 4.5, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.3(a) or the office or agency designated by the Company pursuant to
Article 6, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and, if required, funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 4.5, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 4.5, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under Section 4.5 and Article 8.

         SECTION 4.2 DIVISION AND COMBINATION. Subject to Section 4.5, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 4.1 and with Section 4.5, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         SECTION 4.3 EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Article 4.

         SECTION 4.4 MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration or transfer of the Warrants.

         SECTION 4.5 RESTRICTION ON TRANSFER. (a) This Warrant is subject to
Section 3.3 of the Securityholders and Registration Rights Agreement and, to the extent provided for pursuant to Section 3.1 of the Securityholders Agreement, to the other terms and conditions of the Securityholders Agreement. No transfer, sale, assignment, hypothecation or other disposition of this Warrant may be made except in accordance with the provisions of Section 3.3 of the Securityholders Agreement. To the extent provided for pursuant to Section 3.1 of the Securityholders Agreement and, in any case, with respect to Section 3.3, the Holder, by acceptance of this Warrant, agrees to be bound by the applicable provisions of the Securityholders Agreement and all applicable benefits of the Securityholders Agreement shall inure to such Holder.

         (b) (i) Except as otherwise provided in this Section 4.5, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS OR THE RULES AND REGULATIONS THEREUNDER."

         (ii) Except as otherwise provided in this Section 4.5, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT."

          "THIS WARRANT IS SUBJECT TO SECTION 3.3 AND, IF APPLICABLE, SECTION
     3.1 OF A SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT MAY BE MADE EXCEPT IN COMPLIANCE WITH SECTION 3.3 OF SUCH SECURITYHOLDERS AGREEMENT. THE HOLDER OF THIS WARRANT AGREES TO BE BOUND BY SECTION 3.3 OF SUCH SECURITYHOLDERS AGREEMENT."

         (c) Notwithstanding the provisions of Section 4.5(b), (i) the Company shall deliver Warrants or certificates for Warrant Shares without the legend set forth in any such clause if the securities referred to in such clause shall have been registered under the Securities Act or if such legend is otherwise not required under the Securities Act, and if such legend has been set forth on any previously delivered certificates, such legend shall be removed from any certificates at the request of the Holder if the securities referred to in such clause have been registered under the Securities Act, or if such legend is not otherwise required under the Securities Act.

                                   ARTICLE 5.

                               LOSS OR MUTILATION

         Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity in the case of the initial Holder of this Warrant) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder (without expense to the Holder); PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.


                                   ARTICLE 6.

                              OFFICE OF THE COMPANY

         As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.


                                   ARTICLE 7.

                             LIMITATION OF LIABILITY

         No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


                                   ARTICLE 8.

                                  MISCELLANEOUS

         SECTION 8.1 NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder hereof shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder hereof such amounts as shall be sufficient to cover any reasonable costs and expenses, including reasonable attorneys' fees, including those of appellate proceedings, incurred by such Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         SECTION 8.2 FINANCIAL INFORMATION. The Company will file on or before the required date (including any permitted extensions) all required regular or periodic reports (pursuant to the Exchange Act) with the SEC and the Company will deliver to each Holder of a Warrant promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

         SECTION 8.3 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Warrant and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Holder and the Company with respect to the subject matter of this Warrant. This Warrant is not intended to confer upon any Person other than the Holder and the Company any rights or remedies.

         SECTION 8.4 AMENDMENT. This Warrant and all other Warrants may be amended with the written consent of the holders of 50% of the outstanding Warrants.

         SECTION 8.5 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail to the addresses set forth in the Securities Purchase Agreement with respect to the Company and, if applicable, the Holder or to the Holder at its last known address appearing on the books of the Company maintained for such purposes.

         The Company and any Holder by notice to the other may designate additional or different addresses for subsequent notices or communications.

         SECTION 8.6 REMEDIES. The Company and the Holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         SECTION 8.7 GOVERNING LAW. The laws of the State of New York shall govern this Warrant, except to the extent that the General Corporation Law of the State of Ohio is applicable.

         SECTION 8.8 SUCCESSORS. Subject to Section 4.5 hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Holder hereof, and shall be enforceable by any such successors and assigns.

         SECTION 8.9 HEADINGS. The headings of the Articles and Sections of this Warrant have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 8.10 SEVERABILITY. The provisions of this Warrant are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant in any jurisdiction.

         SECTION 8.11 GOVERNMENT APPROVAL NECESSARY. In order to comply with the provisions of Section 3.4(a), the Company shall use commercially reasonably efforts to obtain any authorization, consent or approval of any governmental or regulatory authority, including a Section 3.4(a) Required Regulatory Approval, necessary in order for the provisions of Section 3.4(a) to be effected. The Company agrees to comply with Section 2.8 of the Securityholders Agreement as if such provision was set forth herein.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

                                    DPL INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


Attest:


-----------------------------------
Name:
Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of [up to] ______________ Common Shares of DPL Inc., and [herewith makes payment therefor] [requests that the Company withhold the number of shares from the Common Shares receivable by the undersigned in accordance with the Cashless Exercise option specified in Section 2.3 of this Warrant(1), all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is ___________________________________ and, if such Common Shares shall not include all of the Common Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Common Shares issuable hereunder be delivered to the undersigned.



---------------------------------------
    (Name of Registered Owner)


---------------------------------------
  (Signature of Registered Owner)


---------------------------------------
       (Street Address)


---------------------------------------
 (City)     (State)      (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


------------------------
(1)    To be inserted if Cashless Exercise is requested.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Common Shares set forth below:


                                 No. of
Name and Address of Assignee     Common Shares
----------------------------     -------------



and does hereby irrevocably constitute and appoint ____________________ attorney-in-fact to register such transfer on the books of DPL Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:
      -------------------------------------------------------------------------

Name:
     ------------------------------------
                  (Print)

Signature:
          -------------------------------

Witness:
        ---------------------------------


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                               GUARANTEE AGREEMENT

                                     BETWEEN


                                    DPL INC.,
                                  AS GUARANTOR


                                       and


                              THE BANK OF NEW YORK
                              AS GUARANTEE TRUSTEE


                                   RELATING TO

                               DPL CAPITAL TRUST I


                             ----------------------


                      Dated as of _______________ __, 2000


                             ----------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----

ARTICLE I    Definitions................................................................1
    Section 1.1  Definitions............................................................1

ARTICLE II   Trust Indenture Act........................................................5
    Section 2.1    Trust Indenture Act; Application.....................................5
    Section 2.2    List of Holders......................................................5
    Section 2.3    Reports by the Guarantee Trustee.....................................6
    Section 2.4    Periodic Reports to the Guarantee Trustee............................6
    Section 2.5    Evidence of Compliance with Conditions Precedent.....................6
    Section 2.6    Events of Default; Waiver............................................6
    Section 2.7    Event of Default; Notice.............................................6
    Section 2.8    Conflicting Interests................................................7

ARTICLE III  Powers, Duties and Rights of the Guarantee Trustee.........................7
    Section 3.1    Powers and Duties of the Guarantee Trustee...........................7
    Section 3.2    Certain Rights of Guarantee Trustee..................................9
    Section 3.3    Compensation; Indemnity; Fees.......................................11

ARTICLE IV   Guarantee Trustee.........................................................12
    Section 4.1    Guarantee Trustee; Eligibility......................................12
    Section 4.2    Appointment, Removal and Resignation of the Guarantee Trustee.......12

ARTICLE V    Guarantee.................................................................13
    Section 5.1    Guarantee...........................................................13
    Section 5.2    Waiver of Notice and Demand.........................................13
    Section 5.3    Obligations Not Affected............................................14
    Section 5.4    Rights and Obligations of Holders...................................15
    Section 5.5    Guarantee of Payment................................................15
    Section 5.6    Subrogation.........................................................15
    Section 5.7    Independent Obligations.............................................15

ARTICLE VI   Covenants and Subordination...............................................16
    Section 6.1    Subordination.......................................................16
    Section 6.2    Pari Passu Guarantees...............................................16

ARTICLE VII  Termination...............................................................16
    Section 7.1    Termination.........................................................16


                                       i--


ARTICLE VIII Miscellaneous.............................................................17
    Section 8.1    Successors and Assigns..............................................17
    Section 8.2    Amendments..........................................................17
    Section 8.3    Notices.............................................................17
    Section 8.4.  Benefit..............................................................18
    Section 8.5.  Governing Law........................................................18
    Section 8.6.  Counterparts.........................................................18


                                      ii--

         GUARANTEE AGREEMENT, dated as of _______ __, 2000, between DPL INC., an Ohio corporation (the "GUARANTOR"), having its principal office at Courthouse Plaza Southwest, Dayton, Ohio, 45402 and The Bank of New York, a national banking association, as trustee (the "GUARANTEE TRUSTEE"), for the benefit of the Holders (as defined herein) from time to time of the Trust Securities (as defined herein) of DPL Capital Trust I, a Delaware statutory business trust (the "ISSUER TRUST").

                           RECITALS OF THE CORPORATION

         Whereas, pursuant to an Amended and Restated Trust Agreement, dated as of __________ __, 2000, among DPL, Inc., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York as Delaware Trustee, and the Administrative Trustees named therein, the Issuer Trust is issuing $550,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its 8.5% Capital Securities (liquidation amount $25.00 per capital security) (the "CAPITAL SECURITIES"), representing undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement; and

         Whereas, the Capital Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor, which Debentures will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

         Whereas, as an incentive for the Holders to purchase Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Trust Securities the Guarantee Payments (as defined herein) on the terms and conditions set forth herein.

         Now, Therefore, in consideration of the purchase of Trust Securities by each Holder, which purchase the Guarantor hereby acknowledges will benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS.

         For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

         (d) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Guarantee Agreement; and

         (e) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "BOARD OF DIRECTORS" means the board of directors of the Guarantor or the Executive Committee of the board of directors of the Guarantor (or any other committee of the board of directors of the Guarantor performing similar functions) or a committee designated by the board of directors of the Guarantor (or such committee), comprised of two or more members of the board of directors of the Guarantor or officers of the Guarantor, or both.

         "CAPITAL SECURITIES" has the meaning specified in the recitals to this Guarantee Agreement.

         "COMMON SECURITIES" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

         "EVENT OF DEFAULT" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

         "GUARANTEE AGREEMENT" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Trust Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Trust Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time; (ii) the Redemption Price (as defined in the Trust Agreement) with respect to any Trust Securities called for redemption by the Issuer Trust, to the extent the Issuer Trust shall have funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, unless Debentures are distributed to the Holders, the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) with respect to the Trust Securities, and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer Trust after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

         "GUARANTEE TRUSTEE" means The Bank of New York, solely in its capacity as Guarantee Trustee and not in its individual capacity, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

         "GUARANTOR" has the meaning specified in the first paragraph of this Guarantee Agreement.

         "HOLDER" means any Holder (as defined in the Trust Agreement) of any Trust Securities; PROVIDED, HOWEVER, that in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder, "HOLDER" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee; and PROVIDED FURTHER, that in determining whether the Holders of the requisite liquidation amount of Trust Securities have voted on any matter provided for in this Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Trust Securities remain in the form of one or more Global Certificates (as defined in the Trust Agreement), the term "Holders" shall mean the holder of the Global Certificate acting at the direction of the beneficial holders of the Trust Securities.

         "INDENTURE" means the Junior Subordinated Indenture, dated as of ________ , 2000, between DPL Inc. and The Bank of New York, as trustee, as the same may be modified, amended or supplemented from time to time pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Trust Agreement) of the Issuer Trust.

         "ISSUER TRUST" has the meaning specified in the first paragraph of this Guarantee Agreement.

         "LIST OF HOLDERS" has the meaning specified in Section 2.2(a).

         "MAJORITY IN LIQUIDATION AMOUNT OF THE TRUST SECURITIES" means, except as provided by the Trust Indenture Act, Trust Securities representing more than 50% of the aggregate Liquidation Amount (as defined in the Trust Agreement) of all Trust Securities then Outstanding (as defined in the Trust Agreement).

         "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of the Guarantor, the President, one of the Vice Presidents, or the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Guarantor, and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement by each officer signing the Officer's Certificate that such officer has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, business trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "RESPONSIBLE OFFICER" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Office of the Guarantee Trustee and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "SUCCESSOR GUARANTEE TRUSTEE" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of the Issuer Trust referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this Guarantee Agreement was executed; PROVIDED, HOWEVER, that if the Trust Indenture

Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUST SECURITIES" means the Capital Securities and the Common Securities.

         "VICE PRESIDENT," when used with respect to the Guarantor, means any duly appointed Vice President, whether or not designated by a number or a word or words added before or after the title "Vice President."


                                   ARTICLE II

                               TRUST INDENTURE ACT

         Section 2.1 TRUST INDENTURE ACT; APPLICATION.

         Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Guarantee Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Guarantee Agreement, the Guarantor and the Guarantee Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Guarantee Agreement were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.2 LIST OF HOLDERS.

          (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a "LIST OF HOLDERS") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with the requirements of
     Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture
     Act.

         Section 2.3 REPORTS BY THE GUARANTEE TRUSTEE.

         Not later than 60 days following May 15 of each year, commencing May 15, 2000, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. If this Guarantee Agreement shall have been qualified under the Trust Indenture Act, the Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         Section 2.4 PERIODIC REPORTS TO THE GUARANTEE TRUSTEE.

         The Guarantor shall provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, PROVIDED that such documents, reports and information shall not be required to be provided to the Securities and Exchange Commission unless this Guarantee Agreement shall have been qualified under the Trust Indenture Act.

         Section 2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

         Section 2.6 EVENTS OF DEFAULT; WAIVER.

         The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.7 EVENT OF DEFAULT; NOTICE.

          (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notice of any such Event of Default, unless such Event of Default has been cured before the giving of such notice, PROVIDED that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained actual knowledge, of such Event of Default.

         Section 2.8 CONFLICTING INTERESTS.

         The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         Section 3.1 POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

                  (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

            (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made.

            (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation

                  Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee, under this Guarantee Agreement.

            (iv) Subject to Section 3.1(b), no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 3.2 CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

         (a) Subject to the provisions of Section 3.1:

            (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate unless otherwise prescribed herein.

            (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

            (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its or their employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

            (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; PROVIDED that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

            (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder.

            (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         Section 3.3 COMPENSATION; INDEMNITY; FEES.

         The Guarantor agrees:

          (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, wilful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

         The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

         Section 4.1 GUARANTEE TRUSTEE; ELIGIBILITY.

         (a) There shall at all times be a Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Guarantor; and

               (ii) be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.2 APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.

          (a) Subject to Section 4.2(c), the Guarantee Trustee may be appointed or removed at any time by the Guarantor.

          (b) Subject to Section 4.2(c), the Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by giving written notice thereof to the

     Holders and the Guarantor and the appointment of a successor Guarantee Trustee by the Guarantor.

          (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed and shall have accepted such appointment. No removal or resignation of a Guarantee Trustee shall be effective until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and, in the case of any resignation, the resigning Guarantee Trustee.

          (d) If the Guarantee Trustee shall resign, be removed or become incapable of acting as Guarantee Trustee and a replacement shall not be appointed prior to such resignation or removal, or if a vacancy shall occur in the office of Guarantee Trustee for any reason, and no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Holders and the Guarantor of a notice of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    GUARANTEE

         Section 5.1 GUARANTEE.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.

         Section 5.2 WAIVER OF NOTICE AND DEMAND.

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to
(i) extend the interest payment period on the

Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extended Interest Payment Period (as defined in the Indenture) with respect to the Distributions (as defined in the Trust Agreement) on the Trust Securities, and (ii) change the maturity date of the Debentures to the extent permitted by the Indenture.

         Section 5.3 OBLIGATIONS NOT AFFECTED.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise (other than by Act (as defined in the Trust Agreement) of the Holders), of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

          (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price (as defined in the Indenture), Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

          (e) any invalidity of, or defect or deficiency in, the Capital Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section
     5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.4 RIGHTS AND OBLIGATIONS OF HOLDERS.

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) in the event that the Guarantor has failed to make a Guarantee Payment, any Holder may, subject to Section 6.2, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

         Section 5.5 GUARANTEE OF PAYMENT.

         This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Debentures to Holders as provided in the Trust Agreement.

         Section 5.6 SUBROGATION.

         The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.7 INDEPENDENT OBLIGATIONS.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this

Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

         Section 6.1 SUBORDINATION.

         The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.

         Section 6.2 PARI PASSU GUARANTEES.

         The obligations of the Guarantor under this Guarantee Agreement shall rank PARI PASSU with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any Issuer Trust (as defined in the Indenture); (ii) the Indenture and the Securities (as defined therein) issued thereunder; and (iii) any other security, guarantee or other agreement or obligation that is expressly stated to rank PARI PASSU with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks PARI PASSU with the obligations of the Guarantor under this Guarantee Agreement.


                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 TERMINATION.

         This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Trust Agreement) of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities, or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any

Holder is required to repay any sums paid with respect to Capital Securities or this Guarantee Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 SUCCESSORS AND ASSIGNS.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.

         Section 8.2 AMENDMENTS.

         Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings, and actions taken by written consent of the Holders shall apply to the giving of such approval.

         Section 8.3 NOTICES.

          (a) Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, by facsimile or first class mail as follows:

              (i) if given to the Guarantor, to the address or facsimile number set forth below or such other address or facsimile number as the Guarantor may give notice to the Guarantee Trustee and the Holders:

                    DPL Inc.
                    Courthouse Plaza Southwest
                    Dayton, Ohio  45402
                    Attention:
                    Facsimile:

              (ii) if given to the Guarantee Trustee, at the address or facsimile number set forth below or such other address or facsimile number as the Guarantee Trustee may give notice to the Guarantor and the Holders:

                    [Name]
                    [Address]
                    Attention:
                    Facsimile:

              (iii) if given to any Holder, in the manner set forth in Section
                    10.8 of the Trust Agreement.

          (b) All notices hereunder shall be deemed to have been given when received in person, by facsimile with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver, PROVIDED that any notice given as provided in Section 8.3(a)(iii) shall be deemed to have been given at the time specified in Section 10.8 of the Trust Agreement.

         Section 8.4. BENEFIT.

         This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Trust Securities.

         Section 8.5. GOVERNING LAW.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 8.6. COUNTERPARTS.

         This Guarantee Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed all as of the day and year first above written.


                                DPL INC.,
                                 as Guarantor


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:


                                THE BANK OF NEW YORK,
                                 as Guarantee Trustee


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

                             CROSS-REFERENCE TABLE*



Section of
Trust Indenture Act                                              Section of
of 1939, as amended                                          Guarantee Agreement
-------------------                                          -------------------

310(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1(a)
310(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1(c), 2.8
310(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(b)
311(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(b)
311(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
312(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(a)
312(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(b)
313.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.4
314(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
314(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
314(d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
314(e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1, 2.5, 3.2
314(f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1, 3.2
315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1(d)
315(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.7
315(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
315(d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1(d)
316(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1, 2.6, 5.4
316(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.3
316(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.2
317(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
317(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
318(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
318(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(a)

--------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                                                       EXHIBIT D

                                 [FORM OF DEBENTURE]

          "THIS SECURITY (OR ANY PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE CORPORATION AND THE ISSUER TRUST THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE CORPORATION, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE, PLEDGE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(C) AND (D) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE PROPERTY TRUSTEE FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW. THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF A SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT, DATED OF EVEN DATE HEREWITH, AMONG THE ISSUER TRUST, THE DEPOSITOR AND THE PURCHASERS NAMED THEREIN."

          THE HOLDER OF THIS SECURITY IS DEEMED, BY SUCH HOLDER'S ACCEPTANCE OF THIS SECURITY, TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT, DATED OF EVEN DATE HEREWITH, AMONG THE ISSUER TRUST, THE DEPOSITOR AND THE PURCHASERS NAMED THEREIN.

                                       DPL INC.
               8.5% Junior Subordinated Deferrable Interest Debentures

No. R-1                                                              $__________

          DPL INC., an Ohio corporation (hereinafter called the "CORPORATION", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to DPL, CAPITAL TRUST I, or registered assigns, the principal sum of __________ Dollars on _________, ____. The Corporation further promises to pay interest on said principal sum from ___________, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on ___________, ___________, ___________ and
___________ of each year, commencing ____ at the rate of 8.5% per annum until the principal hereof is paid or duly provided for or made available for payment; PROVIDED that any overdue principal, premium and any overdue installment of interest shall bear Additional Interest at the rate of 8.5% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by four. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the __________, ___________, ___________ or ____________ (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self regulatory organization, all as more fully provided in said Indenture.

          So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "EXTENSION PERIOD") at the end of which the Corporation shall pay all interest then accrued and unpaid (including any Additional Interest, as provided below); PROVIDED, HOWEVER, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security and no such Extension Period may end on a date other than an Interest Payment Date; and PROVIDED FURTHER, HOWEVER, that during any such Extension Period, the Corporation shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation or satisfaction of obligations under any contract or security in connection with any employment contract, stock option plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a Subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's debt for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or any agreements relating thereto, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum, compounded quarterly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Corporation shall give the Property Trustee of this Security notice of its election of such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or so long as such Securities are held by the Issuer Trust (as defined on the reverse hereof), at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the Holders of the Capital Securities.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in [INSERT PLACE OF

PAYMENT], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          The debt evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder's acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

                                         DPL INC.


                                         By:_________________________________
                                            Name:
                                            Title:

          This Security is one of a duly authorized issue of securities of the Corporation (herein called the "SECURITIES"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of _________ __, 2000 (herein called the "INDENTURE"), between the Corporation and ____________, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the Holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $ ___________.

          All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement dated as of ___________, 2000 (as modified, amended or supplemented from time to time, the "Trust Agreement") relating to DPL Capital Trust I (the "Issuer Trust") among the Corporation, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

          The Corporation may at any time, at its option, on or after _______, __ and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount hereof): If redeemed during the 12-month period beginning __________,

                                         Redemption
                             Year          Price
                             ----        ----------
                             2010     [100% + half of
                                          coupon]

and thereafter at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest (including any Additional Interest) to but excluding the date fixed for redemption.

          In addition, upon the occurrence and during the continuation of a Tax Event or Investment Company Event in respect of the Issuer Trust, the Corporation may, at its option, at any time within 90 days of the occurrence and during the continuation of such Tax Event or Investment Company Event, as the case may be, redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of such Security or (2) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Securities on _________, 2010, together with the present values of the scheduled payments of interest from the Redemption Date to _________, 2010 (the "REMAINING LIFE"), in each case discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below).

          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) [new issue spread - .25]% if such Redemption Date occurs on or before _______, 2001 or (ii) 0.50% if such prepayment date occurs after _________, 2001.

          "Quotation Agent" means Goldman Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

          "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The calculation date shall be the third Business Day preceding the redemption date.

          "Comparable Treasury Issue" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Security has a maturity which is within a period from three months before to three months after _________, 20__, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Corporation.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

          The Indenture contains provisions for satisfaction and discharge of the entire debt of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with provisions of the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Outstanding Securities of this series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), PROVIDED that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, PROVIDED that the payment of such principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section
10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

          It is intended that this Security constitute debt of the Corporation for all United States tax purposes and the Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree to treat the Security as debt of the Corporation for all United States federal, state and local tax purposes.

          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                                       EXHIBIT E

================================================================================

                                      DPL INC.



                                         to



                               THE BANK OF NEW YORK,
                                     AS TRUSTEE



                               ______________________



                           JUNIOR SUBORDINATED INDENTURE


                       Dated as of _______________ ___, 2000

                               ______________________




================================================================================

                                       DPL INC.

     Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Junior Subordinated Indenture, dated as of __________ ___, 2000.


Trust Indenture                                              Indenture
Act Section                                                   Section
---------------                                              ---------
Section 310   (a) (1), (2) and (5). . . . . . . . . . . . .  6.9
              (a) (3).  . . . . . . . . . . . . . . . . . .  Not Applicable
              (a) (4).  . . . . . . . . . . . . . . . . . .  Not Applicable
              (b).  . . . . . . . . . . . . . . . . . . . .  6.8
              . . . . . . . . . . . . . . . . . . . . . . .  6.10
              (c).  . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 311   (a).  . . . . . . . . . . . . . . . . . . . .  6.13
              (b).  . . . . . . . . . . . . . . . . . . . .  6.13
              (b) (2).  . . . . . . . . . . . . . . . . . .  6.13
              . . . . . . . . . . . . . . . . . . . . . . .  6.13
Section 312   (a).  . . . . . . . . . . . . . . . . . . . .  7.1
              . . . . . . . . . . . . . . . . . . . . . . .  7.2(a)
              (b).  . . . . . . . . . . . . . . . . . . . .  7.2(b)
              (c).  . . . . . . . . . . . . . . . . . . . .  7.2(c)
Section 313   (a).  . . . . . . . . . . . . . . . . . . . .  7.3(a)
              (b).  . . . . . . . . . . . . . . . . . . . .  7.3(b)
              (c).  . . . . . . . . . . . . . . . . . . . .  7.3(a), 7.3(b)
              (d).  . . . . . . . . . . . . . . . . . . . .  7.3(c)
Section 314   (a) (1), (2) and (3). . . . . . . . . . . . .  7.4
              (a) (4).  . . . . . . . . . . . . . . . . . .  10.5
              (b).  . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (c) (1).  . . . . . . . . . . . . . . . . . .  1.2
              (c) (2).  . . . . . . . . . . . . . . . . . .  1.2
              (c) (3).  . . . . . . . . . . . . . . . . . .  Not Applicable
              (d).  . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (e).  . . . . . . . . . . . . . . . . . . . .  1.2
              (f).  . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 315   (a).  . . . . . . . . . . . . . . . . . . . .  6.1(a)
              (b).  . . . . . . . . . . . . . . . . . . . .  6.2
              . . . . . . . . . . . . . . . . . . . . . . .  7.3(a)
              (c).  . . . . . . . . . . . . . . . . . . . .  6.1(b)



Trust Indenture                                              Indenture
Act Section                                                   Section
---------------                                              ---------
              (d).  . . . . . . . . . . . . . . . . . . . .  6.1(c)
              (d) (1).  . . . . . . . . . . . . . . . . . .  6.1(d) (1)
              (d) (2).  . . . . . . . . . . . . . . . . . .  6.1(d) (2)
              (d) (3).  . . . . . . . . . . . . . . . . . .  6.1(d) (3)
              (e).  . . . . . . . . . . . . . . . . . . . .  5.14
Section 316   (a).  . . . . . . . . . . . . . . . . . . . .  1.1
              (a) (1) (A).  . . . . . . . . . . . . . . . .  5.12
              (a) (1) (B).  . . . . . . . . . . . . . . . .  5.13
              (a) (2).  . . . . . . . . . . . . . . . . . .  Not Applicable
              (b).  . . . . . . . . . . . . . . . . . . . .  5.8
              (c).  . . . . . . . . . . . . . . . . . . . .  1.4(f)
Section 317   (a) (1).  . . . . . . . . . . . . . . . . . .  5.3
              (a) (2).  . . . . . . . . . . . . . . . . . .  5.4
              (b).  . . . . . . . . . . . . . . . . . . . .  10.3
Section 318   (a).  . . . . . . . . . . . . . . . . . . . .  1.7

-------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Junior Subordinated Indenture.

                                  TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION. . . . . . . 1

     SECTION 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.2.   Compliance Certificate and Opinions. . . . . . . . . . . . . . 10
     SECTION 1.3.   Forms of Documents Delivered to Trustee. . . . . . . . . . . . 11
     SECTION 1.4.   Acts of Holders. . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 1.5.   Notices, Etc. to Trustee and Corporation . . . . . . . . . . . 14
     SECTION 1.6.   Notice to Holders; Waiver. . . . . . . . . . . . . . . . . . . 14
     SECTION 1.7.   Conflict with Trust Indenture Act. . . . . . . . . . . . . . . 15
     SECTION 1.8.   Effect of Headings and Table of Contents . . . . . . . . . . . 15
     SECTION 1.9.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . 15
     SECTION 1.10.  Separability Clause. . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 1.11.  Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . 15
     SECTION 1.12.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 1.13.  Non-Business Days. . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE II     SECURITY FORMS. . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     SECTION 2.1.   Forms Generally. . . . . . . . . . . . . . . . . . . . . . . . 16
     SECTION 2.2.   Form of Face of Security . . . . . . . . . . . . . . . . . . . 17
     SECTION 2.3.   Form of Reverse of Security. . . . . . . . . . . . . . . . . . 20
     SECTION 2.4.   Additional Provisions Required in Global Security. . . . . . . 25
     SECTION 2.5.   Form of Trustee's Certificate of Authentication. . . . . . . . 25

ARTICLE III    THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     SECTION 3.1.   Title and Terms. . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 3.2.   Denominations. . . . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 3.3.   Execution, Authentication, Delivery and Dating . . . . . . . . 29
     SECTION 3.4.   Temporary Securities . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 3.5.   Global Securities. . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 3.6.   Registration, Transfer and Exchange Generally; Certain
                    Transfers and Exchanges; Securities Act Legends; Exchange
                    Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 3.7.   Mutilated, Destroyed, Lost and Stolen Securities . . . . . . . 35
     SECTION 3.8.   Payment of Interest and Additional Interest; Interest Rights
                    Preserved. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 3.9.   Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . 37
     SECTION 3.10.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 3.11.  Computation of Interest. . . . . . . . . . . . . . . . . . . . 38
     SECTION 3.12.  Deferrals of Interest Payment Dates. . . . . . . . . . . . . . 38



     SECTION 3.13.  Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 3.14.  Agreed Tax Treatment . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 3.15.  CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE IV     SATISFACTION AND DISCHARGE. . . . . . . . . . . . . . . . . . . . . 40

     SECTION 4.1.   Satisfaction and Discharge of Indenture. . . . . . . . . . . . 40
     SECTION 4.2.   Application of Trust Money . . . . . . . . . . . . . . . . . . 41

ARTICLE V      REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

     SECTION 5.1.   Events of Default. . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.2.   Acceleration of Maturity; Rescission and Annulment . . . . . . 43
     SECTION 5.3.   Collection of Indebtedness and Suits for Enforcement by
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 5.4.   Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 45
     SECTION 5.5.   Trustee May Enforce Claim Without Possession of Securities . . 46
     SECTION 5.6.   Application of Money Collected . . . . . . . . . . . . . . . . 46
     SECTION 5.7.   Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 5.8.   Unconditional Right of Holders to Receive Principal, Premium
                    and Interest; Direct Action by Holders of Capital Securities. .47
     SECTION 5.9.   Restoration of Rights and Remedies . . . . . . . . . . . . . . 47
     SECTION 5.10.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . 48
     SECTION 5.11.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . 48
     SECTION 5.12.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 5.13.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . 48
     SECTION 5.14.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . 49
     SECTION 5.15.  Waiver of Usury, Stay or Extension Laws . . . . . . . . . . . 49

ARTICLE VI     THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

     SECTION 6.1.   Certain Duties and Responsibilities. . . . . . . . . . . . . . 50
     SECTION 6.2.   Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 6.3.   Certain Rights of Trustee. . . . . . . . . . . . . . . . . . . 51
     SECTION 6.4.   Not Responsible for Recitals or Issuance of Securities . . . . 52
     SECTION 6.5.   May Hold Securities. . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 6.6.   Money Held in Trust. . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 6.7.   Compensation and Reimbursement . . . . . . . . . . . . . . . . 53
     SECTION 6.8.   Disqualification; Conflicting Interests. . . . . . . . . . . . 53
     SECTION 6.9.   Corporate Trustee Required; Eligibility. . . . . . . . . . . . 54
     SECTION 6.10.  Resignation and Removal; Appointment of Successor. . . . . . . 54
     SECTION 6.11.  Acceptance of Appointment by Successor . . . . . . . . . . . . 56
     SECTION 6.12.  Merger, Conversion, Consolidation or Succession to Business. . 57
     SECTION 6.13.  Preferential Collection of Claims Against Corporation. . . . . 57
     SECTION 6.14.  Appointment of Authenticating Agent. . . . . . . . . . . . . . 57



ARTICLE VII    HOLDER'S LISTS AND REPORTS BY TRUSTEE AND CORPORATION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

     SECTION 7.1.   Corporation to Furnish Trustee Names and Addresses of
                    Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 7.2.   Preservation of Information, Communications to Holders . . . . 59
     SECTION 7.3.   Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 7.4.   Reports by Corporation . . . . . . . . . . . . . . . . . . . . 60

ARTICLE VIII   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE. . . . . . . . 60

     SECTION 8.1.   Corporation May Consolidate, Etc., Only on Certain Terms . . . 60
     SECTION 8.2.   Successor Corporation Substituted. . . . . . . . . . . . . . . 61

ARTICLE IX     SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . 62

     SECTION 9.1.   Supplemental Indentures Without Consent of Holders . . . . . . 62
     SECTION 9.2.   Supplemental Indentures with Consent of Holders. . . . . . . . 63
     SECTION 9.3.   Execution of Supplemental Indentures . . . . . . . . . . . . . 64
     SECTION 9.4.   Effect of Supplemental Indentures. . . . . . . . . . . . . . . 64
     SECTION 9.5.   Conformity with Trust Indenture Act. . . . . . . . . . . . . . 65
     SECTION 9.6.   Reference in Securities to Supplemental Indentures . . . . . . 65

ARTICLE X      COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65

     SECTION 10.1.  Payment of Principal, Premium and Interest . . . . . . . . . . 65
     SECTION 10.2.  Maintenance of Office or Agency. . . . . . . . . . . . . . . . 65
     SECTION 10.3.  Money for Security Payments to be Held in Trust. . . . . . . . 66
     SECTION 10.4.  Statement as to Compliance . . . . . . . . . . . . . . . . . . 67
     SECTION 10.5.  Waiver of Certain Covenants. . . . . . . . . . . . . . . . . . 67
     SECTION 10.6.  Payment of Trust's Costs and Expenses. . . . . . . . . . . . . 68
     SECTION 10.7.  Additional Covenants . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 10.8.  Original Issue Discount. . . . . . . . . . . . . . . . . . . . 69
     SECTION 10.9.  Limitation on Indebtedness . . . . . . . . . . . . . . . . . . 69
     SECTION 10.10. Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . 70

ARTICLE XI     REDEMPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . 70

     SECTION 11.1.  Applicability of This Article. . . . . . . . . . . . . . . . . 70
     SECTION 11.2.  Election to Redeem; Notice to Trustee. . . . . . . . . . . . . 70
     SECTION 11.3.  Selection of Securities to be Redeemed . . . . . . . . . . . . 71
     SECTION 11.4.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 71
     SECTION 11.5.  Deposit of Redemption Price. . . . . . . . . . . . . . . . . . 72



     SECTION 11.6.  Payment of Securities Called for Redemption. . . . . . . . . . 72
     SECTION 11.7.  Right of Redemption of Securities Initially Issued to an
                    Issuer Trust . . . . . . . . . . . . . . . . . . . . . . . . . 73

ARTICLE XII    SINKING FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

     SECTION 12.1.  Applicability of Article . . . . . . . . . . . . . . . . . . . 73
     SECTION 12.2.  Satisfaction of Sinking Fund Payments with Securities. . . . . 74
     SECTION 12.3.  Redemption of Securities for Sinking Fund. . . . . . . . . . . 74

ARTICLE XIII   SUBORDINATION OF SECURITIES . . . . . . . . . . . . . . . . . . . . 76

     SECTION 13.1.  Securities Subordinate to Senior Indebtedness. . . . . . . . . 76
     SECTION 13.2.  No Payment When Senior Indebtedness in Default; Payment Over
                    of Proceeds Upon Dissolution, Etc. . . . . . . . . . . . . . . 76
     SECTION 13.3.  Payment Permitted If No Default. . . . . . . . . . . . . . . . 78
     SECTION 13.4.  Subrogation to Rights of Holders of Senior Indebtedness. . . . 78
     SECTION 13.5.  Provisions Solely to Define Relative Rights. . . . . . . . . . 79
     SECTION 13.6.  Trustee to Effectuate Subordination. . . . . . . . . . . . . . 79
     SECTION 13.7.  No Waiver of Subordination Provisions. . . . . . . . . . . . . 79
     SECTION 13.8.  Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 13.9.  Reliance on Judicial Order or Certificate of Liquidating
                    Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 13.10. Trustee Not Fiduciary for Holders of Senior Indebtedness . . . 81
     SECTION 13.11. Rights of Trustee as Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights . . . . . . . . . . . . . . . 81
     SECTION 13.12.  Article Applicable to Paying Agents . . . . . . . . . . . . . 81

              JUNIOR SUBORDINATED INDENTURE, dated as of ________ __, 2000, between DPL INC., an Ohio corporation (the "CORPORATION"), having its principal office at Courthouse Plaza Southwest, Dayton, Ohio 45402, and The Bank of New York, a national banking association, as Trustee (the "TRUSTEE").

                          RECITALS OF THE CORPORATION

              WHEREAS, the Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debt securities in series (the "SECURITIES") of substantially the tenor hereinafter provided, including Securities issued to evidence loans made to the Corporation with the proceeds from the issuance from time to time by one or more business trusts (each an "ISSUER TRUST") of preferred undivided beneficial interests in the assets of such Issuer Trusts (the "CAPITAL SECURITIES") and common undivided interests in the assets of such Issuer Trusts (the "COMMON SECURITIES"), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

              WHEREAS, all things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

              NOW THEREFORE, THIS INDENTURE WITNESSETH:

              For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                   ARTICLE I

               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

              SECTION 1.1.  DEFINITIONS.

              For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (c) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

              (d) Whenever the context may require, any gender shall be deemed to include the others;

              (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

              (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

              "ACT" when used with respect to any Holder has the meaning specified in Section 1.4.

              "ADDITIONAL INTEREST" means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date or that has been deferred during an Extension Period, and that shall accrue at the rate per annum specified or determined as specified in such Security.

              "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

              "AGENT MEMBER" means any member of, or participant in, the Depositary.

              "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

              "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

              "BANKRUPTCY CODE" means Title 11 of the United States Code or any successor statute thereto, in each case as amended from time to time.

              "BOARD OF DIRECTORS" means the board of directors of the Corporation or the Executive Committee of the board of directors of the Corporation (or any other committee of the board of directors of the Corporation performing similar functions) or a committee designated by the board of directors of the Corporation (or such committee), comprised of two or more members of the board of directors of the Corporation or officers of the Corporation, or both.

              "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or officers of the Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "BUSINESS DAY" means any day other than (i) a Saturday or Sunday,
(ii) a day on which banking institutions in The City of New York or Dayton, Ohio are authorized or required by law or executive order to remain closed, or
(iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to Securities of a series initially issued to an Issuer Trust for so long as such Securities are held by such Issuer Trust, the Corporate Trust Office (as defined in the related Trust Agreement) of the Property Trustee or the Delaware Trustee under the related Trust Agreement, is closed for business.

              "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

              "CAPITAL SECURITIES" has the meaning specified in the first recital of this Indenture.

              "CAPITALIZED LEASE LIABILITIES" means all obligations under Capital Leases of the Corporation or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

              "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

              "COMMON SECURITIES" has the meaning specified in the first recital of this Indenture.

              "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, guaranteeing or intended to guarantee any Indebtedness (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR") in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

              "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

              "CORPORATION" includes a corporation, association, company, limited liability company, joint-stock company or business trust.

              "CORPORATION" means the Person named as the "CORPORATION" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "CORPORATION" shall mean such successor corporation.

              "CORPORATION REQUEST" and "CORPORATION ORDER" mean, respectively, a written request or order signed in the name of the Corporation by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President, one of its Vice Presidents, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

              "DEFAULTED INTEREST" has the meaning specified in Section 3.8.

              "DELAWARE TRUSTEE" means, with respect to any Issuer Trust, the Person identified as the "DELAWARE TRUSTEE" in the related Trust Agreement, solely in its capacity as Delaware Trustee of such Issuer Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as therein provided.

              "DEPOSITARY" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Corporation pursuant to
Section 3.1 with respect to such series (or any successor thereto).

              "DISCOUNT SECURITY" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

              "DISTRIBUTIONS" means, with respect to the Trust Securities issued by an Issuer Trust, amounts payable in respect of such Trust Securities as provided in the related Trust Agreement and referred to therein as "Distributions".

              "DOLLAR" or "$" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

              "EVENT OF DEFAULT", unless otherwise specified with respect to a series of Securities as contemplated by Section 3.1, has the meaning specified in Article V.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934 or any successor statute thereto, in each case as amended from time to time.

              "EXPIRATION DATE" has the meaning specified in Section 1.4.

              "EXTENSION PERIOD" has the meaning specified in Section 3.12.

              "GLOBAL SECURITY" means a Security in the form prescribed in
Section 2.4 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or its nominee.

              "GUARANTEE AGREEMENT" means, with respect to any Issuer Trust, the Guarantee Agreement executed by the Corporation for the benefit of the Holders of the Capital Securities issued by such Issuer Trust, as modified, amended or supplemented from time to time.

              "HOLDER" means a Person in whose name a Security is registered in the Securities Register.

              "HYBRID PREFERRED SECURITIES" means any securities issued directly or indirectly by the Corporation or any Subsidiary or any trust or other entity formed by them and reflected on the consolidated balance sheet of the Corporation in accordance with GAAP as other than a liability (including any loans or notes issued in connection therewith) and not reflected on such balance sheet as shareholders' equity.

              "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (c) all obligations incurred in connection with bankers' acceptances and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (d) all Capitalized Lease Liabilities; (e) all Indebtedness referred to in CLAUSES (A) through (D) above secured by any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (f) all obligations of such Person under Swap Contracts; and
(g) without duplication, all Contingent Obligations of such Person; PROVIDED that Indebtedness shall not include (i) trade payables (including reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business or (ii) any Hybrid Preferred Securities.

              "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of each particular series of Securities established as contemplated by Section 3.1.

              "INSTITUTIONAL ACCREDITED INVESTOR" means an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

              "INTEREST PAYMENT DATE" means, as to each series of Securities, the Stated Maturity of an installment of interest on such Securities.

              "INVESTMENT COMPANY EVENT" means the receipt by an Issuer Trust of an Opinion of Counsel, experienced in such matters, to the effect that as a result of the occurrence of a change in law or regulation, or a written change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority effective on or after the date of issuance of the Capital Securities of such Issuer Trust, there is more than an insubstantial risk that such Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

              "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other) or similar encumbrance of any kind, or any other type of similar preferential arrangement.

              "MATURITY" when used with respect to any Security means the date on which the principal of such Security or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

              "NOTICE OF DEFAULT" means a written notice of the kind specified in Section 5.1(3).

              "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, of the Corporation and delivered to the Trustee.

              "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for or an employee of the Corporation or any Affiliate of the Corporation.

              "ORIGINAL ISSUE DATE" means the date of issuance specified as such in each Security.

              "OUTSTANDING" means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                   (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and

                 (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or that have been paid pursuant to Section 3.7, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Corporation;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the

Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor. Upon the written request of the Trustee, the Corporation shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Corporation to be owned or held by or for the account of the Corporation or any other obligor on the Securities, or any Affiliate of the Corporation or such obligor, and subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination. Notwithstanding anything herein to the contrary, Securities of any series initially issued to an Issuer Trust that are owned by such Issuer Trust shall be deemed to be Outstanding notwithstanding the ownership by the Corporation or an Affiliate of any beneficial interest in such Issuer Trust.

              "PAYING AGENT" means the Trustee or any Person authorized by the Corporation to pay the principal of (or premium, if any) or interest on, or other amounts in respect of, any Securities on behalf of the Corporation.

              "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

              "PLACE OF PAYMENT" means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of such series are payable pursuant to Section 3.1.

              "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For the purposes of this definition, any security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

              "PROCEEDING" has the meaning specified in Section 13.2.

              "PROPERTY TRUSTEE" means, with respect to any Issuer Trust, the Person identified as the "PROPERTY TRUSTEE" in the related Trust Agreement, solely in its capacity as Property Trustee of such Issuer Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

              "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or the terms of such Security.

              "REDEMPTION PRICE", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture or the terms of such Security.

              "REGULAR RECORD DATE", for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.1 with respect to Securities of such series, the day that is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

              "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

              "RESTRICTED SECURITIES CERTIFICATE" means a certificate substantially in the form of Exhibit A.

              "RESTRICTED SECURITIES LEGEND" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.2 to be placed upon a Restricted Security.

              "RESTRICTED SECURITY" means each Security required pursuant to
Section 3.6(c) to bear the Restricted Securities Legend.

              "RIGHTS PLAN" means a plan of the Corporation providing for the issuance by the Corporation to all holders of its common shares of rights entitling the holders thereof to subscribe for or purchase shares of any class or series of capital stock of the Corporation, which rights are (i) deemed to be transferred with such common shares and (ii) also issued in respect of future issuances of such common shares, in each case until the occurrence of a specified event or events.

              "RULE 144A INFORMATION" shall be such information with respect to the Corporation as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision thereto, in each case as amended from time to time.

              "SECURITY" means any debt security authenticated and delivered under this Indenture.

              "SECURITIES ACT" means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

              "SECURITIES REGISTER" and "SECURITIES REGISTRAR" have the respective meanings specified in Section 3.6.

              "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness of the Corporation, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Indebtedness that is PARI PASSU with, or subordinated to, the Securities, PROVIDED, HOWEVER, that Senior Indebtedness shall not be deemed to include (a) any Indebtedness of the Corporation that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Corporation, (b) any Indebtedness of the Corporation to any of its Subsidiaries, (c) any Indebtedness of the Corporation to any Person who is an employee of the Corporation in such Person's capacity as such,
(d) any Securities, (e) trade accounts payable of the Corporation,
(f) accrued liabilities arising in the ordinary course of business of the Corporation or (g) any Indebtedness which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Indebtedness by the holders of the Securities as a result of the subordination provisions of this Indenture would be greater than such payments otherwise would have been (absent giving effect to this clause (g)) as a result of any obligation of such holders of such Indebtedness to pay any amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of the subordination provisions to which such Indebtedness is subject.

              "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

              "STATED MATURITY", when used with respect to any Security or any installment of principal thereof (or premium, if any) or interest (including any Additional Interest) thereon, means the date specified pursuant to the terms of such Security as the fixed date on which the principal of such Security or such installment of principal (or premium, if any) or interest (including any Additional Interest) is due and payable, subject to the deferral of any such date during any Extension Period, in the case of any installment of interest.

              "SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For purposes of this definition, "VOTING STOCK" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

              "SUCCESSOR SECURITY" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that
evidenced by, such particular Security.   For the purposes of this definition,
any Security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

              "SWAP CONTRACT" means a swap agreement (as such term is defined in Section 101 of the United States Bankruptcy Code) and any other agreement or arrangement designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

              "TAX EVENT" means the receipt by an Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Capital Securities of such Issuer Trust, there is more than an insubstantial risk that (i) such Issuer Trust is or will be within 90 days of the delivery of such Opinion of Counsel subject to United States federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Corporation to such Issuer Trust, (ii) interest payable by the Corporation on such corresponding series of Securities is not, or within 90 days of the delivery of such Opinion of Counsel will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer Trust is, or within 90 days of the delivery of such Opinion of Counsel will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

              "TRUST AGREEMENT" means, with respect to any Issuer Trust, the trust agreement or other governing instrument of such Issuer Trust.

              "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument, solely in its capacity as such Trustee and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, "TRUSTEE" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

              "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that if the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as so amended.

              "TRUST SECURITIES" means the Common Securities and the Capital Securities.

              "VICE PRESIDENT," when used with respect to the Corporation, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "VICE PRESIDENT."

              SECTION 1.2.  COMPLIANCE CERTIFICATE AND OPINIONS.

              Upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

              Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include:

              (1) a statement by each individual signing such certificate or opinion that such individual has read such covenant or condition and the definitions herein relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

              SECTION 1.3.  FORMS OF DOCUMENTS DELIVERED TO TRUSTEE.

              In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any of such Persons may certify or give an opinion as to such matters contained in one or several documents.

              Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous.

              Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

              SECTION 1.4.  ACTS OF HOLDERS.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section 1.4.

              (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary the execution thereof. Where such execution is by a Person acting in other than such Persons's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority.

              (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

              (d) The ownership of Securities shall be proved by the Securities Register.

              (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Security.

              (f) The Corporation may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, PROVIDED that the Corporation may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next succeeding paragraph. If any record date is set pursuant to this paragraph, the Holders of

Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, PROVIDED that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Corporation from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Corporation, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

              The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2), or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, PROVIDED that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Corporation's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Corporation in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

              With respect to any record date set pursuant to this Section 1.4, the party hereto that sets such record date may designate any day as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day, PROVIDED that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

              (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

              SECTION 1.5.  NOTICES, ETC. TO TRUSTEE AND CORPORATION.

              Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

              (1) the Trustee by any Holder, any holder of Capital Securities or the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust office, or

              (2) the Corporation by the Trustee or any Holder or any holder of Capital Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first-class postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Corporation.

              SECTION 1.6.  NOTICE TO HOLDERS; WAIVER.

              Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

              SECTION 1.7.  CONFLICT WITH TRUST INDENTURE ACT.

              Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Indenture, the Corporation and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

              SECTION 1.8.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

              The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

              SECTION 1.9.  SUCCESSORS AND ASSIGNS.

              All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

              SECTION 1.10.  SEPARABILITY CLAUSE.

              If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              SECTION 1.11.  BENEFITS OF INDENTURE.

              Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Indebtedness and the Holders of the Securities and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and 9.2 the holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

              SECTION 1.12.  GOVERNING LAW.

              THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              SECTION 1.13.  NON-BUSINESS DAYS.

              If any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of principal of (and premium, if any) or interest (including any Additional Interest) or other amounts in respect of such Security need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity).

                                      ARTICLE II

                                    SECURITY FORMS

              SECTION 2.1.  FORMS GENERALLY.

              The Securities of each series and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or automated quotation system on which the Securities may be listed or traded or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of the Corporation Order contemplated by
Section 3.3 with respect to the authentication and delivery of such Securities.

              The definitive Securities shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange or automated quotation system on which the Securities may be listed or traded, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or automated quotation system on which the Securities may be listed or traded, all as determined by the officers executing such Securities, as evidenced by their execution of such securities.

              SECTION 2.2.  FORM OF FACE OF SECURITY.

                                       DPL INC.
                                 [Title of Security]

              [IF THE SECURITY IS A RESTRICTED SECURITY, INSERT -- "THIS SECURITY (OR ANY PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE ISSUER TRUST THAT:
(I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE CORPORATION, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; AND
(III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE.
ANY OFFER, SALE, PLEDGE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES
(II)(C) AND (D) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE PROPERTY TRUSTEE FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW. THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF A SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT, DATED OF EVEN DATE HEREWITH, AMONG THE ISSUER TRUST, THE DEPOSITOR, AND THE PURCHASERS NAMED THEREIN."]

       [IF THE SECURITY IS SUBJECT TO AN AGREEMENT PROVIDING FOR THE REGISTRATION OF THE SECURITY PURSUANT TO THE SECURITIES ACT, INSERT -- THE HOLDER OF THIS SECURITY IS DEEMED, BY SUCH HOLDER'S ACCEPTANCE OF THIS SECURITY, TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT, DATED OF EVEN DATE HEREWITH, AMONG THE ISSUER TRUST, THE DEPOSITOR AND THE PURCHASERS NAMED THEREIN.]

No. _____________                                                    $__________

              DPL INC., an Ohio corporation (hereinafter called the "CORPORATION", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of __________ Dollars on _________, ____ [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT, IF APPLICABLE--, or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture]. The Corporation further promises to pay interest on said principal sum from ___________, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [monthly][quarterly][semi-annually] [IF APPLICABLE, INSERT-(subject to deferral as set forth herein)] in arrears on [INSERT APPLICABLE INTEREST PAYMENT DATES] of each year, commencing __, __ at the rate of __% per annum until the principal hereof is paid or duly provided for or made available for payment [IF APPLICABLE, INSERT-- ; PROVIDED that any overdue principal, premium and any overdue installment of interest shall bear Additional Interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded [monthly][quarterly][semi-annually], from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by [twelve/four/two]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment [IF APPLICABLE INSERT--, which shall be the [____________ or ____________] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self regulatory organization, all as more fully provided in said Indenture.

              [IF APPLICABLE, INSERT--So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to ____ consecutive [monthly][quarterly][semi-annual] interest payment periods with respect to each deferral period (each an "EXTENSION PERIOD") at the end of which the Corporation shall pay all interest then accrued and unpaid (including any Additional Interest, as provided below); PROVIDED, HOWEVER, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security and no such Extension Period may end on a date other than an Interest Payment Date; and PROVIDED FURTHER, HOWEVER, that during any such Extension Period, the Corporation shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation, or satisfaction of obligations under any contract or security, in connection with any employment contract, stock option plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a Subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's debt for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or any agreements related thereto, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum, compounded [monthly][quarterly][semi-annually] and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Corporation shall give the Property Trustee of this Security notice of its election of such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral [IF APPLICABLE, INSERT--or so long as such Securities are held by [INSERT NAME OF APPLICABLE ISSUER TRUST], at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the Holders of the Capital Securities.]

              Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in [INSERT PLACE OF PAYMENT], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [IF APPLICABLE, INSERT--; PROVIDED, HOWEVER, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register].

              The debt evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder's acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

                                          DPL INC.


                                          By:_________________________________-
                                              Name:
                                              Title:

              SECTION 2.3.  FORM OF REVERSE OF SECURITY.

              This Security is one of a duly authorized issue of securities of the Corporation (herein called the "SECURITIES"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of _________ __, 2000 (herein called the "INDENTURE"), between the Corporation and
____________, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the Holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [IF APPLICABLE, INSERT--, limited in aggregate principal amount to $ ___________].

              All terms used in this Security that are defined in the Indenture [IF APPLICABLE, INSERT--or in the Amended and Restated Trust Agreement, dated as of _____________ (as modified, amended or supplemented from time to time, the "TRUST AGREEMENT"), relating to DPL Capital Trust I (the "ISSUER TRUST") among the Corporation, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto,] shall have the meanings assigned to them in the Indenture [if applicable, insert or the Trust Agreement as the case may be].

              [IF APPLICABLE, INSERT--The Corporation may at any time, at its option, on or after _______, __ and subject to the terms and conditions of
Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount hereof): If redeemed during the 12-month period beginning __________,

                                         Redemption
                             Year          Price
                             ----        ----------


and thereafter at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest [IF APPLICABLE, INSERT-- (including any Additional Interest)] to but excluding the date fixed for redemption.]

              [IF APPLICABLE, INSERT--In addition, upon the occurrence and during the continuation of a Tax Event or Investment Company Event in respect of the Issuer Trust, the Corporation may, at its option, at any time within 90 days of the occurrence and during the continuation of such Tax Event or Investment Company Event, as the case may be, redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Security or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Security on _________, 20__, together with the present values of the scheduled payments of interest from the Redemption Date to _________, 20__ (the "Remaining Life"), in each case discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below).

              "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i)
[new issue spread-minus 0.25]% if such Redemption Date occurs on or before _______, 20__ or (ii) 0.50% if such prepayment date occurs after _________, 20__.

              "QUOTATION AGENT" means Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

              "TREASURY RATE" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The calculation date shall be the third Business Day preceding the redemption date.

              "COMPARABLE TREASURY ISSUE" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Security has a maturity which is within a period from three months before to three months after _________, 20__, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

              "COMPARABLE TREASURY PRICE" means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

              "REFERENCE TREASURY DEALER" means (i) the Quotation Agent and
(ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Corporation.

              "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.]

              The Indenture contains provisions for satisfaction and discharge of the entire debt of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

              The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with provisions of the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

              [IF THE SECURITY IS NOT A DISCOUNT SECURITY, INSERT--As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Outstanding Securities of this series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders); PROVIDED that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, PROVIDED that the payment of such principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.]

              [IF THE SECURITY IS A DISCOUNT SECURITY, INSERT--As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare an amount of principal of the Outstanding Securities of this series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders); PROVIDED that if upon an Event of Default, the Trustee or such Holders fail to declare such principal amount of the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee.

The principal amount payable upon such acceleration shall be equal to [INSERT FORMULA FOR DETERMINING THE AMOUNT]. Upon any such declaration, such amount of the principal of and the accrued interest (including any Additional Interest) on such Securities shall become immediately due and payable, PROVIDED that the payment of such principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Corporation's obligations in respect of the payment of the principal of and premium and interest, if any, on this Security shall terminate.]

              No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section
10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              The Securities of this series are issuable only in registered form without coupons in denominations of $_______ and any integral multiple of $_____ in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

              It is intended that this Security constitute debt of the Corporation for all United States tax purposes and the Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree to treat the Security as debt of the Corporation for all United States federal, state and local tax purposes.

              THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              SECTION 2.4.  ADDITIONAL PROVISIONS REQUIRED IN GLOBAL SECURITY.

              Unless otherwise specified as contemplated by Section 3.1, any Global Security issued hereunder shall, in addition to the provisions contained in Sections 2.2 and 2.3, bear a legend in substantially the following form:

       This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Indenture.

              SECTION 2.5.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

              The Trustee's certificates of authentication shall be in substantially the following form:

              This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                          -----------------------------------
                                          [NAME], AS TRUSTEE

                                          By:
                                             --------------------------------
                                              AUTHORIZED OFFICER


                                     ARTICLE III

                                    THE SECURITIES

              SECTION 3.1.  TITLE AND TERMS.

              The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

              The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to
Section 3.3, set forth or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

              (a) the title of the securities of such series, which shall distinguish the Securities of the series from all other Securities;

              (b) the limit, if any, upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 3.7, 9.6 or
       11.6 and except for any Securities that, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); PROVIDED, HOWEVER, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

              (c) the Person to whom any interest (including any Additional Interest) on a Security of the series shall be payable, if other than the Person in whose name that security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

              (d) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof, and any dates on which or circumstances under which, the Corporation shall have the right to shorten such Stated Maturity or Maturities;

              (e) the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates at which and extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, the date or dates from which any such interest or Additional Interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 3.12 or as otherwise set forth therein, of the Corporation to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

              (f) the place or places where the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, any restrictions that may be applicable to any such transfer or exchange in addition to or in lieu of those set forth herein, and the place or places where notices and demands to or upon the Corporation in respect of the Securities of such series may be made;

              (g) the period or periods within or the date or dates on which, the price or prices at which and the terms and conditions upon which, if any, the Securities of such series may be redeemed, in whole or in part, at the option of the Corporation, and if other than by a Board Resolution, the manner in which any election by the Corporation to redeem such Securities shall be evidenced;

              (h) the obligation or the right, if any, of the Corporation to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

              (i) the denominations in which any Securities of such series shall be issuable;

              (j) if other than Dollars, the currency or currencies (including any currency unit or units) in which the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of Outstanding;

              (k) the additions, modifications or deletions, if any, in the covenants of the Corporation set forth herein with respect to the Securities of such series;

              (l) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

              (m) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount that shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof that shall be due and payable upon any Maturity other than the Stated Maturity or that shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

              (n) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

              (o) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

              (p) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in
       Section 2.4 and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such

       Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

              (q) the appointment of any Paying Agent or Agents for the Securities of such series;

              (r) the terms of any right to convert or exchange Securities of such series into any other securities or property of the Corporation, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

              (s) if such Securities are to be issued to an Issuer Trust, the form or forms of the Trust Agreement and Guarantee Agreement relating thereto;

              (t) if other than as set forth herein, the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not;

              (u) the additions, modifications or deletions, if any, in the Events of Default that apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2 and

              (v) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(6)).

              All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth, or determined in the manner provided, in such Officers' Certificate or in any indenture supplemental hereto.

              If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

              The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIII.

              SECTION 3.2.  DENOMINATIONS.

              The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of $25 and any integral multiple thereof, unless otherwise specified as contemplated by Section 3.1.

              SECTION 3.3.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

              The Securities shall be executed on behalf of the Corporation by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

              Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Securities of any series executed by the Corporation to the Trustee for authentication, together with a Corporation Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Corporation Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

              (1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

              (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

              (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

              Notwithstanding the provisions of Section 3.1 and of the preceding paragraphs, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Corporation Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

              Each Security shall be dated the date of its authentication.

              No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

              SECTION 3.4.  TEMPORARY SECURITIES.

              Pending the preparation of definitive Securities of any series, the Corporation may execute, and upon Corporation Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

              If temporary Securities of any series are issued, the Corporation will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Corporation designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series of any authorized denominations, of like tenor and aggregate principal amount, bearing such restrictive legends as may be required by this Indenture and bearing a number not contemporaneously outstanding. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

              SECTION 3.5.  GLOBAL SECURITIES.

              (a) Each Global Security issued under this Indenture shall be registered in the name of the Depositary designated by the Corporation for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

              (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such

Global Security or a nominee thereof unless (i) such Depositary advises the Trustee in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Security, and the Corporation is unable to locate a qualified successor, (ii) the Corporation executes and delivers to the Trustee a Corporation Order stating that the Corporation elects to terminate the book-entry system through such Depositary or (iii) an Event of Default occurs and is continuing. Upon the occurrence of any event specified in clause (i),
(ii) or (iii) above, the Securities Registrar shall notify the applicable Depositary and instruct such Depositary to notify all beneficial owners of Global Securities of the occurrence of such event and of the availability of the definitive Securities to beneficial owners of such Securities requesting the same; PROVIDED, HOWEVER, that no Securities shall be issued in any denomination less than the minimum authorized denomination therefor.

              (c) If any Global Security is to be exchanged in whole for other Securities or canceled in whole, it shall be surrendered by or on behalf of the applicable Depositary or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced, subject to Section 3.6(b)(v), or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar with notice to the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct such Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Trustee shall, subject to Section 3.5(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary; PROVIDED, HOWEVER, that no Securities shall be issued in any denomination less than the minimum authorized denomination therefor. Neither the Securities Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

              (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III, Section 9.6 or 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

              (e) Securities distributed to holders of Book-Entry Capital Securities (as defined in the applicable Trust Agreement) upon the dissolution of an Issuer Trust shall be distributed in the form of one or more Global Securities registered in the name of a Depositary or its nominee, and deposited with the Securities Registrar, as custodian for such Depositary, or with such Depositary, for credit by the Depositary to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Securities distributed to holders of Capital Securities other than Book-Entry Capital Securities upon the dissolution of an Issuer Trust shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in such Securities.

              (f) As provided in Section 3.9, the Depositary for a Global Security or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Trustee shall be entitled to deal with the Depositary for such Global Security for all purposes of this Indenture relating to the Global Security (including the payment of the principal amount of (and premium, if any) and interest (including Additional Interest) on such Global Security and the giving of instructions or directions by or to beneficial owners of the Securities represented thereby) as the sole Holder of the Securities represented thereby and shall have no obligation to such beneficial owners. Neither the Corporation, the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

              (g) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary for such Global Security and shall be limited to those established by law, the Applicable Procedures and agreements between such beneficial owners and the Depositary and/or its Agent Members.

              SECTION 3.6. REGISTRATION, TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS; EXCHANGE OFFER.

              (a) The Corporation shall cause to be kept at the Corporate Trust Office of the Trustee a register or registers (the "SECURITIES REGISTER") in which the registrar and transfer agent with respect to the Securities (the "SECURITIES REGISTRAR"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Securities and of transfers and exchanges of Securities as herein provided. The Trustee is hereby appointed Securities Registrar for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

              Upon surrender for registration of transfer of any Security at the office or agency of the Corporation designated for that purpose, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of like tenor and aggregate principal amount, bearing such restrictive legends as may be required by this Indenture and bearing a number not contemporaneously outstanding.

              At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of like tenor and aggregate principal amount, bearing such restrictive legends as may be required by this Indenture and bearing a number not contemporaneously outstanding, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

              All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

              Neither the Corporation, the Trustee nor the Securities Registrar shall be required, pursuant to the provisions of this Section 3.6, (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities of that series pursuant to Article XI and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

              Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Corporation or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

              No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

              (b) Notwithstanding any other provision of this Indenture, transfers and exchanges of Securities and beneficial interests in a Global Security shall be made only in accordance with this Section 3.6(b).

                   (i)  NON-GLOBAL SECURITY TO GLOBAL SECURITY.  If the
       Holder of a Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Security as provided in Section 3.6(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account and (B) if the Security to be transferred in whole or in part is a Restricted Security, a Restricted Securities Certificate duly executed by such Holder or such Holder's attorney duly authorized in writing, then the Securities Registrar shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the aggregate principal amount of the Global Security by the specified principal amount so transferred as provided in Section 3.5(c).

                  (ii)  NON-GLOBAL SECURITY TO NON-GLOBAL SECURITY.  A
       Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.6(a), PROVIDED that if the Security to be transferred in whole or in part is a Restricted Security, the Securities Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or such Holder's attorney duly authorized in writing.

                 (iii) GLOBAL SECURITY TO NON-GLOBAL SECURITY. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.5.

                  (iv) CERTAIN INITIAL TRANSFERS OF NON-GLOBAL SECURITIES. In the case of Securities initially issued other than in global form, an initial transfer or exchange of such Securities that does not involve any change in beneficial ownership may be made to an Institutional Accredited Investor or Investors as if such transfer or exchange were not an initial transfer or exchange; PROVIDED that written certification shall be provided by the transferee and transferor of such Securities to the Securities Registrar that such transfer or exchange does not involve a change in beneficial ownership.

                   (v) LIMITATIONS RELATING TO PRINCIPAL AMOUNT. Notwithstanding any other provision of this Indenture, Securities or portions thereof may be transferred or exchanged only in principal amounts of not less than the minimum authorized denomination therefor, and only if, following such transfer or exchange, each Holder would hold Securities with a principal amount of not less than such minimum authorized denomination. Any transfer, exchange or other disposition of Securities in contravention of this Section 3.6(b)(v) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Securities for any purpose, including but not limited to the receipt of interest (including any Additional Interest) payable on such Securities, and such transferee shall be deemed to have no interest whatsoever in such Securities.

              (c) Except as set forth below, all Securities shall bear a Restricted Securities Legend:

                   (i) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act such that such Securities are freely transferable by the holders thereof shall not bear a Restricted Securities Legend;

                  (ii) a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such form of legend unless, in the Corporation's sole judgement such Successor Security is a "RESTRICTED SECURITY" within the meaning of Rule 144 under the Securities Act, in which case the Trustee, at the written direction of the Corporation in the form of an Officers' Certificate, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III; and

                 (iii) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Restricted Security or any portion thereof that bears such a legend if, in the Corporation's sole judgment, placing such a legend upon such new Security is not and will not be necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Corporation in the form of an Officers' Certificate, shall authenticate and deliver such a new Security as provided in this Article III.

              (d) The exchange or registration pursuant to the Securities Act of Securities of any series as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with this Indenture and any agreement specifying the terms and conditions of such exchange. All holders of an interest in such securities will be deemed to be bound by the provisions of such security and the related agreement providing for exchange and registration.

              The Corporation shall inform the Trustee in writing of the effective date of any registration statement registering any Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement.

              SECTION 3.7.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

              If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Corporation or the Trustee to save each of them harmless, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, of like tenor and aggregate principal amount, bearing the same legends, and bearing a number not contemporaneously outstanding.

              If there shall be delivered to the Corporation and to the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series, of like tenor and aggregate principal amount, bearing the same legends as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

              If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.

              Upon the issuance of any new Security under this Section 3.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

              Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to the same benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

              The provisions of this Section 3.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

              SECTION 3.8. PAYMENT OF INTEREST AND ADDITIONAL INTEREST; INTEREST RIGHTS PRESERVED.

              Interest (including any Additional Interest) on any Security of any series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest (including any Additional Interest) payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to
Section 3.1 with respect to the related series of Securities. At the option of the Corporation, interest on any series of Securities may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Securities Register of such series or (ii) by wire transfer in immediately available funds at such place and to such account as designated by the Person entitled thereto as specified in the Securities Register of such series.

              Any interest on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called "DEFAULTED INTEREST"), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Corporation, at its election in each case, as provided in Clause (1) or (2) below:

              (1) The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause (1). Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Corporation, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered on such Special
       Record Date and shall no longer be payable pursuant to the following Clause (2).

              (2) The Corporation may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this Clause (2), such payment shall be deemed practicable by the Trustee.

              Subject to the foregoing provisions of this Section 3.8, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

              SECTION 3.9.  PERSONS DEEMED OWNERS.

              The Corporation, the Trustee and any agent of the Corporation or the Trustee shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.8) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

              No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

              SECTION 3.10.  CANCELLATION.

              All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this
Section 3.10, except as expressly permitted by this Indenture. All canceled Securities shall be destroyed by the Trustee and the Trustee shall deliver to the Corporation a certificate of such destruction.

              SECTION 3.11.  COMPUTATION OF INTEREST.

              Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any partial month in such period, and interest on the Securities of each series for a full period shall be computed by dividing the rate per annum by the number of interest periods that together constitute a full twelve months.

              SECTION 3.12.  DEFERRALS OF INTEREST PAYMENT DATES.

              If specified as contemplated by Section 2.2 or Section 3.1 with respect to the Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for such period or periods as may be specified as contemplated by Section 3.1 (each, an "EXTENSION PERIOD"), during which Extension Periods the Corporation shall, if so specified as contemplated by
Section 3.1, have the right to make partial payments of interest (including any Additional Interest) on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Corporation shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series, to the extent permitted by applicable law); PROVIDED, HOWEVER, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities of such series; and PROVIDED FURTHER, HOWEVER that during any such Extension Period, the Corporation shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU in all respects with or junior in interest to the Securities of such series (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation or satisfaction of obligations under any contract or security, in connection with any employment contract, stock option plans, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a Subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's debt for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or any agreements relating thereto, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest (including any Additional Interest) then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions.
No interest (including any Additional Interest) shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest as and to the extent as may be specified as contemplated by Section 3.1. The Corporation shall give the Property Trustee of the Securities of such series and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on Securities of such series would be payable but for such deferral or, with respect to any Securities of a series issued to an Issuer Trust, so long as any such Securities are held by such Issuer Trust, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer
Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable. The Property Trustee will give notice of the Corporation's election to begin a new Extension
Period to the holders of the Capital Securities.

              The Trustee shall promptly give notice of the Corporation's election to begin any such Extension Period to the Holders of the Outstanding Securities of such series.

              SECTION 3.13.  RIGHT OF SET-OFF.

              With respect to the Securities of a series initially issued to an Issuer Trust, notwithstanding anything to the contrary herein, the Corporation shall have the right to set off any payment it is otherwise required to make in respect of any such Security to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee Agreement relating to such Security or to a holder of Capital Securities pursuant to an action undertaken under Section 5.8 of this Indenture.

              SECTION 3.14.  AGREED TAX TREATMENT.

              It is intended that each Security issued hereunder shall constitute debt of the Corporation and, consequently, each such Security provide that the Corporation and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree to treat such Security as debt of the Corporation for all United States federal, state and local tax purposes.

              SECTION 3.15.  CUSIP NUMBERS.

              The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other similar or related materials as a convenience to Holders; PROVIDED that any such notice or other materials may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                      ARTICLE IV

                              SATISFACTION AND DISCHARGE

              SECTION 4.1.  SATISFACTION AND DISCHARGE OF INDENTURE.

              This Indenture shall, upon Corporation Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

              (1)  either

                            (A) all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                            (B) all such Securities not theretofore delivered to the Trustee for cancellation

                                 (i)      have become due and payable, or

                                (ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

                               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation, and the Corporation, in the case of subclause (B)(i), (ii) or
              (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities of such series are payable sufficient to pay and discharge the entire debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

              (2) the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

              (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

              SECTION 4.2.  APPLICATION OF TRUST MONEY.

              Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.

                                      ARTICLE V

                                       REMEDIES

              SECTION 5.1.  EVENTS OF DEFAULT.

              "EVENT OF DEFAULT", wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except as may be specified pursuant to
Section 3.1:

              (1) default in the payment of any interest (including any Additional Interest) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in respect of any interest (including Additional Interest) in the case of an Extension Period); or

              (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

              (3) failure on the part of the Corporation duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Corporation in the Securities of that series or in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the Corporation to remedy the same, shall have been given to the Corporation by the Trustee by registered or certified mail or to the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series; or

              (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Corporation under the Bankruptcy Code or any other similar applicable Federal or State law, which decree or order shall have continued undischarged and unstayed for a period of 90 days; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation or of its property, or for the winding up or liquidation of its affairs, which decree or order shall have continued undischarged and unstayed for a period of 90 days; or

              (5) the commencement by the Corporation of voluntary proceedings to be adjudicated a bankrupt, or the consent by the Corporation to the filing of a bankruptcy proceeding against it, or the filing by the Corporation of a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar Federal or State law, or the consent by the Corporation to the filing of any such petition, or the consent by the Corporation to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of its inability to pay its debts generally as they become due; or

              (6) any other Event of Default provided with respect to Securities of that series.

              SECTION 5.2.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

              If an Event of Default (other than an Event of Default specified in Section 5.1(4) or 5.1(5)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to an Issuer Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series fail to declare the principal of all the Outstanding Securities of such series (or specified portion thereof) to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the related series of Capital Securities issued by such Issuer Trust then outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable. If an Event of Default specified in Section 5.1(4) or 5.1(5) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of such series (or, if the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) and the accrued interest (including any Additional Interest) on all the Securities of such series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal (and premium, if any) and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII notwithstanding that such amount shall become immediately due and payable as herein provided.

              At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

              (1) the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

                     (A) all overdue installments of interest on all Securities of such series,

                     (B) any accrued Additional Interest on all Securities of such series,

                     (C) the principal of (and premium, if any, on) any Securities of such series that have become due otherwise than by such declaration of acceleration, and

                     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

              (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

              In the case of Securities of a series initially issued to an Issuer Trust, if the Holders of such Securities fail to annul such declaration and waive such default, the holders of a Majority in Liquidation Amount of the Capital Securities (as defined in the related Trust Agreement) issued by such Issuer Trust shall also have the right to rescind and annul such declaration and its consequences by written notice to the Corporation and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this Section 5.2.

              No such rescission shall affect any subsequent default or impair any right consequent thereon.

              SECTION 5.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

              The Corporation covenants that if:

              (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

              (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Corporation will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any), including any sinking fund payment or analogous obligations, and interest (including any Additional Interest), and, in addition thereto, all amounts owing to the Trustee under Section 6.7.

              If the Corporation fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Corporation or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon the Securities, wherever situated.

              If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

              SECTION 5.4.  TRUSTEE MAY FILE PROOFS OF CLAIM.

              In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Corporation or any other obligor upon the Securities or the property of the Corporation or of such other obligor or their creditors,

              (a) the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Corporation for the payment of overdue principal (or premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                     (1) to file and prove a claim for the whole amount of
              principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and the Trustee and any predecessor to the Trustee under
              Section 6.7 allowed in any such judicial proceedings; and

                     (2) in particular, the Trustee shall be authorized to
              collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

              (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

              SECTION 5.5. TRUSTEE MAY ENFORCE CLAIM WITHOUT POSSESSION OF SECURITIES.

              All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to Article XIII and after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

              SECTION 5.6.  APPLICATION OF MONEY COLLECTED.

              Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

              SECOND: Subject to Article XIII, to the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

              THIRD: The balance, if any, to the Person or Persons entitled thereto.

              SECTION 5.7.  LIMITATION ON SUITS.

              Subject to Section 5.8, no Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or other similar official) or for any other remedy hereunder, unless:

              (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

              (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

              (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

              SECTION 5.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST; DIRECT ACTION BY HOLDERS OF CAPITAL SECURITIES.

              Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.8 and 3.12) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities of a series issued to an Issuer Trust, any registered holder of the series of Capital Securities issued by such Issuer Trust shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Corporation for enforcement of payment to such holder of principal of (premium, if any) and (subject to Sections 3.8 and 3.12) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the related Trust Agreement) of such Capital Securities held by such holder.

              SECTION 5.9.  RESTORATION OF RIGHTS AND REMEDIES.

              If the Trustee, any Holder or any holder of Capital Securities issued by any Issuer Trust has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder or such holder of Capital Securities, then and in every such case the Corporation, the Trustee and such Holders and such holder of Capital Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holder and such holder of Capital Securities shall continue as though no such proceeding had been instituted.

              SECTION 5.10.  RIGHTS AND REMEDIES CUMULATIVE.

              Except as otherwise provided in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

              SECTION 5.11.  DELAY OR OMISSION NOT WAIVER.

              No delay or omission of the Trustee or any Holder of any Security or any holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of the related series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

              Every right and remedy given by this Article V or by law to the Trustee or to the Holders and the right and remedy given to the holders of Capital Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders, or the holders of Capital Securities, as the case may be.

              SECTION 5.12.  CONTROL BY HOLDERS.

              The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, PROVIDED that:

              (1) such direction shall not be in conflict with any rule of law or with this Indenture,

              (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

              (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

              SECTION 5.13.  WAIVER OF PAST DEFAULTS.

              The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series affected thereby and, in the case of any Securities of a series initially issued to an Issuer Trust, the holders of a Majority in Liquidation Amount of the Capital Securities (as defined in the related Trust Agreement) issued by such Issuer Trust may waive any past default or Event of Default hereunder and its consequences with respect to such series except a default:

              (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series (unless such default has been cured and the Corporation has paid to or deposited with the Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and all principal of (and premium, if any, on) all Securities of that series due otherwise than by acceleration), or

              (2) in respect of a covenant or provision hereof that under
       Article IX cannot be modified or amended without the consent of each Holder of any Outstanding Security of such series affected.

              Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series or, in the case of a waiver by holders of Capital Securities issued by such Issuer Trust, by the holders of all the Capital Securities issued by such Issuer Trust.

              Upon any such waiver, such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

              SECTION 5.14.  UNDERTAKING FOR COSTS.

              All parties to this Indenture agree, and each Holder of any Security, by its acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

              SECTION 5.15.   WAIVER OF USURY, STAY OR EXTENSION LAWS.

              The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE VI

                                     THE TRUSTEE

              SECTION 6.1.  CERTAIN DUTIES AND RESPONSIBILITIES.

              (a) Except during the continuance of an Event of Default,

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

              (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct except that:

              (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.1;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of a series.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1.

              SECTION 6.2.  NOTICE OF DEFAULTS.

              Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and PROVIDED FURTHER, HOWEVER, that, in the case of any default of the character specified in
Section 5.1(3), no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.2, the term "DEFAULT" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

              SECTION 6.3.  CERTAIN RIGHTS OF TRUSTEE.

              Subject to the provisions of Section 6.1:

              (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

              (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

              (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction;

              (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit; and

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

              SECTION 6.4.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
SECURITIES.

              The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Corporation, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Corporation of the Securities or the proceeds thereof.

              SECTION 6.5.  MAY HOLD SECURITIES.

              The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Corporation, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

              SECTION 6.6.  MONEY HELD IN TRUST.

              Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law (including the Trust Indenture Act). The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Corporation.

              SECTION 6.7.  COMPENSATION AND REIMBURSEMENT.

              The Corporation, in its capacity as the issuer of the Securities, agrees

                     (1) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder in such amounts as the Corporation and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                     (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, wilful misconduct or bad faith; and

                     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence, wilful misconduct or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(4) or 5.1(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

              SECTION 6.8.  DISQUALIFICATION; CONFLICTING INTERESTS.

              (a) The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

              (b) The Trust Agreement and the Guarantee Agreement with respect to each Issuer Trust shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

              SECTION 6.9.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

              There shall at all times be a Trustee hereunder which shall be:

              (a) a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

              (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having at the time of appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 6.9 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI. Neither the Corporation nor any Person directly or indirectly controlling, controlled by or under common control with the Corporation shall serve as Trustee for the Securities of any series issued hereunder.

              SECTION 6.10.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

              (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

              (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

              (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Corporation.

              (d) If at any time:

              (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Corporation or by any Holder who has been a BONA FIDE Holder of a Security for at least six months, or

              (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Corporation or by any such Holder, or

              (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Corporation, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to the Securities of all series issued hereunder, or (ii) subject to Section 5.14, any Holder who has been a BONA FIDE Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of all series issued hereunder and the appointment of a successor Trustee or Trustees.

              (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Corporation. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Corporation or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a BONA FIDE Holder of a Security of such series for at least six months may, subject to Section 5.14, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

              (f) The Corporation shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

              SECTION 6.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

              (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

              (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Corporation, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Corporation or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

              (c) Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.

              (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

              SECTION 6.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

              Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and if any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

              SECTION 6.13.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST
CORPORATION.

              If and when the Trustee shall be or become a creditor of the Corporation (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Corporation (or any such other obligor).

              SECTION 6.14.  APPOINTMENT OF AUTHENTICATING AGENT.

              The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.7, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent or the Authenticating Agent's certificate of authentication set forth in this Section 6.14. Each Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 6.14 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

              Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

              An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Corporation and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section 6.14.

              The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

              If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

              This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.


Dated:  ___________________
                                                 [NAME], AS TRUSTEE


                                                 By:___________________________
                                                 AS AUTHENTICATING AGENT


                                                 By:___________________________
                                                 AUTHORIZED OFFICER

                                     ARTICLE VII

                HOLDER'S LISTS AND REPORTS BY TRUSTEE AND CORPORATION

              SECTION 7.1. CORPORATION TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

              The Corporation will furnish or cause to be furnished to the
Trustee:

              (a) semi-annually, on or before June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and

              (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation of any such request, a list in similar form and content as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Corporation and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

              SECTION 7.2.  PRESERVATION OF INFORMATION, COMMUNICATIONS TO
HOLDERS.

              (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

              (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

              (c) Every Holder of Securities, by its acceptance thereof, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

              SECTION 7.3.  REPORTS BY TRUSTEE.

              (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

              (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than 60 days following December 31 in each calendar year, commencing December 31, 2000 after the first issuance of Securities under this Indenture.

              (c) If this Indenture shall have been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed and also with the Commission. The Corporation will notify the Trustee when any Securities are listed on any securities exchange.

              SECTION 7.4.  REPORTS BY CORPORATION.

              If this Indenture shall have been qualified under the Trust Indenture Act, the Corporation shall file with the Trustee and with the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. At any time when the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or beneficial owner of a Security, the Corporation shall promptly furnish Rule 144A Information, or cause such information to be furnished, to such Holder or beneficial owner or to a prospective purchaser of such Security designated by such Holder or beneficial owner in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Security by such Holder or beneficial owner; PROVIDED, HOWEVER, that the Corporation shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. PERSON" within the meaning of Regulation S under the Securities Act. The Corporation also shall comply with the other provisions of Trust Indenture Act Section 314(a), PROVIDED, HOWEVER, that the Corporation shall be required, pursuant to this Section 7.4, to provide any document, report or other information to the Commission only if this Indenture shall have been qualified under the Trust Indenture Act.

                                     ARTICLE VIII

                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

              SECTION 8.1. CORPORATION MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

              The Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its properties and assets to any Person, and no Person (other than a Subsidiary) shall consolidate with or merge into the Corporation or convey, transfer or lease all or substantially all its properties and assets to the Corporation, unless:

              (1) if the Corporation shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all its properties and assets to any Person, the corporation formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance or transfer, or that leases, all or substantially all the properties and assets of the Corporation shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of

       Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities of every series and the performance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

              (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing; and

              (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

              SECTION 8.2.  SUCCESSOR CORPORATION SUBSTITUTED.

              Upon any consolidation or merger by the Corporation with or into any other Person, or any conveyance, transfer or lease by the Corporation of all or substantially all its properties and assets to any Person in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein; and in the event of any such conveyance, transfer or lease, the Corporation shall be discharged from all obligations and covenants under this Indenture and the Securities.

              Such successor Person may cause to be executed, and may issue either in its own name or in the name of the Corporation, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Corporation and delivered to the Trustee; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Corporation to the Trustee for authentication pursuant to such provisions and any Securities that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture.

              In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

                                      ARTICLE IX

                               SUPPLEMENTAL INDENTURES

              SECTION 9.1.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

              Without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

              (1) to evidence the succession of another Person to the Corporation, and the assumption by any such successor of the covenants of the Corporation contained herein and in the Securities contained; or

              (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Corporation; or

              (3) to establish the form or terms of Securities of any series as permitted by Sections 2.1 or 3.1; or

              (4) to add to the covenants of the Corporation for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of the series specified); or

              (5) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of the series specified); or

              (6) to change or eliminate any of the provisions of this Indenture, PROVIDED that any such change or elimination shall (a) become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (b) not apply to any Outstanding Securities; or

              (7) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED that such action pursuant to this clause (7) shall not adversely affect the interest of the Holders of Securities of any series in any material respect or, in the case of the Securities of a series issued to an Issuer Trust and for so long as any of the corresponding series of Capital Securities issued by such Issuer Trust shall remain outstanding, the holders of such Capital Securities; or

              (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

              (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

              SECTION 9.2.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

              With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Corporation and the Trustee, the Corporation, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series affected thereby,

              (1) change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
       Section 5.2, or change the place of payment where, or the coin or currency in which, any Security or interest (including any Additional Interest) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

              (2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

              (3) modify any of the provision of this Section 9.2, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby:

              PROVIDED FURTHER, HOWEVER, that in the case of Securities of a series issued to an Issuer Trust, so long as any of the corresponding series of Capital Securities issued by such Issuer Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a Majority in Liquidation Amount of such Capital Securities (as defined in the related Trust Agreement) unless and until the principal of (and premium, if any, on) the Securities of such series and all accrued and (subject to Section 3.12) unpaid interest (including, subject to Section 3.12, any Additional Interest) thereon have been paid in full, and (ii) no amendment shall be made to Section 5.8 of this Indenture that would impair the rights of the holders of Capital Securities issued by any Issuer Trust provided therein without the prior consent of the holders of each such Capital Security then outstanding unless and until the principal of (and premium, if any, on) the Securities of such series and all accrued and (subject to Section 3.12) unpaid interest (including, subject to Section 3.12, any Additional Interest) thereon have been paid in full.

              A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or any corresponding series of Capital Securities of an Issuer Trust that holds the Securities of any series, that modifies the rights of the Holders of Securities of such series or holders of such Capital Securities of such corresponding series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or holders of Capital Securities of any other series.

              It shall not be necessary for any Act of Holders under this
Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

              SECTION 9.3.  EXECUTION OF SUPPLEMENTAL INDENTURES.

              In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

              SECTION 9.4.  EFFECT OF SUPPLEMENTAL INDENTURES.

              Upon the execution of any supplemental indenture under this
Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


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                                                                          65

              SECTION 9.5.  CONFORMITY WITH TRUST INDENTURE ACT.

              Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

              SECTION 9.6.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

              Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Corporation, bear a notation in form approved by the Corporation as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities of any series so modified as to conform, in the opinion of the Corporation, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                      ARTICLE X

                                      COVENANTS

              SECTION 10.1.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

              The Corporation covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of that series in accordance with the terms of such Securities and this Indenture.

              SECTION 10.2.  MAINTENANCE OF OFFICE OR AGENCY.

              The Corporation will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities of that series and this Indenture may be served. The Corporation initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Corporation will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Corporation shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

              The Corporation may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or


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                                                                          66

agency in each Place of Payment for Securities of any series for such purposes. The Corporation will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

              SECTION 10.3.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

              If the Corporation shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest (including any Additional Interest) on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest (including any Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

              Whenever the Corporation shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of (or premium, if any) or interest (including any Additional Interest) on any Securities, deposit with a Paying Agent a sum sufficient to pay the amount so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of its failure so to act.

              The Corporation will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 10.3, that such Paying Agent will:

              (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of a series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

              (2) give the Trustee notice of any default by the Corporation (or any other obligor upon such Securities) in the making of any payment of principal (or premium, if any) or interest (including any Additional Interest) in respect of any Security of any series;

              (3) at any time during the continuance of any default with respect to a series of Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent with respect to such series; and

              (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

              The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation in trust for the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security and remaining unclaimed for two years after such principal (or premium, if any) or interest (including any Additional Interest) has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Corporation Request to the Corporation, or (if then held by the Corporation) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as a general unsecured creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

              SECTION 10.4.  STATEMENT AS TO COMPLIANCE.

              The Corporation shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Corporation is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Corporation shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

              SECTION 10.5.  WAIVER OF CERTAIN COVENANTS.

              Subject to the rights of holders of Capital Securities specified in Section 9.2, if any, the Corporation may omit in any particular instance to comply with any covenant or condition provided pursuant to
Section 3.1, 9.1(3) or 9.1(4) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation in respect of any such covenant or condition shall remain in full force and effect.


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                                                                          68

              SECTION 10.6.  PAYMENT OF TRUST'S COSTS AND EXPENSES.

Since the Issuer Trust is being formed solely to facilitate an investment in the Securities, the Corporation, as borrower, hereby covenants to pay all debts and obligations (other than with respect to the Capital Securities and Common Securities) and all costs and expenses of the Issuer Trust (including, but not limited to, all costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Trustees of the Issuer Trust and all costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than United States federal withholding taxes) imposed on the Issuer Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Issuer Trust and the Property Trustee after paying such expenses will be equal to the amounts the Issuer Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Issuer Trust. The obligations of the Corporation to pay all debts, obligations, costs and expenses of the Issuer Trust (other than with respect to the Capital Securities and the Common Securities) shall constitute additional debt hereunder and shall survive the satisfaction and discharge of the Indenture.

              SECTION 10.7.  ADDITIONAL COVENANTS.

              The Corporation covenants and agrees with each Holder of Securities of each series that it shall not, and it shall not permit any Subsidiary of the Corporation to, (x) declare or pay any dividends or distributions on, or redeem purchase, acquire or make a liquidation payment with respect to, any shares of the Corporation's capital stock, or (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU in all respects with or junior in interest to the Securities of such series (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation or satisfaction of obligations under any contract or security, in connection with any employment contract, stock option plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a Subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's debt for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or any agreements relating thereto, (d) any declaration of a dividend in connection with the adoption of any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock) if at such time (i) there shall have occurred any event (A) of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series, and (B) which the Corporation shall not have taken reasonable steps to cure, (ii) if the Securities of such series are held by an Issuer Trust, the Corporation shall be in default with respect to its payment of


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                                                                          69

any obligations under the Guarantee Agreement relating to the Capital Securities issued by such Issuer Trust, or (iii) or the Corporation shall have given notice of its election to begin an Extension Period with respect to the Securities of such series as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

              The Corporation also covenants with each Holder of Securities of a series issued to an Issuer Trust (i) to hold, directly or indirectly, 100% of the Common Securities of such Issuer Trust, PROVIDED that any permitted successor of the Corporation hereunder may succeed to the Corporation's ownership of such Common Securities, (ii) as holder of such Common Securities, not to voluntarily terminate, wind-up or liquidate such Issuer Trust, other than (a) in connection with a distribution of the Securities of such series to the holders of the related Capital Securities in liquidation of such Issuer Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and
(iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Issuer Trust to continue to be classified as a grantor trust and not to be taxable as a corporation for United States federal income tax purposes.

              SECTION 10.8.  ORIGINAL ISSUE DISCOUNT.

              For each year during which any Securities are considered to have been issued with "original issue discount" (within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended), the Corporation shall furnish to each Paying Agent in a timely fashion such information as may be reasonably requested by each Paying Agent in order that such Paying Agent may prepare the information that it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to
Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includable in income for each $25 of principal amount at Stated Maturity of Securities Outstanding during such year.

              SECTION 10.9.  LIMITATION ON INDEBTEDNESS.

              The Corporation shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or otherwise become directly or indirectly liable with respect to, any Indebtedness, which (a) would result in any downgrade of the rating of any Indebtedness of the Corporation or any of its Subsidiaries, including the Capital Securities, below an investment grade rating of Baa3 by Moody's Investors Service or of BBB- by Standard & Poor's Rating Service or (b) would be given an initial rating below Baa3 by Moody's Investors Service or BBB- by Standard and Poor's Rating Service.

              For purposes of complying with this covenant, the Corporation agrees that, prior to creating, incurring, assuming, or otherwise becoming liable with respect to, or permitting any of its Subsidiaries to create, incur, assume, or otherwise become liable with respect to, any Indebtedness, it will apply for and receive a confirmation of the rating of any of its then existing Indebtedness (including the Capital Securities or any Indebtedness issued hereunder) and/or, as applicable, an initial rating of any new Indebtedness to be so created, incurred, assumed or for which the


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                                                                          70

Corporation or any of its Subsidiaries is to become so liable from each of Moody's Investors Service and Standard & Poor's Rating Service or the successors thereof.

              SECTION 10.10.  LIMITATION ON LIENS.

              The Corporation shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, securing Indebtedness, other than Senior Indebtedness, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or prior to in the case of Liens with respect to Indebtedness which is subordinated to the Securities) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

                                      ARTICLE XI

                               REDEMPTION OF SECURITIES

              SECTION 11.1.  APPLICABILITY OF THIS ARTICLE.

              Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article XI; PROVIDED, HOWEVER, that if any provision of any such form of Security shall conflict with any provision of this Article XI, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security of a series shall be subject to partial redemption only in integral multiples of $25.

              SECTION 11.2.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

              The election of the Corporation to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Corporation, the Corporation shall, not less than 45 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee, and, in the case of Securities of a series held by an Issuer Trust, the Property Trustee under the related Trust Agreement, such date and of the principal amount of Securities of the applicable series to be redeemed and provide the additional information required to be included in the notice or notices contemplated by
Section 11.4; provided that in the case of any series of Securities initially issued to an Issuer Trust, for so long as such Securities are held by such Issuer Trust, such notice shall be given not less than 45 nor more than 75 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee under the related Trust Agreement). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Corporation shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction.

              SECTION 11.3.  SELECTION OF SECURITIES TO BE REDEEMED.

              If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, PROVIDED that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

              The Trustee shall promptly notify the Corporation in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Corporation shall so direct, Securities registered in the name of the Corporation, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

              SECTION 11.4.  NOTICE OF REDEMPTION.

              Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register, provided that in the case of any series of Securities initially issued to an Issuer Trust, for so long as such Securities are held by such Issuer Trust, such notice shall be given not less than 45 nor more than 75 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee under the related Trust Agreement).

              With respect to Securities of each series to be redeemed, each notice of redemption shall state:

              (a) the Redemption Date;

              (b) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, an estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and, if such an estimate of the Redemption Price is given, a subsequent notice shall be given as set forth above on the date that such Redemption Price is calculated setting forth the actual Redemption Price);

              (c) if less than all Outstanding Securities of such particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

              (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest (including any Additional Interest) thereon, if any, shall cease to accrue on and after said date;

              (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

              (f) that the redemption is for a sinking fund, if such is the case;

              (g) such other provisions as may be required in respect of the terms of a particular series of Securities.

              Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation's request, by the Trustee in the name and at the expense of the Corporation and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

              SECTION 11.5.  DEPOSIT OF REDEMPTION PRICE.

              Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Corporation will deposit with the Trustee or with one or more Paying Agents (or, if the Corporation is acting as its own Paying Agent, the Corporation will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including any Additional Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.

              SECTION 11.6.  PAYMENT OF SECURITIES CALLED FOR REDEMPTION.

              If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date.
On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Corporation at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; PROVIDED, HOWEVER, that, unless otherwise specified as contemplated by Section 3.1, installments of interest (including any Additional Interest) whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.8.

              Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Corporation, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms.

              If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of (and premium, if any, on) such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Security.

              SECTION 11.7. RIGHT OF REDEMPTION OF SECURITIES INITIALLY ISSUED TO AN ISSUER TRUST.

              In the case of Securities of a series initially issued to an Issuer Trust, except as otherwise specified as contemplated by Section 3.1, the Corporation, at its option, may redeem such Securities (i) on or after the date specified in such Security, in whole at any time or in part from time to time, or (ii) upon the occurrence and during the continuation of a Tax Event or an Investment Company Event, in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of such Tax Event or Investment Company Event, in each case at a Redemption Price specified in such Security, together with accrued interest (including any Additional Interest) to but excluding the Redemption Date.

              If less than all the Securities of any such series are to be redeemed, the aggregate principal amount of such Securities remaining Outstanding after giving effect to such redemption shall be sufficient to satisfy any provisions of the Trust Agreement related to the Issuer Trust to which such Securities were issued, including any requirement in such Trust Agreement as to the minimum Liquidation Amount (as defined in such Trust Agreement) of Capital Securities that may be held by a holder of Capital Securities thereunder.

                                     ARTICLE XII

                                    SINKING FUNDS

              SECTION 12.1.  APPLICABILITY OF ARTICLE.

              The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

              The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a "MANDATORY SINKING FUND PAYMENT", and any sinking fund payment in excess of such minimum amount that is permitted to be made by the terms of such Securities of any series is herein referred to as an "OPTIONAL SINKING FUND PAYMENT". If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of such Securities.

              SECTION 12.2.  SATISFACTION OF SINKING FUND PAYMENTS WITH
SECURITIES.

              In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Corporation may at its option, at any time no more than 16 months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Securities of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Corporation, except Securities of such series that have been theretofore redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Securities of such series, accompanied by a Corporation Order instructing the Trustee to credit such obligations and stating that the Securities of such series were originally issued by the Corporation by way of bona fide sale or other negotiation for value; PROVIDED that the Securities to be so credited have not been previously so credited.
The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price for such Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

              SECTION 12.3.  REDEMPTION OF SECURITIES FOR SINKING FUND.

              Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Corporation will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, that is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 3.1) and the portion thereof, if any, that is to be satisfied by delivering and crediting Securities pursuant to Section 12.2, and will also deliver to the Trustee any Securities to be so delivered. Such Officers' Certificate shall be irrevocable and upon its delivery the Corporation shall be obligated to make any cash payment or payments referred to therein, on or before the succeeding sinking fund payment date. If the Corporation fails to deliver such Officers' Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers' Certificate) by the due date therefor, the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.2 and without the right to make the optional sinking fund payment with respect to such series at such time.

              Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Corporation, if the Corporation is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or, if the Corporation is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.3) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or, by the Corporation, if the Corporation is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Corporation in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6. On or before each sinking fund payment date, the Corporation shall pay to the Trustee (or, if the Corporation is acting as its own Paying Agent, the Corporation shall segregate and hold in trust as provided in Section 10.3) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 3.1) equal to the principal (and premium, if any) and any interest (including any Additional Interest) accrued to the Redemption Date for the Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.

              Neither the Trustee nor the Corporation shall redeem any Securities of a series with sinking fund monies or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest (including any Additional Interest), if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Corporation, if the Corporation is acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Corporation) for that purpose in accordance with the terms of this
Article XII. Except as aforesaid, any monies in the sinking fund for such series at the time when any such default or Event of Default shall occur and any monies thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of such series; PROVIDED, HOWEVER, that if such default or Event of Default shall have been cured or waived as provided herein, such monies shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such monies may be applied pursuant to the provisions of this Section 12.3.

                                     ARTICLE XIII

                             SUBORDINATION OF SECURITIES

              SECTION 13.1.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

              The Corporation covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIII, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities of each and every series are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness.

              SECTION 13.2. NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT; PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

              If the Corporation shall default in the payment of any principal of (or premium, if any) or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Corporation by the holders of Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, or all such Senior Indebtedness has been paid, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of (or premium, if any) or interest (including any Additional Interest) on any of the Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities.

              In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceedings relating to the Corporation, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Corporation for the benefit of creditors or (d) any other marshaling of the assets of the Corporation (each such event, if any, herein sometimes referred to as a "PROCEEDING"), all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof; PROVIDED, HOWEVER, that holders of any Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that holders of such Senior Indebtedness would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business. Any payment or distribution, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), that would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full; PROVIDED, HOWEVER, that holders of any Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that holders of such Senior Indebtedness would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

              In the event of any Proceeding, after payment of all sums owing with respect to Senior Indebtedness to the extent provided herein, the Holders of the Securities to the extent provided herein, together with the holders of any obligations of the Corporation ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest (including any Additional Interest) on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock ranking junior to the Securities and such other obligations.

              If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the debt evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid to the extent provided herein, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness to the extent provided herein at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) to the extent provided herein. If the Trustee or any Holder fails to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

              The Trustee and the Holders shall take such action (including the delivery of this Indenture to an agent for the holders of Senior Indebtedness or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

              The provisions of this Section 13.2 shall not impair any rights, interests, remedies or powers of any secured creditor of the Corporation in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

              The securing of any obligations of the Corporation, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

              SECTION 13.3.  PAYMENT PERMITTED IF NO DEFAULT.

              Nothing contained in this Article XIII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Corporation, at any time, except during the pendency of the conditions described in the first paragraph of Section 13.2 or of any Proceeding referred to in Section 13.2, from making payments at any time of principal of (and premium, if any) or interest (including any Additional Interest) on the Securities, or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this
Article XIII.

              SECTION 13.4. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

              Subject to the payment to the extent provided herein of all amounts due or to become due on all Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XIII (equally and ratably with the holders of all indebtedness of the Corporation that by its express terms is subordinated to Senior Indebtedness of the Corporation to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIII, and no payments over pursuant to the provisions of this Article XIII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Corporation, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Corporation to or on account of such Senior Indebtedness.

              SECTION 13.5.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

              The provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Corporation and the Holders of the Securities, the obligations of the Corporation, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Corporation of the Holders of the Securities and creditors of the Corporation other than their rights in relation to the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Capital Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

              SECTION 13.6.  TRUSTEE TO EFFECTUATE SUBORDINATION.

              Each Holder of a Security, by its acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XIII and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

              SECTION 13.7.  NO WAIVER OF SUBORDINATION PROVISIONS.

              No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

              Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Indebtedness may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities of any series, without incurring responsibility to such Holders and without impairing or releasing the subordination as provided in this Article XIII or the obligations hereunder of such Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.

              SECTION 13.8.  NOTICE TO TRUSTEE.

              The Corporation shall give prompt written notice to the Trustee of any fact known to the Corporation that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 13.8 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including the payment of the principal of (and premium, if any, on) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

              Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor). If the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

              SECTION 13.9. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

              Upon any payment or distribution of assets of the Corporation referred to in this Article XIII, the Trustee, subject to the provisions of
Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

              SECTION 13.10. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

              The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Corporation or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

              SECTION 13.11. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

              The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

              SECTION 13.12.   ARTICLE APPLICABLE TO PAYING AGENTS.

              If at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term "TRUSTEE" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

                                    * * * *

              This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                            DPL INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE BANK OF NEW YORK, as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A


                  [Form of Restricted Securities Certificate]

                       RESTRICTED SECURITIES CERTIFICATE

           (For transfers pursuant to Sections 3.5(b) and 3.6(b) of
                       the Indenture referred to below)


[_________________________],
 as Securities Registrar
[address]


              Re:  [TITLE OF SECURITIES] of DPL Inc. (the "SECURITIES")

              Reference is made to the Junior Subordinated Indenture, dated as of ________ __, 2000 (the "INDENTURE"), between DPL Inc., an Ohio corporation, and ____________, as Trustee. Terms used herein and defined in the Indenture or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "SECURITIES ACT") are used herein as so defined.

              This certificate relates to $__________ aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the "SPECIFIED SECURITIES"):

              CUSIP No(s). ___________________________

              CERTIFICATE No(s). _____________________

              CURRENTLY IN BOOK-ENTRY FORM:   Yes ___    No ___ (check one)

              The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.
Such beneficial owner or owners are referred to herein collectively as the "OWNER". If the Specified Securities are represented by a Global Security, they are held through a Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

              The Owner has requested that the Specified Securities be transferred to another person (the "TRANSFEREE") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

              (1) RULE 144A TRANSFERS. If the transfer is being effected in accordance with Rule 144A:

                     (A) the Specified Securities are being transferred to a
              person that the Owner and any person acting on its behalf reasonably believe is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                     (B) the Owner and any person acting on its behalf have
              taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

              (2) RULE 904 TRANSFERS. If the transfer is being effected in accordance with Rule 904:

                     (A) the Owner is not a distributor of the Securities, an
              affiliate of the Corporation or any such distributor or a person acting in behalf of any of the foregoing;

                     (B) the offer of the Specified Securities was not made to a person in the United States;

                     (C) either:

                                        (i)   at the time the buy order was
                            originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                                       (ii)   the transaction is being
                            executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                     (D) no directed selling efforts have been made in the
              United States by or on behalf of the Owner or any affiliate thereof; and

                     (E) the transaction is not part of a plan or scheme to
              evade the registration requirements of the Securities Act.

              (3) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:

                     (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule
              144) has elapsed since the date the Specified Securities were acquired from the Corporation or from an affiliate (as such term is defined in Rule 144) of the Corporation, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e),
              (f) and (h) of Rule 144; or

                     (B) the transfer is occurring after a holding period by the
              Owner of at least three years has elapsed since the date the Specified Securities were acquired from the Corporation or from an affiliate (as such term is defined in Rule 144) of the Corporation, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Corporation.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Corporation and the Purchasers (as defined in the Trust Agreement relating to the Issuer Trust to which the Securities were initially issued).

Dated:                                 -----------------------------------------
                                       (Print the name of the Undersigned, as
                                       such term is defined in the second
                                       paragraph of this certificate.)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       (If the Undersigned is a corporation,
                                       partnership or fiduciary, the title of
                                       the person signing on behalf of the
                                       Undersigned must be stated.)

                                                                       EXHIBIT F


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                      AMENDED AND RESTATED TRUST AGREEMENT

                                      AMONG


                                    DPL INC.,
                                  AS DEPOSITOR


                              THE BANK OF NEW YORK

                               AS PROPERTY TRUSTEE


                              THE BANK OF NEW YORK

                               AS DELAWARE TRUSTEE


                                       and


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                             ---------------------


                          Dated as of ________ __, 2000


                              -------------------


                               DPL CAPITAL TRUST I


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
ARTICLE I

                  DEFINED TERMS...............................................................................1
                  Section 1.1   Definitions...................................................................1

ARTICLE II

                  CONTINUATION OF THE ISSUER TRUST...........................................................11
                  Section 2.1   Name.........................................................................11
                  Section 2.2   Office of the Delaware Trustee; Principal Place of Business..................12
                  Section 2.3   Initial Contribution of Trust Property; Organizational Expenses..............12
                  Section 2.4   Issuance of the Capital Securities...........................................12
                  Section 2.5   Issuance of the Common Securities; Subscription and Purchase of Debentures...12
                  Section 2.6   Continuation of Trust........................................................13
                  Section 2.7   Authorization to Enter into Certain Transactions.............................13
                  Section 2.8   Assets of Trust..............................................................17
                  Section 2.9   Title to Trust Property......................................................17

ARTICLE III

                  PAYMENT ACCOUNT............................................................................17
                  Section 3.1   Payment Account..............................................................17

ARTICLE IV
                  DISTRIBUTIONS; REDEMPTION..................................................................18
                  Section 4.1   Distributions................................................................18
                  Section 4.2   Redemption...................................................................19
                  Section 4.3   Subordination of Common Securities...........................................21
                  Section 4.4   Payment Procedures...........................................................21
                  Section 4.5   Tax Returns and Reports......................................................21
                  Section 4.6   Payments under Indenture or Pursuant to Direct Actions.......................22

ARTICLE V

                  TRUST SECURITIES CERTIFICATES..............................................................22
                  Section 5.1   Initial Ownership............................................................22
                  Section 5.2   The Trust Securities Certificates............................................22
                  Section 5.3   Execution and Delivery of Trust Securities Certificates......................23
                  Section 5.4   Book-Entry Capital Securities................................................23


                                      -i-


                  Section 5.5   Registration, Transfer and Exchange Generally; Certain Transfers and
                                Exchanges; Securities Act Legends............................................25
                  Section 5.6   Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates...........28
                  Section 5.7   Persons Deemed Holders.......................................................28
                  Section 5.8   Access to List of Holders' Names and Addresses...............................28
                  Section 5.9   Maintenance of Office or Agency..............................................29
                  Section 5.10  Appointment of Paying Agents.................................................29
                  Section 5.11  Ownership of Common Securities by Depositor..................................29
                  Section 5.12  Notices to Clearing Agency...................................................30
                  Section 5.13  Rights of Holders; Waivers of Past Defaults..................................30

ARTICLE VI

                  ACTS OF HOLDERS; MEETINGS; VOTING..........................................................32
                  Section 6.1   Limitations on Voting Rights.................................................32
                  Section 6.2   Notice of Meetings...........................................................33
                  Section 6.3   Meetings of Holders of the Capital Securities................................33
                  Section 6.4   Voting Rights................................................................34
                  Section 6.5   Proxies, etc.................................................................34
                  Section 6.6   Holder Action by Written Consent.............................................34
                  Section 6.7   Record Date for Voting and Other Purposes....................................34
                  Section 6.8   Acts of Holders..............................................................35
                  Section 6.9   Inspection of Records........................................................36

ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES.............................................................36
                  Section 7.1   Representations and Warranties of the Property Trustee and the Delaware
                                Trustee......................................................................36
                  Section 7.2   Representations and Warranties of Depositor..................................37

ARTICLE VIII

                  THE ISSUER TRUSTEES; PAYING AGENTS.........................................................38
                  Section 8.1   Certain Duties and Responsibilities..........................................38
                  Section 8.2   Certain Notices..............................................................40
                  Section 8.3   Certain Rights of Property Trustee...........................................41
                  Section 8.4   Not Responsible for Recitals or Issuance of Securities.......................42
                  Section 8.5   May Hold Securities..........................................................43
                  Section 8.6   Compensation; Indemnity; Fees................................................43
                  Section 8.7   Corporate Property Trustee Required; Eligibility of Issuer Trustees..........45
                  Section 8.8   Conflicting Interests........................................................45
                  Section 8.9   Co-Trustees and Separate Trustee.............................................46
                  Section 8.10  Resignation and Removal; Appointment of Successor............................47


                                      -ii-

                  Section 8.11  Acceptance of Appointment by Successor.......................................48
                  Section 8.12  Merger, Conversion, Consolidation or Succession to Business..................49
                  Section 8.13  Preferential Collection of Claims Against Depositor or Issuer Trust..........49
                  Section 8.14  Property Trustee May File Proofs of Claim....................................49
                  Section 8.15  Reports by Property Trustee..................................................50
                  Section 8.16  Reports to the Property Trustee..............................................51
                  Section 8.17  Evidence of Compliance with Conditions Precedent.............................51
                  Section 8.18  Number of Issuer Trustees....................................................51
                  Section 8.19  Delegation of Power..........................................................51
                  Section 8.20  Appointment of Administrative Trustees.......................................52

ARTICLE IX

                  DISSOLUTION, LIQUIDATION AND MERGER........................................................52
                  Section 9.1   Dissolution Upon Expiration Date.............................................52
                  Section 9.2   Early Dissolution............................................................53
                  Section 9.3   Termination..................................................................53
                  Section 9.4   Liquidation..................................................................53
                  Section 9.5   Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.......55

ARTICLE X

                  MISCELLANEOUS PROVISIONS...................................................................56
                  Section 10.1  Limitation of Rights of Holders..............................................56
                  Section 10.2  Amendment....................................................................56
                  Section 10.3  Separability.................................................................57
                  Section 10.4  Governing Law................................................................57
                  Section 10.5  Payments Due on Non-Business Day.............................................58
                  Section 10.6  Successors...................................................................58
                  Section 10.7  Headings.....................................................................58
                  Section 10.8  Reports, Notices and Demands.................................................58
                  Section 10.9  Agreement Not to Petition....................................................59
                  Section 10.10 Trust Indenture Act; Conflict with Trust Indenture Act.......................59
                  Section 10.11 Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture....60

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of ________ __, 2000, among (i) DPL Inc., an Ohio corporation (including any successors or assigns, the "DEPOSITOR"), (ii) The Bank of New York, a national banking association, as property trustee (in such capacity, the "PROPERTY TRUSTEE" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "BANK"),
(iii) The Bank of New York, a Delaware corporation, as Delaware trustee (in such capacity, the "DELAWARE TRUSTEE"), (iv) [Name], an individual, and [Name], an individual, each of whose address is c/o [-] Inc., Courthouse Plaza Southwest, Dayton, Ohio 45402 (each an "ADMINISTRATIVE TRUSTEE") (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the "ISSUER TRUSTEES") and (v) the holders, from time to time, of undivided beneficial ownership interests in the assets of the Issuer Trust.


                              W I T N E S S E T H:

         WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and created a business trust pursuant to the Delaware Business Trust Act by entering into the Declaration of Trust, dated as of February 1, 2000 (the "ORIGINAL TRUST AGREEMENT"), and by the execution and filing by the Property Trustee and the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on February 1, 2000, attached as EXHIBIT A; and

         WHEREAS, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures, and (iv) the appointment of the Administrative Trustees;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         Section 1.1 DEFINITIONS

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

         (d) Unless the context otherwise requires, any reference to an "Article", a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement;

         (e) All references to "the Trust Agreement" or "this Trust Agreement" are to this Trust Agreement as modified, supplemented or amended from time to time; and

         (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.


         "ACT" has the meaning specified in Section 6.8.

         "ADDITIONAL DISTRIBUTIONS" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

         "ADMINISTRATIVE TRUSTEE" means each Person appointed in accordance with
Section 8.20 solely in such Person's capacity as Administrative Trustee of the Issuer Trust heretofore created and continued hereunder and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Book- Entry Capital Security, the rules and procedures of the Clearing Agency for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "BANK" has the meaning specified in the preamble to this Trust
Agreement.

         "BANKRUPTCY EVENT" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "BANKRUPTCY LAWS" has the meaning specified in Section 10.9.

         "BOARD OF DIRECTORS" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

         "BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE" means a Capital Securities Certificate evidencing ownership of Book-Entry Capital Securities.

         "BOOK-ENTRY CAPITAL SECURITY" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

         "BUSINESS DAY" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York or Dayton, Ohio are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "CAPITAL SECURITY" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein, and designated as ____% Capital Securities, or any additional series issued pursuant to the Registration Rights Agreement, as the case may be.

         "CAPITAL SECURITIES CERTIFICATE" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as EXHIBIT D.

         "CERTIFICATE DEPOSITORY AGREEMENT" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as EXHIBIT B, as the same may be amended and supplemented from time to time.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Clearing Agency.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the Securities and Exchange Commission or any successor entity.

         "COMMON SECURITIES CERTIFICATE" means a certificate evidencing ownership of Common Securities, substantially in the form attached as EXHIBIT C.

         "COMMON SECURITIES HOLDER" means [-] Inc. in its capacity as purchaser and holder of all of the Common Securities issued or to be issued by the Issuer Trust.

         "COMMON SECURITY" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

         "CORPORATE TRUST OFFICE" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in [City] [State] and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in [City] [State].

         "DEBENTURE EVENT OF DEFAULT" means any "EVENT OF DEFAULT" specified in
Section 5.1 of the Indenture.

         "DEBENTURE REDEMPTION DATE" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

         "DEBENTURE TRUSTEE" means the Person identified as the "TRUSTEE" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

         "DEBENTURES" means the Depositor's ____% Junior Subordinated Deferrable Interest Debentures, issued pursuant to the Indenture.

         "DEFINITIVE CAPITAL SECURITIES CERTIFICATES" means either or both (as the context requires) of (i) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.2 or 5.4, and (ii) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

         "DELAWARE BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 ET SEQ., or any successor statute thereto, in each case as amended from time to time.

         "DELAWARE TRUSTEE" means the Person identified as the "DELAWARE TRUSTEE" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

         "DEPOSITOR" has the meaning specified in the preamble to this Trust Agreement.

         "DISTRIBUTION DATE" has the meaning specified in Section 4.1(a).

         "DISTRIBUTIONS" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means The Depository Trust Company.

         "EARLY TERMINATION EVENT" has the meaning specified in Section 9.2.

         "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the occurrence of a Debenture Event of Default; or

          (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

         "EXPIRATION DATE" has the meaning specified in Section 9.1.

         "GUARANTEE AGREEMENT" means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Trust Securities, as amended from time to time.

         "HOLDER" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite liquidation amount of Capital Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of such determination only (and not for any other purpose hereunder), if the Capital Securities remain in global form, the term "Holders" shall mean the holder of the global security acting at the direction of the beneficial owners of the Capital Securities.

         "INDEMNIFIED PERSON" has the meaning specified in Section 8.6(c).

         "INDENTURE" means the Junior Subordinated Indenture, dated as of ________ __, 2000, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "INITIAL PURCHASER" means Dayton Ventures, Inc.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "ISSUER TRUST" means the Delaware business trust known as "DPL Capital I", which was created on February 1, 2000, under the Delaware Business Trust Act pursuant to the Original Trust Agreement and is continued pursuant to this Trust Agreement.

         "ISSUER TRUSTEES" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

         "LIEN" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "LIKE AMOUNT" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Distributions to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

         "LIQUIDATION AMOUNT" means the stated amount of $25 per Trust Security.

         "LIQUIDATION DATE" means the date of the dissolution, winding-up or termination of the Issuer Trust pursuant to Section 9.4.

         "LIQUIDATION DISTRIBUTION" has the meaning specified in Section 9.4(d).

         "MAJORITY IN LIQUIDATION AMOUNT OF THE CAPITAL SECURITIES" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities.

         "NEW CAPITAL SECURITIES" has the meaning specified in Section 2.4.

         "NEW CAPITAL SECURITY CERTIFICATE" means a certificate evidencing ownership of Capital Securities, substantially in the form of Exhibit D; provided, however, that such security shall not contain the Restricted Capital Securities Legend.

         "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or one of the Vice Presidents, by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the Issuer Trustees. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement by each officer signing the Officer's Certificate that such officer has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

         "ORIGINAL CAPITAL SECURITIES" has the meaning specified in Section 2.4.

         "ORIGINAL TRUST AGREEMENT" has the meaning specified in the recitals to this Trust Agreement.

         "OUTSTANDING", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, EXCEPT:

          (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

          (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Trust Securities that have been paid or in exchange for or in lieu of which other Capital Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee or any Affiliate of the Depositor or any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (b) the foregoing clause (a) shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "OWNER" means each Person who is the beneficial owner of Capital Securities or Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

         "PAYMENT ACCOUNT" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "PORTAL" means the Private Offering, Resales and Trading through Automatic Linkages (PORTAL) Market, and any successor market thereto.

         "PLAN" means an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code.

         "PLAN ASSET ENTITY" means any Person whose underlying assets include "plan assets" by reason of any Plan's investment in such Person.

         "PROPERTY TRUSTEE" means the Person identified as the "PROPERTY TRUSTEE" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "PTCE" means a U.S. Department of Labor Prohibited Transaction Class Exemption.

         "REDEMPTION DATE" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "REDEMPTION PRICE" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

         "REGISTRATION DEFAULT" means if either the Depositor or the Issuer Trust fails to comply with the terms of the Registration Rights Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Securityholders and Registration Rights Agreement dated the date hereof between the Depositor, the Issuer Trust and the Purchasers named therein for the benefit of themselves and the Holders of the Capital Securities issued by the Issuer Trust as of the date hereof, as the same may be amended from time to time in accordance with the terms thereof.

         "REGULATION D" means Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

         "RELEVANT TRUSTEE" has the meaning specified in Section 8.10.

         "RESTRICTED" means all Capital Securities which are required pursuant to Section 5.5(c) to bear a Restricted Capital Securities Legend.

         "RESTRICTED CAPITAL SECURITIES LEGEND" means a legend substantially in the form of the legend required in the form of Capital Securities Certificate set forth in EXHIBIT D to be placed upon a Restricted Securities Certificate.

         "RESTRICTED SECURITIES CERTIFICATE" means a certificate substantially in the form set forth in EXHIBIT E.

         "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "SECURITIES ACT" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

         "SECURITIES REGISTER" and "SECURITIES REGISTRAR" have the respective meanings specified in Section 5.5.

         "SUCCESSOR CAPITAL SECURITIES" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

         "TIME OF DELIVERY" means ________ __, 2000.

         "TRUST AGREEMENT" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all Exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUST PROPERTY" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing.

         "TRUST SECURITY" means any one of the Common Securities or the Capital Securities.

         "TRUST SECURITIES CERTIFICATE" means any one of the Common Securities Certificates or the Capital Securities Certificates.

         "VICE PRESIDENT" when used with respect to the Corporation, means any duly appointed vice president, whether or not designated by a number or word or words added before or after the title "vice president."


                                   ARTICLE II

                        CONTINUATION OF THE ISSUER TRUST

         Section 2.1 NAME.

         The trust continued hereby shall be known as "DPL Capital Trust I", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees (other than the Delaware Trustee) may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.


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

         Section 2.2 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF
BUSINESS.

         The address of the Delaware Trustee in the State of Delaware is [Address], Wilmington, Delaware 19801, Attention: ________________ or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is c/o DPL Inc., MacGregor Park, 1065 Woodman Drive, Dayton, Ohio 45432, Attention:
General Counsel.

         Section 2.3 INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.

         The Issuer Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. Pursuant to Section 10.6 of the Indenture, the Depositor, in its capacity as the issuer of the Debentures, shall pay all of the organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustees, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         Section 2.4 ISSUANCE OF THE CAPITAL SECURITIES.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall manually or by facsimile execute in accordance with Section 5.2 and 5.3 and the Property Trustee shall deliver to the Purchaser, Capital Securities Certificates, registered in the names requested by the Purchaser, evidencing an aggregate of _______ Capital Securities having an aggregate Liquidation Amount of $___________ (the "Original Capital Securities"), against receipt of the aggregate purchase price of such Capital Securities of $___________ (plus accrued Distributions, if any) by the Property Trustee.

         In addition, an Administrative Trustee, on behalf of the Issuer Trust, may execute Capital Securities Certificates in accordance with Section 5.2 representing an additional class of Capital Securities to be issued as contemplated by the Registration Rights Agreement ("NEW CAPITAL SECURITIES"); provided, that the aggregate number of issued and outstanding Capital Securities shall not at any time exceed _______, less the number of Capital Securities redeemed pursuant to Section 4.2.

         Section 2.5 ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Section 5.2 and 5.3 and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of _____ Common Securities having an aggregate Liquidation Amount of $17,010,325, against receipt of the aggregate purchase price of such Common Securities of $_________ (plus accrued Distributions, if any), by the Property

Trustee. Contemporaneously therewith, the Depositor shall issue and sell to the Issuer Trust, and the Issuer Trust shall purchase from the Depositor, Debentures having an aggregate principal amount equal to $567,010,325 registered in the name of the Property Trustee on behalf of the Issuer Trust and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $517,010,325 (plus accrued Distributions, if any) (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5).

         Section 2.6 CONTINUATION OF TRUST.

         The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (b) to make Distributions to holders, and (c) to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the respective Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Issuer Trustees set forth herein, except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

         Section 2.7 AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

         (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7, and in accordance with the following provisions (i) and (ii), the Property Trustee and the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Property Trustee and Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

          (i) As among the Issuer Trustees, each Administrative Trustee, acting individually or jointly, shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

               (A) establishing the terms and form of the Trust Securities in the manner specified in Section 5.2 and the issuance and sale of the Trust Securities in accordance with this Trust Agreement;

               (B) causing the Issuer Trust to enter into, and to execute, deliver and perform on behalf of the Issuer Trust the Certificate Depository Agreement and such other

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

          agreements as may be necessary or incidental in connection with the purposes and function of the Issuer Trust;

               (C) assisting in compliance with the duties and obligations of the Issuer Trust under and the Securities Act and under applicable state securities or blue sky laws (including by means of registration of the Capital Securities thereunder from time to time) and the Trust Indenture Act;

               (D) assisting in obtaining the designation of the Capital Securities for trading in PORTAL and if and at such time determined by the Depositor, to The New York Stock Exchange, Inc. or any other national stock exchange or automated quotation system for listing upon notice of issuance of any Capital Securities;

               (E) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (F) consenting to the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

               (G) executing the Trust Securities on behalf of the Issuer Trust in accordance with this Trust Agreement;

               (H) executing and delivering closing certificates, if any, pursuant to the Purchase Agreement and application for a taxpayer identification number for the Issuer Trust;

               (I) unless otherwise determined by the Property Trustee or Holders of at least a Majority in Liquidation Amount of the Capital Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, executing on behalf of the Issuer Trust (either acting alone or together with any other Administrative Trustee) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;

               (J) executing and entering into the Registration Rights Agreement and assisting in compliance with the Registration Rights Agreement and the transactions contemplated thereby including filings under the Securities Act;

               (K) taking any action incidental to the foregoing as the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement; and

               (L) delegating, by power of attorney consistent with applicable law to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Issuer Trust to execute pursuant to this
          Section 2.7.

          (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

               (A) establishing the Payment Account;

               (B) receiving the Debentures;

               (C) collecting interest, principal and any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

               (D) distributing through any Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;

               (E) exercising all of the rights, powers and privileges of a holder of the Debentures;

               (F) sending notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (G) distributing the Trust Property in accordance with the terms of this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, winding up the affairs of and liquidating the Issuer Trust and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware; and

               (I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

         (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees, acting in their capacity as such, shall not (i) acquire any investments other than the Debentures or engage in any activities not authorized by this Trust Agreement,
(ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) possess any power


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

or otherwise act in such a way as to vary the Trust Property, (iv) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, (v) incur any indebtedness for borrowed money or issue any other debt, or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. Subject to
Section 8.1(a), the Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

         (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions exempt from the registration requirements of the Securities Act;

               (ii) the determination of the States, or other jurisdictions, if any, in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

               (iii) the preparation of filing by the Issuer Trust with the Commission one or more registration statements on the applicable forms, including any amendments thereto, pertaining to the Capital Securities, the Guarantee Agreement and the Debentures;

               (iv) the preparation of filing by the Issuer Trust with the Commission of a registration statement on Form 8-A, including any amendments thereto, if such filing is determined to be necessary or desirable by the Depositor;

               (v) the compliance by the Depositor with the Registration Rights Agreement and the transactions contemplated thereby including preparation and filing of necessary filings under the Securities Act; and

               (vi) the taking of any other actions necessary or incidental to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, each Administrative Trustee and the Holder of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative Trustee or Holder of the Common Securities determines in its discretion to be necessary for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Capital Securities. In no event shall the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

         Section 2.8 ASSETS OF TRUST.

         The assets of the Issuer Trust shall consist of the Trust Property.

         Section 2.9 TITLE TO TRUST PROPERTY.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.


                                   ARTICLE III

                                 PAYMENT ACCOUNT

         Section 3.1 PAYMENT ACCOUNT.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


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                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

         Section 4.1 DISTRIBUTIONS.

         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including any Additional Distributions) will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

               (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from ________ __, 2000, and, except in the event (and to the extent) that the issuer of the Debentures exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on ________, ________, ________ and ________ of each year, commencing on _________
          __, 2000. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls within the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

               (ii) The Trust Securities shall be entitled to Distributions payable at a rate, not including Additional Distributions, of ____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The amount of Distributions payable for any period shall include any Additional Distributions in respect of such period.

               (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date.


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

         Section 4.2 REDEMPTION.

         (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to (and as defined in) the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and, if an estimate is provided, that a further notice shall be sent of the actual Redemption Price on the date on which such Redemption Price is calculated);

               (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

               (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date, except as provided in Section 4.2(d) below; and

               (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

         The Issuer Trust in issuing the Trust Securities may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent or Paying Agents, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent or Paying Agents irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date the Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated PRO RATA to the Common Securities and the Capital Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a PRO RATA basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities that has been or is to be redeemed.

         Section 4.3 SUBORDINATION OF COMMON SECURITIES.

         (a) Payment of Distributions (including any Additional Distributions) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made PRO RATA among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Distributions) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Distributions) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Distributions) on, the Redemption Price of or the Liquidation Distribution in respect of the Capital Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

         Section 4.4 PAYMENT PROCEDURES.

         Payments of Distributions (including any Additional Distributions) or of the Redemption Price, Liquidation Amount or any other amounts in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

         Section 4.5 TAX RETURNS AND REPORTS.

         The Administrative Trustees shall prepare (or cause to be prepared), at the expense of the issuer of the Debentures, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. Subject to Section 8.1(a), the Issuer Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

         Section 4.6 PAYMENTS UNDER INDENTURE OR PURSUANT TO DIRECT ACTIONS.

         Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.


                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

         Section 5.1 INITIAL OWNERSHIP.

         Upon the creation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

         Section 5.2 THE TRUST SECURITIES CERTIFICATES.

         (a) The Administrative Trustees shall on behalf of the Issuer Trust issue, in one or more issuances, Restricted Capital Securities representing undivided beneficial ownership interests in the assets of the Trust, and one class of Common Securities; PROVIDED, HOWEVER, that the Administrative Trustees may issue an additional class of Capital Securities in accordance with Section
2.4. The Capital Securities Certificates shall be issued in fully registered form in minimum denominations of $25 Liquidation Amount and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

         (b) Upon their original issuance, Capital Securities shall be issued to _______ in the form of one or more definitive Capital Securities Certificates; provided, however, that the Administrative Trustees shall promptly, at the request of ________, register such definitive Capital Securities in the name of DTC, as Clearing Agency, or its nominee.

         (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

         Section 5.3 EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

         At the Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

         Section 5.4 BOOK-ENTRY CAPITAL SECURITIES.

         (a) Each Book-Entry Capital Securities Certificate issued under this Trust Agreement shall be registered in the name of the Clearing Agency or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor, and each such Book-Entry Capital Securities Certificate shall constitute a single Capital Securities Certificate for all purposes of this Agreement.

         (b) Notwithstanding any other provision in this Trust Agreement, no Book-Entry Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Book-Entry Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency or a nominee thereof unless
(i) the Clearing Agency advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Capital Securities Certificates, and the Property Trustee is unable to locate a qualified successor, (ii) ________ is not a Holder of any Capital Securities and the Issuer Trust at its option advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) a Debenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii) or (iii) above, the Property Trustee shall notify the Clearing Agency and instruct the Clearing Agency to notify all Owners of Book-Entry Capital Securities and the Administrative Trustees of the occurrence of such event and of the availability of the Definitive Capital Securities Certificates to Owners of the Capital Securities requesting the same.

         (c) If any Book-Entry Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or canceled in whole, it shall be surrendered by or on behalf of the Clearing Agency or its nominee for exchange or cancellation as provided in this Article V. If any

Book-Entry Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or canceled in part, or if any other Capital Securities Certificate is to be exchanged in whole or in part for Book-Entry Capital Securities represented by a Book-Entry Capital Securities Certificate, then either (i) such Book-Entry Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Book-Entry Capital Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to that portion of the Liquidation Amount represented by the Book-Entry Capital Securities Certificate to be so exchanged or canceled, or equal to that portion of the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Book-Entry Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar with notice to the Property Trustee, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Book-Entry Capital Securities Certificate by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall, subject to Section 5.5(b) and as otherwise provided in this Article V, execute the Definitive Capital Securities Certificates issuable in exchange for such Book-Entry Capital Securities Certificate (or any portion thereof) in accordance with the instructions of the Clearing Agency. None of the Securities Registrar or the Property Trustee or the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

         (d) Every Capital Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Capital Securities Certificate or any portion thereof, whether pursuant to this
Article V or Section 4.2 or otherwise, shall be executed and delivered in the form of, and shall be, a Book-Entry Capital Securities Certificate, unless such Capital Securities Certificate is registered in the name of a Person other than the Clearing Agency or a nominee thereof.

         (e) The Clearing Agency or its nominee, as registered owner of a Book-Entry Capital Securities Certificate, shall be the Holder of such Book-Entry Capital Securities Certificate for all purposes under this Trust Agreement and the Capital Securities, and Owners with respect to a Book-Entry Capital Securities Certificate shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Property Trustee or the Administrative Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities represented thereby and the giving of instructions or directions by or to Owners of Book-Entry Capital Securities represented thereby) as the sole Holder of the Book-Entry Capital Securities represented thereby and shall have no obligations to the Owners thereof. None of the Depositor, the Issuer Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

         (f) The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Solely for the purposes of determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Capital Securities Certificates are not outstanding, the Property Trustee and the Administrative Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to such Issuer Trustees by the Clearing Agency setting forth the Holders' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

         Section 5.5 REGISTRATION, TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS.

         (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers (the "SECURITIES REGISTER") in which the registrar and transfer agent with respect to the Trust Securities (the "SECURITIES REGISTRAR"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and (subject to Section 5.11) Common Securities Certificates and of transfers and exchanges of Capital Securities Certificates as herein provided. The Property Trustee is hereby appointed Securities Registrar for the purpose of registering Capital Securities Certificates and (subject to Section 5.11) Common Securities and transfers and exchanges thereof as provided herein.

         Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount and bearing such restrictive legends as may be required by this Trust Agreement, dated the date of execution by such Administrative Trustee or Trustees.

         At the option of the Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates of the same series of any authorized denominations, of like tenor and aggregate Liquidation Amount, bearing such restrictive legends as may be required by this Trust Agreement and bearing a number not contemporaneously Outstanding, upon surrender of the Capital Securities Certificates to be exchanged at such office or agency. Whenever any Capital Securities Certificates are so surrendered for exchange, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, the Capital Securities Certificates that the Holder making the exchange is entitled to receive.

         All Capital Securities issued upon any transfer or exchange of Capital Securities shall evidence the same undivided beneficial interest in the assets of the Issuer Trust, and be entitled to the same benefits under this Trust Agreement, as the Capital Securities surrendered upon such transfer or exchange.

         The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

         Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Issuer Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

         (b) Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities Certificates and Book-Entry Capital Securities shall be made only in accordance with this Section 5.5(b).

               (i) NON-BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE TO BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE. If the Holder of a Capital Securities Certificate (other than a Book-Entry Capital Securities Certificate) wishes at any time to transfer all or any portion of such Capital Securities Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Book-Entry Capital Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of
          (A) such Capital Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a specified number of Book-Entry Capital Securities to be represented by such Book-Entry Capital Securities Certificate not greater than the number of Capital Securities represented by such Capital Securities Certificate be credited to a specified Clearing Agency Participant's account and (B) if the Capital Securities Certificate to be transferred evidences Restricted Capital Securities, a Restricted Securities Certificate duly executed by such Holder or such Holder's attorney duly authorized in writing, then the Securities Registrar shall cancel such Capital Securities Certificate (and issue a new Capital Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Book-Entry Capital Securities Certificate by the Liquidation Amount of such Capital Securities so transferred as provided in Section 5.4(c).

               (ii) NON-BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE TO NON-BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE. A Capital Securities Certificate that is not a Book-Entry Capital

          Securities Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.5(a), PROVIDED that if the Capital Securities Certificate to be transferred evidences Restricted Capital Securities, then the Securities Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or such Holder's attorney duly authorized in writing.

               (iii) BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE TO NON-BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE. A beneficial interest in a Book-Entry Capital Securities Certificate may be exchanged for a Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.4.

               (iv) CERTAIN INITIAL TRANSFERS OF NON-BOOK-ENTRY CAPITAL SECURITIES CERTIFICATES. In the case of Capital Securities Certificates initially issued other than in global form, an initial transfer or exchange of such Capital Securities Certificates that does not involve any change in beneficial ownership may be made to an Institutional Accredited Investor or Investors as if such transfer or exchange were not an initial transfer or exchange, PROVIDED that written certification shall be provided by the transferor and transferee of such Capital Securities to the Securities Registrar that such transfer or exchange does not involve a change in beneficial ownership.

         (c) Except as set forth below, all Capital Securities Certificates shall bear a Restricted Capital Securities Legend:

               (i) New Capital Securities shall not bear a Restricted Legend;

               (ii) at any time after the Original Capital Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions imposed thereon by the Securities Act, a new Capital Securities Certificate which does not bear a Restricted Securities legend may be issued in exchange for or in lieu of a Capital Securities Certificate (other than a Global Capital Securities Certificate) or any portion thereof which bears such a legend if the Securities Registrar has received a Restricted Securities Certificate, satisfactory to the Securities Registrar and duly executed by the Holder of such legended Capital Securities Certificate or his attorney duly authorized in writing; and

               (iii) a new Capital Securities Certificate that does not bear a Restricted Capital Securities Legend may be issued in exchange for or in lieu of a Capital Securities Certificate or any portion thereof that bears such a legend if, in the Depositor's sole judgment, placing such a legend upon such new Capital Securities Certificate is not and will not be necessary to ensure compliance with the registration requirements of the Securities Act, and the Administrative Trustees, at the direction of the Depositor, shall execute and deliver such a new Capital Securities Certificate as provided in this Article V.

         (d) Any purchaser or Holder of any Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (i) is not a Plan or a

Plan Asset Entity and is not purchasing such Capital Securities on behalf of or with "plan assets" of any Plan, or (ii) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. The Securities Registrar may, and if the Depositor shall so request, the Securities Registrar shall, before registering for transfer or exchange any Capital Securities Certificates as provided in Sections 5.2, 5.4 or 5.5 of this Trust Agreement, (A) require the purchaser or Holder of such Capital Securities Certificates to confirm that it either (x) is not a Plan, a Plan Asset Entity or a Person investing "plan assets" of any Plan or (y) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, and (B) if such purchaser or Holder does not provide such confirmation, require an Opinion of Counsel or other evidence satisfactory to the Depositor of the availability to such purchaser or Holder of another applicable exemption with respect to such purchase or holding.

         Section 5.6 MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         Section 5.7 PERSONS DEEMED HOLDERS.

         The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

         Section 5.8 ACCESS TO LIST OF HOLDERS' NAMES AND ADDRESSES.

         Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor or the Issuer Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 5.9 MAINTENANCE OF OFFICE OR AGENCY.

         The Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Corporate Trust Office of the Property Trustee as its office and agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Holders of any change in the location of the Securities Register or any such office or agency.

         Section 5.10 APPOINTMENT OF PAYING AGENTS.

         The Paying Agent or Agents shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. The Paying Agent shall initially be the Bank and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Depositor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 5.11 OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

         At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities (except in connection with a redemption thereof), and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of all or substantially all of its properties and assets to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the

Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next proceeding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

         Section 5.12 NOTICES TO CLEARING AGENCY.

         To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as all Capital Securities are represented by a Book-Entry Capital Securities Certificate, the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

         Section 5.13 RIGHTS OF HOLDERS; WAIVERS OF PAST DEFAULTS.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

         At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                    (A) all overdue installments of interest on all of the
               Debentures,

                    (B) any accrued Additional Interest (as defined in the
               Indenture) on all of the Debentures,

                    (C) the principal of (and premium, if any, on) any
               Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

                    (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

               (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.13 of the Indenture.

         The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default under the Indenture, except a default or Event of Default in the payment of principal or interest (unless such default or Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default or Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

         (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "DIRECT ACTION"). Except as set forth in Section 5.13(b) and this
Section 5.13(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

         (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this
Section 5.13, the Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

         Section 6.1 LIMITATIONS ON VOTING RIGHTS.

         (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities, except by a subsequent vote of the

Holders of the Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

         Section 6.2 NOTICE OF MEETINGS.

         Notice of all meetings of the Holders of the Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Capital Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         Section 6.3 MEETINGS OF HOLDERS OF THE CAPITAL SECURITIES.

         No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of the Holders of the Capital Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Capital Securities to vote on any matters as to which such Holders are entitled to vote.

         The Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Capital Securities.

         If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Capital Securities representing at least a majority of the aggregate Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

         Section 6.4 VOTING RIGHTS.

         Holders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

         Section 6.5 PROXIES, ETC.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, PROVIDED that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         Section 6.6 HOLDER ACTION BY WRITTEN CONSENT.

         Any action that may be taken by Holders of Capital Securities at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of the Capital Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing. Any action that may be taken by the Holder of all the Common Securities may be taken if such Holder shall consent to the action in writing.

         Section 6.7 RECORD DATE FOR VOTING AND OTHER PURPOSES.

         For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

         Section 6.8 ACTS OF HOLDERS.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section 6.8.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

         The ownership of Trust Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Depositor or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder, a decision with respect to such matter by the Property Trustee shall be conclusive with respect to such matter.

         Section 6.9 INSPECTION OF RECORDS.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders (and other Issuer Trustees) during normal business hours for any purpose reasonably related to such Holder's interest as a Holder (or such Issuer Trustee's service as a Trustee hereunder).


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Section 7.1 REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

         (a) the Property Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

         (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) the Delaware Trustee is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and satisfies for the Issuer Trust the requirements of Section 3807(a) of the Delaware Business Trust Act;

         (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

         (g) none of the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee, as the case may be, contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as appropriate in context; and

         (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

         Section 7.2 REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

         The Depositor hereby represents and warrants for the benefit of the Holders that:

         (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

         (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either Issuer Trustee of this Trust Agreement.

                                  ARTICLE VIII

                       THE ISSUER TRUSTEES; PAYING AGENTS

         Section 8.1 CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, but subject to Section 8.1(c), no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for his or her own gross negligent action, his or her own gross negligent failure to act, or his or her own wilful misconduct; PROVIDED, HOWEVER, that notwithstanding the foregoing clause, nothing contained in this Trust Agreement shall limit or diminish in any way any right to indemnification or defense that any Administrative Trustee may have by virtue of his or her status as an employee or officer of Depositor or any subsidiary of Depositor. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

         (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

               (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

          (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

          (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

          (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor; and

          (vii) No provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor. The Delaware Trustee shall not be responsible for monitoring compliance by the Property Trustee, the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Delaware Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor.

         Section 8.2 CERTAIN NOTICES.

         Within ninety days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustee and the Depositor, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of written notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

         The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Trust Agreement shall have obtained actual knowledge, of such Event of Default.

         Section 8.3 CERTAIN RIGHTS OF PROPERTY TRUSTEE.

         Subject to the provisions of Section 8.1:

         (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Capital Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or wilful misconduct;

         (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate;

         (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

         (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, PROVIDED that the Property Trustee shall be responsible for its own negligence, bad faith or wilful misconduct with respect to selection of any agent or attorney appointed by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which it shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

         Section 8.4 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor and the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

         The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its Corporate Trust Office shall have received written notice from the Depositor, any Holder or any other Issuer Trustee that such funds are not legally available.

         Section 8.5 MAY HOLD SECURITIES.

         Any Issuer Trustee or any agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and, except as provided in the definition of the term "OUTSTANDING" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such agent.

         Section 8.6 COMPENSATION; INDEMNITY; FEES.

         The Depositor, in its capacity as the issuer of the Debentures, agrees:

         (a) to pay to each Issuer Trustee and Paying Agent from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and such Issuer Trustee or Paying Agent, as the case may be, from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse each Issuer Trustee and Paying Agent upon request for all reasonable expenses, disbursements and advances incurred or made by each Issuer Trustee and Paying Agent in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or wilful misconduct; and

         (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust (referred to herein as an "INDEMNIFIED PERSON") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or wilful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that notwithstanding the foregoing clause, nothing contained in this Trust Agreement shall limit or diminish in any way any right to indemnification or defense that any Administrative Trustee may have by virtue or his or her status as an employee or officer of Depositor or any subsidiary of Depositor; and

         (d) to the fullest extent permitted by applicable law, the parties intend that Section 3561 of Title 12 of the Delaware Code shall not apply to the Issuer Trust and that compensation payable to any Issuer Trustee pursuant to this Section 8.6 not be subject to review by any court under Section 3560 of Title 12 of the Delaware Code or otherwise.

         The Common Securities Holder shall be liable to each person or entity to which the Issuer Trust is now or hereafter becomes indebted or liable (each a Beneficiary) for all of the debts, obligations, costs, expenses, and taxes of the Issuer Trust (other than obligations of the Issuer Trust to pay to holders of any Trust Securities the amount due such holders pursuant to the terms of the Trust Securities) to the extent not satisfied out of the Issuer Trust's assets. Such liabilities and obligations shall constitute unsecured obligations of the Common Securities Holder and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Common Securities Holder to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of the Common Securities Holder hereunder. The obligations of the Common Securities Holder hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Common Securities Holder. Any such Beneficiary may enforce such obligations of the Common Securities Holder directly against the Common Securities Holder, and the Common Securities Holder irrevocably waives any right or remedy to require that any such Beneficiary take any action against the Issuer Trust or any other Person before proceeding against the Common Securities Holder. The Common Securities Holder shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing. The Common Securities Holder shall be subrogated to all rights (if any) of any Beneficiary against the Issuer Trust in respect of any amounts paid to the Beneficiaries by the Common Securities Holder; provided, however, that the Common Securities Holder shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment hereunder, if, at the time of any such payment, any amounts are due to the Beneficiaries and unpaid hereunder.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the resignation or removal of any Issuer Trustee.

         No Issuer Trustee or Paying Agent may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         The Depositor, any Issuer Trustee (subject to Section 8.8(a)) and any Paying Agent may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Paying Agent nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Issuer Trustee or any Paying Agent shall have the right to take for its own account

(individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee or Paying Agent may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

         Section 8.7 CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF ISSUER TRUSTEES.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

         (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee hereunder with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

         Section 8.8 CONFLICTING INTERESTS.

         (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         Section 8.9 CO-TRUSTEES AND SEPARATE TRUSTEE.

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, Depositor and the Administrative Trustees, by agreed action of the majority of them shall have power to appoint, and upon the written request of the Administrative Trustee and the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or
(ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. If an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         Section 8.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         No resignation or removal of any Issuer Trustee (the "RELEVANT TRUSTEE") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of
Section 8.11.

         Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Issuer Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Holder of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust). An Administrative Trustee may only be removed by the Holder of the Common Securities and may be so removed at any time.

         If any Issuer Trustee shall resign, be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act delivered to the retiring Issuer Trustee, shall promptly appoint a successor Issuer Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Capital Securities, by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Securities or the Holders of a Majority in Liquidation Amount of the Capital Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or
(b) otherwise by the Depositor (with the successor in either case being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in
Section 8.7).

         Section 8.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

         Upon request of any Issuer Trustee or any such successor Relevant Trustee, the retiring Relevant Trustee or the Issuer Trust, as the case may be, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

         Section 8.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
BUSINESS.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, PROVIDED that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 8.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR ISSUER TRUST.

         If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

         Section 8.14 PROPERTY TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 8.15 REPORTS BY PROPERTY TRUSTEE.

         (a) Not later than 60 days following May 15 of each year commencing with May 15, 2000, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

          (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

          (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

          (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

         Section 8.16 REPORTS TO THE PROPERTY TRUSTEE.

         Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer Trust's compliance with any of its covenants hereunder (as to which the property Trustee is entitled to rely exclusively on an Officer's Certificate).

         Section 8.17 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officer's Certificate.

         Section 8.18 NUMBER OF ISSUER TRUSTEES.

         (a) The number of Issuer Trustees shall be four, PROVIDED that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees, provided further that the Property Trustee and the Delaware Trustee may be the same Person if the Property Trustee meets the requirements set forth in Section 8.7(c).

         (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

         Section 8.19 DELEGATION OF POWER.

         (a) Any Administrative Trustee, by power of attorney consistent with applicable law, may delegate to any other natural person over the age of 21 such Administrative Trustee's power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

         Section 8.20 APPOINTMENT OF ADMINISTRATIVE TRUSTEES.

         (a) The Administrative Trustee shall initially be [Name] and [Name], and their successors shall be appointed by the Holder of all the Common Securities. The Administrative Trustees may resign or be removed by the Holder of all the Common Securities at any time. Upon any resignation or removal of an Administrative Trustee, the Depositor shall appoint a successor Administrative Trustee. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustees.

         (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         (c) Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of all the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrative Trustees, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrative Trustees immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).


                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

         Section 9.1 DISSOLUTION UPON EXPIRATION DATE.

         Unless earlier dissolved, the Issuer Trust shall automatically dissolve on ________ __, 2050 (the "EXPIRATION DATE"), and shall thereafter be terminated by filing a Certificate of

Cancellation with the Secretary of State of the State of Delaware, following the distribution of the Trust Property in accordance with Section 9.4.

         Section 9.2 EARLY DISSOLUTION.

         The first to occur of any of the following events is an "EARLY TERMINATION EVENT" upon the occurrence of which the Trust shall be dissolved:

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of all the Common Securities or the Depositor;

         (b) the written direction to the Property Trustee from the Holder of all the Common Securities at any time to dissolve the Issuer Trust and to distribute the Debentures to Holders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of the Holder of all the Common Securities);

         (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

         (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

         Section 9.3 TERMINATION.

         The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

         Section 9.4 LIQUIDATION.

         (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by Section 3808(e) of the Delaware Business Trust Act and any other applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

               (i) state the Liquidation Date;

               (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee and the Administrative Trustees shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Trust Securities Certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

         (d) If, upon dissolution of the Trust, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Termination Event specified in clause (c) of
Section 9.2 occurs, the Trust Property shall be liquidated by the Property Trustee in such manner as the Property Trustee determines. In such event, in connection with the winding-up of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by Section 3808(e) of the Delaware Business Trust Act and other applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "LIQUIDATION DISTRIBUTION"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a PRO RATA basis (based upon Liquidation Amounts). The Holder of all the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up PRO RATA (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in

Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

         Section 9.5 MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF ISSUER TRUST.

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to Section 9.4 or this Section 9.5. At the request of the Holder of all the Common Securities, with the consent of the Administrative Trustees, but without the consent of the Holders of the Outstanding Capital Securities, the Property Trustee and the Delaware Trustee, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Capital Securities, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an Opinion of Counsel to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vii) the Depositor or its permitted transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of all of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.1 LIMITATION OF RIGHTS OF HOLDERS.

         Except as set forth in Section 9.2, the death, incapacity, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to annul, dissolve or terminate this Trust Agreement, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Section 10.2 AMENDMENT.

         (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees, the Delaware Trustee and the Holder of the Common Securities, without the consent of the Holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be classified as a grantor trust for United States federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in either case (i) or (ii) such action shall not adversely affect in any material respect the interests of any Holder.

         (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee, the Administrative Trustees and the Holder of the Common Securities, without the consent of the Delaware Trustee, and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Capital Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes or affect the Issuer Trust's exemption from status as an "INVESTMENT COMPANY" under the Investment Company Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this Section 10.2 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

         (e) Notwithstanding anything in this Trust Agreement to the contrary,
(i) without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees, and (ii) without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Delaware Trustee.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

         (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officer's Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         Section 10.3 SEPARABILITY.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.4 GOVERNING LAW.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

         To the fullest extent permitted by Delaware law, there shall not be applicable to the Issuer Trust, the Issuer Trustees or this Trust Agreement any provisions of law (whether statutory or common) of the State of Delaware pertaining to trusts (other than the Delaware Business Trust Act) that relate to or regulate in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agent of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the acquisition, holding or disposition of any property, (d) the allocation of receipts and expenditures between income and principal, (e) restrictions or limitation on the permissible nature, amount or concentration of trust investment or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (f) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent (whether more or less restrictive) with this provision.

         Section 10.5 PAYMENTS DUE ON NON-BUSINESS DAY.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

         Section 10.6 SUCCESSORS.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

         Section 10.7 HEADINGS.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         Section 10.8 REPORTS, NOTICES AND DEMANDS.

         (a) Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to DPL Inc., MacGregor Park, 1065 Woodman Drive, Dayton, Ohio 45432, Attention: General Counsel, facsimile no.: (937) 259-7385, or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

         (b) Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust or any Issuer Trustee may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of the Property Trustee to [Name] [Address], Attention: _________ __________________; (b) with respect to the Delaware Trustee, to [Name] [Address], Attention: ____________________; (c) in the case of the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of [-] Capital I"; and (d) in the case of the Issuer Trust, to its principal executive office specified in
Section 2.2, with a copy to each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, or, in each such case, to such other address as may be specified in a written notice by the applicable Person to the Property Trustee, the Depositor and the Holders. Such notice, demand or other communication to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Property Trustee, the Delaware Trustee, such Administrative Trustees or the Issuer Trust, as the case may be.

         Section 10.9 AGREEMENT NOT TO PETITION.

         Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. The Property Trustee and the Depositor agree, for the benefit of Holders, that if the Depositor or any Issuer Trustee takes action in violation of this
Section 10.9, then at the expense of the Depositor, the Property Trustee or Depositor, as the case may be, shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert.

         Section 10.10 TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

         (a) Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Trust Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Trust Agreement, the Depositor and the Property Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Trust Agreement were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (b) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

         (c) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

         Section 10.11 ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AGREEMENT AND INDENTURE.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT, IF APPLICABLE, THE INDENTURE, REGISTRATION RIGHTS AGREEMENT, DATED OF EVEN DATE HEREWITH, AMONG THE ISSUER TRUST, THE DEPOSITOR AND THE PURCHASER NAMED THEREIN AND AN AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

         This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement as of the day and year first above written.

                                    DPL INC.,
                                    as Depositor


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK
                                    as Property Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK
                                    as Delaware Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A



                             [CERTIFICATE OF TRUST]

                                                                       EXHIBIT B



                       [CERTIFICATE DEPOSITORY AGREEMENT]

                                                                       EXHIBIT C



                     [Form of Common Securities Certificate]

       THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN
        AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND
                      SECTION 5.11 OF THE TRUST AGREEMENT.

CERTIFICATE NUMBER                                  AGGREGATE LIQUIDATION AMOUNT

       C-__                                                         $________

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                                  [-] CAPITAL I

                             ___% COMMON SECURITIES
                  (LIQUIDATION AMOUNT $25 PER COMMON SECURITY)

         [-] Capital I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that [NAME OF HOLDER] (the "Holder") is the registered owner of __________ (____) common securities (aggregate Liquidation Amount ______________________ ($__________) of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the ___% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except in accordance with
Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of February __, 2000, as the same may be amended from time to time (the "Trust Agreement"), among [-] Inc., an Ohio corporation, as Depositor, [Name], as Property Trustee, [Name], as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         Terms used but not defined herein have the meanings set forth in the Trust Agreement.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this _____ day of __________, ____.



                                             DPL Capital Trust I



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:  ADMINISTRATIVE TRUSTEE

                                                                       EXHIBIT D



                    [Form of Capital Securities Certificate]

         [IF THE CAPITAL SECURITIES CERTIFICATE IS TO BE A BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE, INSERT--This Capital Securities Certificate is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Clearing Agency or a nominee of a Clearing Agency. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency, except in the limited circumstances described in the Trust Agreement.

         Unless this Capital Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to[-] Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         [IF THE CAPITAL SECURITIES CERTIFICATE IS TO EVIDENCE A RESTRICTED CAPITAL SECURITY, INSERT -- THIS CAPITAL SECURITY (OR ANY PREDECESSOR) AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS CAPITAL SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER. THE HOLDER OF THIS CAPITAL SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE ISSUER TRUST THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT;
(II) IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CAPITAL SECURITY EXCEPT (A) TO THE CORPORATION, (B) FOR SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS CAPITAL SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE, PLEDGE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (II)(C) AND (D) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS CAPITAL SECURITY AND THE PROPERTY TRUSTEE FOR SUCH CAPITAL SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW.]

         [IF THE SECURITY IS SUBJECT TO AN AGREEMENT PROVIDING FOR THE EXCHANGE ON REGISTRATION PURSUANT TO THE SECURITIES ACT, INSERT --- THE HOLDER OF THIS CAPITAL SECURITY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH, IS DEEMED, BY SUCH HOLDER'S ACCEPTANCE OF THIS SECURITY, TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED OF EVEN DATE HEREWITH, AMONG THE ISSUER TRUST, THE DEPOSITOR AND THE PURCHASER NAMED THEREIN.]

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH PLAN ("PLAN ASSETS") BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING PLAN ASSETS OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION APPLIES TO SUCH PURCHASE AND HOLDING AND HAS COMPLIED WITH ANY REQUEST BY THE CORPORATION OR THE ISSUER TRUST FOR CONFIRMATION OF THE APPLICABILITY OF PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR, ABSENT SUCH CONFIRMATION, AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE APPLICABILITY OF ANOTHER EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT EITHER (A) IT IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR
(B) THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION APPLIES TO SUCH PURCHASE AND HOLDING.

CERTIFICATE NUMBER                                  AGGREGATE LIQUIDATION AMOUNT

       P-__                                                         $________

                                    CUSIP NO.__________

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                               DPL CAPITAL TRUST I

                            _____% CAPITAL SECURITIES
                  (LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)


         DPL Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "ISSUER TRUST"), hereby certifies that _____________________________ (the "HOLDER") is the registered owner of
_________________ (____) capital securities (aggregate Liquidation Amount
____________________ ($________)) of the Issuer Trust representing an undivided beneficial interest in the assets of the Issuer Trust and designated the _____% Capital Securities (liquidation amount $25 per Capital Security) (the "CAPITAL SECURITIES"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of ________ __, 2000, as the same may be amended from time to time (the "TRUST AGREEMENT"), among [-] Inc. (the "Corporation"), an Ohio corporation, as Depositor, [Name], as Property Trustee, [Name], as Delaware Trustee, and the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of ________ __, 2000 (the "GUARANTEE AGREEMENT"), entered into by DPL Inc. and [Name], as guarantee trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this _____ day of __________, ____.

                                             DPL Capital Trust I



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:  ADMINISTRATIVE TRUSTEE

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints
                        --------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature:
           -------------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this
                            Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       Exhibit E


                   [Form of Restricted Securities Certificate]


                        RESTRICTED SECURITIES CERTIFICATE

        (For transfers pursuant to Section 5.5(b) of the Trust Agreement)


[________________________],
 as Security Registrar
[address]


         Re:      _____% Capital Securities of DPL Capital Trust I
                  (The "ISSUER TRUST") (The "CAPITAL SECURITIES")
                  ------------------------------------------------------

         Reference is made to the Amended and Restated Trust Agreement, dated as of ________ __, 2000 (the "TRUST AGREEMENT"), among DPL Inc., an Ohio corporation, as Depositor, [Name], as Property Trustee, [Name], as Delaware Trustee, and the Administrative Trustees named therein. Terms used herein and defined in the Trust Agreement or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), are used herein as so defined.

         This certificate relates to $_____________ aggregate Liquidation Amount of Capital Securities, which are evidenced by the following certificate(s) (the "SPECIFIED SECURITIES"):

         CUSIP No(s). ___________________________

         CERTIFICATE No(s). _____________________

         CURRENTLY IN BOOK-ENTRY FORM: _____ Yes _____ No (check one)

The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "OWNER". If the Specified Securities are represented by a Book-Entry Capital` Securities Certificate, they are held through the Clearing Agency or a Clearing Agency Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Book-Entry Capital Securities Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to another person (the "TRANSFEREE"). In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 904, Rule 144 or another available exemption from registration under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:


(1) RULE 144A TRANSFERS. If the transfer is being effected in accordance with Rule 144A:

               (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

          (2) RULE 904 TRANSFERS. If the transfer is being effected in accordance with Rule 904:

               (A) the Owner is not a distributor of the Securities, an affiliate of the Depositor or the Issuer Trust or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Securities was not made to a person in the United States;

               (C) either;

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof; and

               (E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (3) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Depositor or the Issuer Trust or from an affiliate (as such term is defined in Rule 144) of the Depositor or the Issuer Trust, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144; or

               (B) the transfer is occurring after a holding period of at least three years has elapsed since the date the Specified Securities were acquired from the Depositor or the Issuer Trust or from an affiliate (as such term is defined in Rule 144) of the Depositor or the Issuer Trust, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Depositor or the Issuer Trust.

          (4) OTHER EXEMPTION FROM REGISTRATION. If the transfer is being effected pursuant to an available exemption from registration under the Securities Act other than (1), (2) and (3) above:

               (A) either (i) the Owner is a "qualified institutional buyer" within the meaning of Rule 144A or (ii) the Owner did not acquire the Specified Securities from the Purchaser when such Capital Securities were initially issued; and

               (B) State basis for such other available exemption:______________
          ______________________________________________________________________
          ____________________________.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Issuer Trust and the Purchaser.



Dated:
                   ----------------------------------------------------------
                           (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)




                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                               DPL CAPITAL TRUST I

              Certain Sections of this Trust Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                            Trust Agreement
Act Section                                                    Section
---------------                                            ---------------
(Section) 310 (a)(1)............................................  8.7
              (a)(2)............................................  8.7
              (a)(3)............................................  8.9
              (a)(4)............................................  2.7(a)(ii)
              (b)...............................................  8.8
(Section) 311 (a................................................  8.13
              (b)...............................................  8.14
(Section) 312 (a)...............................................  5.8
              (b)...............................................  5.8
              (c)...............................................  5.8
(Section) 313 (a)...............................................  8.15(a)
              (a)(4)............................................  8.15(b)
              (b)...............................................  8.15(b)
              (c)...............................................  10.8
              (d)...............................................  8.15(c)
(Section) 314 (a)...............................................  8.16
              (b)...............................................  Not Applicable
              (c)(1)............................................  8.17
              (c)(2)............................................  8.17
              (c)(3)............................................  Not Applicable
              (d)...............................................  Not Applicable
              (e)...............................................  1.1, 8.17
(Section) 315 (a)...............................................  8.1(a), 8.3(a)
              (b)...............................................  8.2, 10.9
              (c)...............................................  8.1(a)
              (d)...............................................  8.1, 8.3
              (e)...............................................  Not Applicable
(Section) 316 (a)...............................................  Not Applicable
              (a)(1)(A).........................................  Not Applicable
              (a)(1)(B).........................................  Not Applicable
              (a)(2)............................................  Not Applicable
              (b)...............................................  5.13
              (c)...............................................  6.7




(Section) 317 (a)(1)............................................  Not Applicable
              (a)(2)............................................  Not Applicable
              (b)...............................................  5.10
(Section) 318 (a)...............................................  10.10


Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                                                       EXHIBIT G

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG

                                    DPL INC.,

                              DPL CAPITAL TRUST I,

                               DAYTON VENTURES LLC

                                       AND

                             DAYTON VENTURES, INC.,


                        DATED AS OF __________ ___, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       ----
RECITALS..................................................................................1

ARTICLE I    DEFINITIONS..................................................................2
      SECTION 1.1  Certain Defined Terms..................................................2
      SECTION 1.2  Other Definitional Provisions..........................................7

ARTICLE II   CORPORATE GOVERNANCE OF THE COMPANY..........................................8
      SECTION 2.1  Board Representation...................................................8
      SECTION 2.2  Available Financial Information........................................8
      SECTION 2.3  Access.................................................................9
      SECTION 2.4  Consents Rights of the Equity Purchaser...............................10
      SECTION 2.5  Loss of Board and Consent Rights......................................11
      SECTION 2.6  Actions Affecting Certain Distributions...............................11
      SECTION 2.7  Issuances of Additional Securities....................................11
      SECTION 2.8  Pre-Approval of Certain Transactions..................................12

ARTICLE III  TRANSFERS...................................................................12
      SECTION 3.1  Transferees...........................................................12
      SECTION 3.2  Transfer Restrictions.................................................13
      SECTION 3.3  Transfer Restrictions.................................................13
      SECTION 3.4  Redemption of the Voting Preferred Shares.............................13
      SECTION 3.5  Purchase of the Trust Preferred Securities............................13

ARTICLE IV   REGISTRATION RIGHTS WITH RESPECT TO THE WARRANTS AND THE WARRANT SHARES.....14
      SECTION 4.1  Shelf Registration Statement..........................................14
      SECTION 4.2  Registration on Request...............................................16
      SECTION 4.3  Incidental Registrations..............................................20

ARTICLE V    REGISTRATION RIGHTS WITH RESPECT TO THE TRUST PREFERRED SECURITIES..........21
      SECTION 5.1  Registration on Request...............................................21
      SECTION 5.2  Liquidation of the Trust..............................................24

ARTICLE VI   REGISTRATION PROCEDURES.....................................................24
      SECTION 6.1  Registration Procedures...............................................24
      SECTION 6.2  Information Supplied..................................................27
      SECTION 6.3  Restrictions on Disposition...........................................28
      SECTION 6.4  Indemnification.......................................................28
      SECTION 6.5  Required Reports......................................................31
      SECTION 6.6  Selection of Counsel..................................................31
      SECTION 6.7  Holdback Agreement....................................................31
      SECTION 6.8  No Inconsistent Agreement.............................................31


                                     - i -

ARTICLE VII  STANDSTILL..................................................................32
      SECTION 7.1  Acquisition of Additional Voting Securities...........................32

ARTICLE VIII MISCELLANEOUS...............................................................34
      SECTION 8.1  Indemnification; Reimbursement of Expenses............................34
      SECTION 8.2  Termination...........................................................34
      SECTION 8.3  Amendments and Waivers................................................35
      SECTION 8.4  Successors, Assigns, Transferees and Third Party Beneficiaries........35
      SECTION 8.5  Notices...............................................................35
      SECTION 8.6  Further Assurances....................................................36
      SECTION 8.7  Entire Agreement......................................................36
      SECTION 8.8  Delays or Omissions...................................................36
      SECTION 8.9  Governing Law; Jurisdiction; Waiver of Jury Trial.....................36
      SECTION 8.10 Severability..........................................................37
      SECTION 8.11 Effective Date........................................................37
      SECTION 8.12 Enforcement...........................................................37
      SECTION 8.13 Titles and Subtitles..................................................37
      SECTION 8.14 No Recourse...........................................................37
      SECTION 8.15 Counterparts; Facsimile Signatures....................................37

                SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT

          THIS SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of __________ ___, 2000, among DPL Inc., an Ohio corporation (the "COMPANY"), DPL Capital Trust I, a Delaware business trust (the "Trust), Dayton Ventures LLC, a Delaware limited liability company, together with such of its Affiliates (as defined in Section 10.1) as it shall designate as provided for herein (the "EQUITY PURCHASER") and Dayton Ventures, Inc., a Cayman Islands corporation, together with such of its Affiliates as it shall designate as provided for herein (the "TRUST PREFERRED PURCHASER" and, together with the Equity Purchaser, the "PURCHASERS").


                                    RECITALS

          WHEREAS, the Company, the Trust, the Equity Purchaser and the Trust Preferred Purchaser have entered into a Securities Purchase Agreement, dated as of February 1, 2000 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Company has agreed to sell to the Equity Purchaser and the Equity Purchaser has agreed to purchase from the Company (A) up to 6,800,000 of its Series B Preferred Shares, no par value, liquidation preference of $0.01 per share (the "VOTING PREFERRED SHARES"), having the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment in the form attached as Exhibit A to the Securities Purchase Agreement (the "CERTIFICATE OF AMENDMENT") and (B) 31,600,000 warrants to purchase 31,600,000 (the "WARRANT SHARES") of its Common Shares, at an exercise price of $21 per share, as provided in the Securities Purchase Agreement and in the form of warrant attached as Exhibit B to the Securities Purchase Agreement (the "WARRANTS") and (ii) the Company and the Trust have agreed to sell to the Trust Preferred Purchaser, and the Trust Preferred Purchaser has agreed to purchase from the Trust, an aggregate of $550 million liquidation preference of 8.5% Capital Securities (liquidation amount $25 per capital security) (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, guaranteed by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement to be substantially in the form attached as Exhibit C to the Securities Purchase Agreement to be entered into between the Company and The Bank of New York (Delaware), as trustee. The proceeds of the sale of the Trust Preferred Securities and an aggregate of $17,010,325 liquidation amount of its Common Securities (liquidation amount $25 per common security) by the Trust are to be invested in Junior Subordinated Debentures, (the "SUBORDINATED DEBENTURES") of the Company to be substantially in the form attached as Exhibit D to the Securities Purchase Agreement to be issued pursuant to an Indenture (the "INDENTURE") to be substantially in the form attached as Exhibit E to the Securities Purchase Agreement to be entered into between the Company and The Bank of New York, as trustee; and

          WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, the Trust, the Purchasers, the Voting Preferred Shares, the Warrants, the Warrant Shares and the Trust Preferred Securities to be effective as of the Closing (as defined below).

          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          "ACQUISITION" has the meaning assigned to such term in Section 7.1(a).

          "ACQUISITION RESTRICTIONS" has the meaning assigned to such term in
Section 7.1(a).

          "ADVERSE EFFECT" has the meaning ascribed to such term in Section 4.2(g).

          "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

          "APPLICABLE BOARDS" has the meaning assigned to such term in
Section 2.1(a).

          "ARTICLES" means the Amended Articles of Incorporation of the Company as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

          "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of either Common Stock or Preferred Stock or other voting securities of the Company or Trust Preferred Securities shall be calculated in accordance with the provisions of such Rule; PROVIDED, HOWEVER, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities, including the Warrants.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or Dayton, Ohio.

          "CAPITAL STOCK" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person and, with respect to the Company, includes any and all shares of Common Stock and Preferred Stock and, with respect to the Trust, includes the Trust Preferred Securities..

          "CERTIFICATE OF AMENDMENT" has the meaning assigned to such term in the Recitals.

          "CLAIMS" has the meaning assigned to such term in Section 6.4(a).

          "CLOSING" has the meaning assigned to such term in the Securities Purchase Agreement.

          "CLOSING DATE" has the meaning assigned to such term in the Securities Purchase Agreement.

          "COMMON STOCK" means the common shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

          "COMPANY BOARD" means the Board of Directors of the Company.

          "COMPANY OFFERING" has the meaning assigned to such term in Section 4.2(h).

          "COMPANY REGISTRABLE SECURITIES" means any Warrants or Common Stock (including the Warrant Shares) held by any Holder. As to any particular Company Registrable Securities, once issued, such Company Registrable Securities shall cease to be Company Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or (iii) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Company Registrable Securities shall be based on the number of shares of Common Stock which are Company Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock (including the Warrants).

          "CONSENT RIGHTS" has the meaning assigned to such term in Section 2.5(b).

          "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

          "DAMAGES" has the meaning assigned to such term in Section 8.1.

          "DEMAND PARTY" has the meaning assigned to such term in Section
4.2(a).

          "DIRECTOR" means any member of any of the Applicable Boards.

          "DP&L" means The Dayton Power and Light Company, an Ohio corporation.

          "DP&L BOARD" means the Board of Directors of DP&L.

          "EQUITY SECURITIES" means (i) with respect to the Company, any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Warrants), and (ii) with respect to the Trust, any and all shares of Capital Stock of the Trust, securities of the Trust convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

          "EXCESS WARRANTS" has the meaning assigned to such term in Section
3.3.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "FULLY-DILUTED BASIS" with respect to Voting Securities means the number of shares of Voting Securities which are issued and outstanding or owned or held, as applicable, at the date of determination plus the number of shares of Voting Securities issuable pursuant to any securities (other than Voting Securities), warrants, rights or options then outstanding, convertible into or exchangeable or exercisable for (whether or not subject to contingencies or passage of time or otherwise), Voting Securities (including the Warrants).

          "GAAP" means generally accepted accounting principles, as in effect in the United States of America from time to time.

          "GROUP" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

          "HOLDER" means the Equity Purchaser, the Trust Preferred Purchaser and any other holder of Registrable Securities (including Affiliates of the Equity Purchaser or the Trust Preferred Purchaser) as well as any direct or indirect Transferees of the Equity Purchaser, the Trust Preferred Purchaser or any of their respective Affiliates entitled to the rights, and bound by the obligations, under this Agreement in accordance with Section 3.1(b).

          "INCUR" or "INCURRENCE" means to incur, create, assume, guarantee or otherwise become directly or indirectly liable with respect to.

          "INDEBTEDNESS" has the meaning assigned to such term in the Indenture.

          "INDEBTEDNESS RATING" has the meaning assigned to such term in Section 2.5(a)(vi).

          "INDEMNIFIED PARTIES" has the meaning assigned to such term in Section 6.4(a).

          "KKR OBSERVER" has the meaning assigned to such term in Section
2.1(a).

          "KKR REPRESENTATIVE" means any Director designated by the senior member of the Equity Purchaser pursuant to Section 2.1 of this Agreement.

          "LAW" has the meaning assigned to such term in the Securities Purchase Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "NYSE" means The New York Stock Exchange, Inc.

          "OWNERSHIP PERCENTAGE" means, at any time, the ratio, expressed as a percentage, (i) of the total shares of Voting Securities of the Company beneficially owned by the Equity Purchaser and its Affiliates to (ii) the total number of outstanding shares of Voting Securities of the Company on a Fully-Diluted Basis, in each case assuming exercise of the Warrants but excluding the Voting Preferred Shares.

          "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

          "PREFERRED STOCK" means, collectively, the Series A Preferred Shares (as defined in the Securities Purchase Agreement) and the Voting Preferred Shares.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, or any successor thereto.

          "PURCHASER INDEMNITEE" has the meaning assigned to such term in
Section 8.1.

          "PURCHASERS" has the meaning assigned to such term in the introductory paragraph.

          "REGISTERING PARTY" has the meaning assigned to such term in Section 6.1.

          "REGISTRABLE SECURITIES" means the Company Registrable Securities and the Trust Registrable Securities, as appropriate.

          "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with Articles IV, V and VI of this Agreement, including (i) all SEC and NYSE or other securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE or any other securities exchange or the NASD pursuant to this Agreement and all rating agency fees, (v) the fees and disbursements of counsel for the Company and/or the Trust and of their respective independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance,
(vi) the reasonable fees and disbursements of counsel selected pursuant to
Section 6.6, (vii) any reasonable fees and disbursements of underwriters and their counsel customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and
(viii) half of all expenses incurred in connection with any road shows (including the reasonable out-of-pocket expenses of the Holder of the applicable Registrable Securities).

          "REGULATIONS" means the Regulations of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Articles and the terms of this Agreement.

          "RIGHTS AGREEMENT" means the Rights Agreement, dated as of December 3, 1991, between the Company and the First National Bank of Boston, as Rights Agent, as amended by the Rights Amendment (as defined in the Securities Purchase Agreement), and any successor agreement covering substantially the same subject matter as the Rights Agreement.

          "RULE 144" means Rule 144 (or any successor provision) under the Securities Act.

          "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SHELF REGISTRATION" has the meaning assigned to such term in Section 4.1.

          "STANDSTILL PERIOD" means the period commencing on the Closing Date and continuing until the fifth anniversary of such date.

          "SUBORDINATED DEBENTURES" has the meaning given to such term in the Recitals.

          "SUBSIDIARY" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner and, with respect to the Company, includes the Trust.

          "THIRD PARTY" has the meaning assigned to such term in Section 7.1(b).


          "TRANSACTION AGREEMENTS" has the meaning assigned to such term in the Securities Purchase Agreement.

          "TRANSACTION DELAY NOTICE" has the meaning assigned to such term in
Section 4.2(h).

          "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person.

          "TRANSFEREE" means any Person to whom the Equity Purchaser and/or the Trust Preferred Purchaser or any of their respective Affiliates or any Transferee thereof transfers Equity Securities of the Company and/or the Trust, as appropriate.

          "TRUST PREFERRED SECURITIES" has the meaning assigned to such term in the Recitals.

          "TRUST REGISTRABLE SECURITIES" means any Trust Preferred Security and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, divided, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination, held by any Holder including, if the Trust is for any reason liquidated or otherwise dissolved, whether voluntarily or involuntarily, the Subordinated Debentures). As to any particular Trust Registrable Securities, once issued, such Trust Registrable Securities shall cease to be Trust Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities shall have ceased to be outstanding.

          "VOTING PREFERRED SHARES" has the meaning assigned to such term in the Recitals.

          "VOTING SECURITIES" means, at any time, shares of any class of Equity Securities which are then entitled to vote generally in the election of Directors.

          "WAITING PERIOD" has the meaning assigned to such term in Section 3.5.

          "WARRANTS" has the meaning assigned to such term in the Recitals.

          "WARRANT SHARES" has the meaning assigned to such term in the Recitals.

          SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                       CORPORATE GOVERNANCE OF THE COMPANY

          SECTION 2.1 BOARD REPRESENTATION. (a) Subject to Section 2.5, the senior member of the Equity Purchaser shall be entitled to designate one person for election to, and the shareholder of the Trust Preferred Purchaser shall be entitled to designate one person to attend as a non-voting observer at all meetings of (and to receive all materials and information that voting Directors receive) (the "KKR OBSERVER"), (i) the Company Board, (ii) the DP&L Board and
(iii) the board of directors of any separate entity or entities formed to hold DP&L's electricity generation, transmission and/or distribution businesses or any material portion thereof (other than a wholly owned Subsidiary of the Company or DP&L or any of their respective wholly owned Subsidiaries) (collectively, the "APPLICABLE BOARDS"), and the Company agrees, to the extent permitted by Law to take such action as may be required under applicable Law (A) so that, effective as of the Closing, the Company Board and the DP&L Board shall each consist of eleven members and shall include the KKR Representative, (B) to include in any slate of nominees recommended by the Applicable Boards for election by the shareholders the KKR Representative, (C) to take such action as may be required under applicable Law to cause the initial KKR Representative to be designated to be a member of the class of the Directors on each Applicable Board which is a classified board having the longest remaining term (which in the case of the Company Board shall be the term extending until the 2003 annual meeting of shareholders), (D) to use its reasonable best efforts to cause the election of the KKR Representative to the Applicable Boards, including nominating such individual, or causing its Subsidiaries to nominate such individual, as appropriate, to be elected as a Director of the Applicable Boards and (E) not to take any action that would cause the number of Directors constituting any Applicable Board to be less than eleven at any one time; PROVIDED that any KKR Representative or KKR Observer (other than those initially designated hereunder) must be reasonably satisfactory to the Company at the time of their designation hereunder; and, PROVIDED, FURTHER, that any Person who shall have served as the KKR Observer shall be automatically deemed satisfactory to the Company for designation as the KKR Representative. The KKR Observer may be changed at any time by the shareholder of the Trust Preferred Purchaser. The initial KKR Representative shall be one of George Roberts or Scott M. Stuart, and the initial KKR Observer shall be the other.

          (b) In the event that a vacancy is created on any Applicable Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of any KKR Representative, the Company shall use its reasonable best efforts to cause the remaining Directors on such Applicable Board to fill the vacancy created thereby to be filled by a new designee of the senior member of the Equity Purchaser as soon as possible, who is designated in the manner specified in this Section 2.1, and the Company hereby agrees to take, or cause to be taken, at any time and from time to time, all actions necessary to accomplish the same. Neither the Company, DP&L nor any of the Company's other Subsidiaries or Affiliates shall take any action to cause the removal of any KKR Representative without cause.

          SECTION 2.2 AVAILABLE FINANCIAL INFORMATION. If the Company ceases to be a public reporting company under the Exchange Act or shall fail to comply with its reporting obligations under Exchange Act, the Company will deliver, or will cause to be delivered, to the Equity

Purchaser, the senior member of the Equity Purchaser, the Trust Preferred Purchaser and the shareholder of the Trust Preferred Purchaser:

          (i) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent not available) by such financial statements accompanied by the report of independent public accountants of recognized national standing selected by the Company; and

          (ii) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by GAAP.

          SECTION 2.3  ACCESS.   The Company shall, and shall cause its
Subsidiaries, officers, directors, employees, auditors and other agents and representatives to (i) afford the Purchasers, the senior member of the Equity Purchaser and the shareholder of the Trust Preferred Purchaser, during normal business hours upon reasonable advance notice reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records,
(ii) furnish the Purchasers, the senior member of the Equity Purchaser and the shareholder of the Trust Preferred Purchaser with all financial, operating and other data and information as either of the Purchasers, the senior member of the Equity Purchaser or the shareholder of the Trust Preferred Purchaser may from time to time reasonably request and (iii) afford the Purchasers, the senior member of the Equity Purchaser and the shareholder of the Trust Preferred Purchaser the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers on a periodic basis; provided that the Purchasers, the senior member of the Equity Purchaser and the shareholder of the Trust Preferred Purchaser shall not avail themselves of this right to the extent that the KKR Representative, with respect to the Equity Purchaser and the senior member of the Equity Purchaser, and the KKR Observer, with respect to the Trust Preferred Purchaser and the shareholder of the Trust Preferred Purchaser, are able to obtain comparable access, information and opportunities through their rights as a Director and observer, respectively, of the Company Board and the DP&L Board. Notwithstanding the foregoing, nothing in this section shall give the Purchasers or their Affiliates any approval rights over the day-to-day activities of the Company.

          SECTION 2.4 CONSENTS RIGHTS OF THE EQUITY PURCHASER. (a) Subject to
Section 2.5, in addition to any vote or consent of the Company Board and/or shareholders of the Company required by Law or the Articles, the approval of the Equity Purchaser, not to be unreasonably withheld, shall be necessary for authorizing, effecting or validating the following actions by the Company:

          (i) any amendment, alteration or change to the rights, preferences, privileges or powers of the Voting Preferred Shares;

          (ii) the issuance of any other preferred stock of the Company (other than shares previously reserved in connection with the Rights Agreement)
     (A) of the same class as the Voting Preferred Shares or (B) ranking senior to the Voting Preferred Shares;

          (iii) (A) any amendment, repeal or alteration of the Company's Articles in a manner that adversely affects the holders of the Voting Preferred Shares; PROVIDED, HOWEVER, that no increase in the number of authorized shares of Common Stock or Preferred Stock shall in itself be deemed to adversely affect such holders or (B) any amendment, repeal or alteration of the Company's Regulations in a manner that adversely affects the holders of the Voting Preferred Shares, except for any such action taken solely by the shareholders of the Company;

          (iv) any action by the Company that would result in the Equity Purchaser, together with any of its Affiliates, or any Transferee holding Voting Preferred Shares, holding in excess of 4.9% of the Voting Securities or becoming subject to regulation as a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "public utility company" (as such terms are defined in PUHCA) (other than as a result of the exercise of the Warrants whether before or after any such action by the Company);

          (v) any merger or consolidation with or into any other Person, or any acquisition of another Person, or any sale or transfer of all or a material portion of the assets of, or any other business combination transaction, in each case, involving the Company, DP&L or any other "significant subsidiary" (as defined in SEC Regulation S-X) of the Company whether in a single transaction or series of related transactions (a "BUSINESS COMBINATION TRANSACTION") or any issuance of any Equity Securities of any of the Company's Subsidiaries to any Third Party (other than the Company or any wholly owned Subsidiary of the Company) which would result (as determined pursuant to Section 2.4(b) below) in (A) any downgrade of the rating of any then existing Indebtedness of the Company or any its Subsidiaries or the rating assigned to the Trust Preferred Securities below an investment grade rating of Baa3 by Moody's Investors Service or of BBB-by Standard & Poor's Rating Services (collectively, the "INDEBTEDNESS RATING"), or (B) any new Indebtedness of the Company and/or its Subsidiaries to be Incurred in connection with any such transaction being assigned an initial rating below the Indebtedness Rating;

          (vi) any spin-off or split-off, dividend or other distribution or any sale or other disposition of all or a material portion of any of the Company's electricity generation, transmission or distribution businesses which would result (as determined pursuant to Section 2.4(b) below) in (A) any downgrade of the rating of any then existing Indebtedness of the Company or any its Subsidiaries or the rating assigned to the Trust Preferred Securities, below the Indebtedness Rating or (B) any new Indebtedness of the Company and/or its Subsidiaries to be Incurred in connection with any such transaction being assigned an initial rating below the Indebtedness Rating;

          (vii) any Incurrence of Indebtedness which (A) would result (as determined pursuant to Section 2.4(b) below) in any downgrade of the rating of any then existing Indebtedness of the Company or any its Subsidiaries or the rating assigned to the Trust Preferred Securities, below the Indebtedness Rating or (B) would be assigned an initial rating below the Indebtedness Rating; or

          (viii) any arrangement or contract to do any of the foregoing.

          (b) In connection with the exercise of the Equity Purchaser's Consent Rights set forth in clauses (v), (vi) or (vii) of Section 2.4(a), the Company agrees that, prior to entering into or taking any of the transactions or actions specified in such clauses, it will seek and receive a confirmation of the rating of any of its then existing Indebtedness and the Trust Preferred Securities, and/or, as applicable, an initial rating of any new Indebtedness to be Incurred from each of Moody's Investors Service and Standard & Poor's Rating Service or any successors thereof.

          SECTION 2.5 LOSS OF BOARD AND CONSENT RIGHTS. The board rights set forth in Section 2.1 and the consent rights set forth in Section 2.4(a) (the "CONSENT RIGHTS") shall continue only for so long as the Equity Purchaser and its Affiliates continue to beneficially own, in the aggregate, at least 12,640,000 shares of Common Stock (including the shares of Common Stock issuable upon exercise of the Warrants); PROVIDED, HOWEVER, that the Equity Purchaser will be able to exercise the Consent Rights set forth in clause (iv) of Section 2.4(a) for so long as the Equity Purchaser or any of its Affiliates beneficially own at least two percent of the total outstanding shares of Capital Stock of the Company.

          SECTION 2.6 ACTIONS AFFECTING CERTAIN DISTRIBUTIONS. The Company will not, without the prior written consent of the Equity Purchaser, take any action which would reasonably be expected to directly restrict or limit the payment of distributions on the Subordinated Debentures or the Trust Preferred Securities.

          SECTION 2.7 ISSUANCES OF ADDITIONAL SECURITIES. Prior to the declaration, issuance or consummation of any dividend, spin-off or other distribution or similar transaction by the Company of the capital stock of any of its Subsidiaries, the Company shall cause (i) to the extent that the Voting Preferred Shares and the Warrants remain outstanding, additional shares of voting preferred stock of such Subsidiary and additional warrants of such Subsidiary with substantially similar terms as the Voting Preferred Shares and the Warrants, respectively, to be issued to the Equity Purchaser or one or more of its nominees or its Transferees so that after giving effect to such transaction the Equity Purchaser and its nominees and Transferees have the same interest in voting preferred stock (and voting securities) and warrants in each of the Company and such Subsidiary as they had in the Voting Preferred Shares and the Warrants immediately prior to such transaction and (ii) any such Subsidiary to enter into a securityholders and registration rights agreement with substantially similar terms, conditions, covenants and governance provisions as are provided for in this Agreement with the Equity Purchaser and/or its nominees or any Transferees, as appropriate.

          SECTION 2.8 PRE-APPROVAL OF CERTAIN TRANSACTIONS. In the event that the Company takes or plans to take any action that would or would reasonably be expected to cause it to lose its exemption from regulation as a "holding company" (as defined in PUHCA) under PUHCA, including any merger or other business combination with a "public-utility company" or a "holding company" thereof (as such terms are defined in PUHCA) if such combination results in the creation of a "holding company" registered under PUHCA Section 5, the Company and, if applicable, its successor shall use commercially reasonably efforts to obtain all prior approvals or exemptions, if any, from the SEC under PUHCA necessary for the consummation of all transactions contemplated by this Agreement and the other Transaction Agreements, including approval or exemption of (i) the issuance of securities by the Company or its successor in connection with the exercise of the Warrants, (ii) the capital structure of the Company or its successor both before and after the exercise of the Warrants, including approval or exemption of the continued existence of any minority interests in the Company or its successor and (iii) the repurchase or redemption of the Voting Preferred Shares, the Subordinated Debentures and the Trust Preferred Securities.


                                   ARTICLE III

                                    TRANSFERS

          SECTION 3.1 TRANSFEREES. (a) Subject to Section 3.1(b), no Transferee of the Equity Purchaser or the Trust Preferred Purchaser shall be obligated by, or entitled to rights under, this Agreement.

          (b) No Transferee shall have any rights or obligations under this Agreement, except that:

          (i) in the sole discretion of the Equity Purchaser, the Equity Purchaser may assign all or a portion of the rights and obligations of the Equity Purchaser under Sections 2.7 and 2.8 and Articles IV, VI and VIII (and such rights shall be further transferable to any further Transferee subject to this Section 3.1(b)(i));

          (ii) in the sole discretion of the Trust Preferred Purchaser, the Trust Preferred Purchaser may assign all or a portion of the rights and obligations of the Trust Preferred Purchaser under Articles V, VI and VIII (and such rights shall be further transferable to any further Transferee subject to this Section 3.1(b)(ii)); and

          (iii) any Transferee of Voting Preferred Shares and Warrants shall be obligated to comply with the provisions of Sections 3.2 and 3.3.

          (c) Prior to the consummation of a Transfer from the Equity Purchaser or the Trust Preferred Purchaser, to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Transferee shall (i) agree in writing to be bound by the terms and conditions of this Agreement to the extent described in Section 3.1(b) and (ii) provide the Company and the other parties to this Agreement at such time complete information for notices under this Agreement.

          SECTION 3.2 TRANSFER RESTRICTIONS OF THE VOTING PREFERRED SHARES. Notwithstanding Section 3.1, the Equity Purchaser hereby agrees, and any Transferee of Voting Preferred Shares agrees, that neither it nor any of its Affiliates shall transfer any of their respective Voting Preferred Shares without transferring to the same Transferee an equal number of Warrants.

         SECTION 3.3 TRANSFER RESTRICTIONS OF THE WARRANTS. Notwithstanding
Section 3.1, the Equity Purchaser hereby agrees, and any Transferee of Voting Preferred Shares agrees, that neither it nor any of its Affiliates shall transfer any of their respective Warrants without transferring to the same Transferee an equal number of Voting Preferred Shares; PROVIDED, HOWEVER, to the extent that the Equity Purchaser or any of its Affiliates or any such Transferee holds a greater number of Warrants than Voting Preferred Shares ("EXCESS WARRANTS"), it may transfer any Excess Warrants without transferring Voting Preferred Shares.

          SECTION 3.4 REDEMPTION OF THE VOTING PREFERRED SHARES. The Company hereby agrees that it shall not redeem any of the Voting Preferred Shares other than in accordance with the terms set forth in this Agreement and in the Certificate of Amendment.

          SECTION 3.5 PURCHASE OF THE TRUST PREFERRED SECURITIES. The Company shall purchase, in each case on a date no less than six (6) months (the "Waiting Period") after the date of exercise of all or any portion of the Warrants then held by the Equity Purchaser and/or its Affiliates (or by any Transferee of all or any portion of such Warrants if the exercise of such Warrants is substantially contemporaneous with the transfer of such Warrants to such Transferee, including, for example, a transfer to an underwriter in connection with its exercise of Warrants and the sale of shares of Common Stock issued upon such exercise), at the option of the Trust Preferred Purchaser, such option to be exercised during the period beginning on the expiration of the Waiting Period and ending on the date which is 60 days after the expiration date of the Waiting Period, such number of Trust Preferred Securities held by the Trust Preferred Purchaser for (i) a cash purchase price equal to the liquidation preference of such Trust Preferred Securities in an amount up to, at the election of the Trust Preferred Purchaser, the aggregate exercise price paid in cash, if any, upon the exercise of any such Warrants or (ii) at the Company's option, a purchase price paid in cash or in shares of Common Stock (with each such share equal in value to the Fair Market Value (as defined in the Warrant) of one share of Common Stock on the trading date immediately prior to the exercise date of the applicable Warrants) in an amount up to, at the election of the Trust Preferred Purchaser, the aggregate exercise price paid through the surrender of Warrants pursuant to Section 2.3(b) of the Warrants, if any, upon the exercise of any such Warrants; provided that, in any case, upon the announcement or entering into of any agreement by the Company with respect to any Change of Control of the Company (as defined in the Securities Purchase Agreement), such right of the Trust Preferred Purchaser to have the Company purchase the Trust Preferred Securities, if exercised or entitled to be exercised, shall become effective immediately upon the earlier of (A) the expiration of the Waiting Period, (B) 30 days following any such announcement or entering into of any such agreement and (C) the consummation of any Change of Control of the Company and, in the case of clauses (B) and (C), the Waiting Period or any portion thereof shall no longer apply. If the Company suffers any adverse financial consequences by virtue of both the Equity Purchaser transferring Warrants which are then exercised by the Transferee and the Trust Preferred Purchaser then exercising its option (the "TPS Option") to cause the Company to purchase Trust Preferred Securities all as contemplated above and such financial consequences are more adverse (whether by reason of increased taxes, reduced earnings or otherwise) to the Company than if both the Equity Purchaser had exercised rather than transferred such Warrants and the Trust Preferred Purchaser had then exercised the TPS Option, then the Equity
Pruchaser and the Trust Preferred Purchaser shall hold the Company harmless against the effects of such more adverse consequences if and then only to the extent such adverse consequences are more adverse than if both the Equity Purchaser had exercised rather than transferred such Warrants and the Trust Preferred Purchaser had then exercised the TPS Option.

                                   ARTICLE IV

                       REGISTRATION RIGHTS WITH RESPECT TO
                       THE WARRANTS AND THE WARRANT SHARES

          SECTION 4.1  SHELF REGISTRATION STATEMENT.

          (a) FILING; EFFECTIVENESS; EXPENSES. Subject to Section 4.1(d), the Company shall:

          (i) file on or before the one-hundred-eightieth (180th) day following the Closing Date an "evergreen" shelf registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (or any successor provisions), providing for an offering to be made on a continuous basis of the Company Registrable Securities (the "SHELF REGISTRATION");

          (ii) use commercially reasonable efforts to cause the Shelf Registration to become effective as soon as practicable after such filing;

          (iii) use commercially reasonable efforts to maintain in effect, supplement and amend, if necessary, the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act or as reasonably requested by the Holders of (or any underwriter for) more than 10% of the Warrants issued as of the Closing or the Warrant Shares subject thereto;

          (iv) furnish to the Holders of the Company Registrable Securities to which the Shelf Registration relates copies of any supplement or amendment to such Shelf Registration prior to such supplement or amendment being used and/or filed with the SEC; and

          (v) pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective, and whether all, some or none of the Company Registrable Securities to which it relates are sold pursuant to it.

          (b) INCLUSION OF ADDITIONAL SECURITIES. In no event shall the Shelf Registration include securities other than the Company Registrable Securities set forth in Section 4.1(a)(i) unless Holders of more than 66 2/3% of such Company Registrable Securities consent to such inclusion.

          (c) EFFECTIVE SHELF REGISTRATION STATEMENT. (i) If at any time, the Shelf Registration ceases to be effective, then the Company shall use its best efforts to file and use its commercially reasonable efforts to cause to become effective a new "evergreen" shelf registration statement providing for an offering to be made on a continuous basis of the Warrants and the Warrant Shares.

          (ii) If, after the Shelf Registration has become effective, it is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or authority, then the Company shall use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

          (d) Notwithstanding Section 4.1(a), at such time as the Equity Purchaser and its Affiliates are permitted to sell in a single quarter pursuant to Rule 144 all Common Stock either held by or underlying the Warrants held by the Equity Purchaser and its Affiliates, the obligations of the Company set forth in this Section 4.1 shall terminate and be of no further force and effect.

          (e) (i) If the Company shall at any time furnish to the Equity Purchaser and/or any of its Transferees, a certificate signed by its chairman of the board, chief executive officer, president or any other of its authorized officers stating that the Company has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Company Board, after consultation with its outside securities counsel, materially and adversely affect the Company, the Company may postpone the filing (but not the preparation) of the Shelf Registration for up to sixty (60) days; PROVIDED, HOWEVER, that the Company shall not be permitted to postpone registration pursuant to this Section 4.1(e)(i) more than once. The Company shall promptly give the Equity Purchaser and/or its Transferees, as appropriate, written notice of any postponement made in accordance with the preceding sentence.

          (ii) If the Company shall at any time furnish to the Equity Purchaser and/or any of its Transferees, a certificate signed by its chairman of the board, chief executive officer, president or any other of its authorized officers (a "SUSPENSION NOTICE") stating that the Company has been advised in writing by a nationally recognized investment banking firm selected by the Company that, in such firm's opinion, resales of the Company Registrable Securities pursuant to the Shelf Registration would adversely affect any Company Offering (as defined in Section 4.2(h)(i)) with respect to which the Company has commenced preparations for a registration prior to the receipt of a Confirmation Request (as defined in Section 4.1(f)), the Equity Purchaser or such Transferees may not effect any such resales until the earliest of (A) 30 days after the completion of such Company Offering, (B) promptly after the abandonment of such Company Offering or (C) 120 days after the delivery of such Suspension Notice.

          (iii) If upon receipt of a Confirmation Request, the Company determines in its good faith judgment after consultation with its securities counsel that the filing of an amendment or supplement to the Shelf Registration is necessary in order to effect resales pursuant to the Shelf Registration and such filing would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders a Suspension Notice within 48 hours of such receipt of a Confirmation Request, the Company shall not be required to comply with its obligations under Section 4(a)(iii), and the Equity Purchaser and/or Transferee, as applicable, may not effect any resales, until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after such Confirmation Request was received by the Company.

          (iv) Notwithstanding the provisions of Sections 4.1(e)(ii) and (iii), the Company shall be entitled to serve only one Suspension Notice (A) within any period of 180 consecutive days or (B) with respect to any two consecutive resales for which the Equity Purchaser or its Transferees deliver Confirmation Requests.

          (f) At least 48 hours prior to effecting any sale of Company Registrable Securities pursuant to the Shelf Registration, the Holder will request the Company to confirm whether the Company is then exercising its rights pursuant to Section 4.1(e) (a "CONFIRMATION REQUEST").

          (g) UNDERWRITTEN OFFERING. At the election of any Holder or group of Holders, in each case, holding in excess of 10% of the aggregate of the outstanding Warrants and Warrant Shares then issued, any resale pursuant to the Shelf Registration may involve an underwritten offering, and, in such case, the investment banker(s), underwriter(s) and manager(s) for such registration shall be selected by the Holders of a majority of the Company Registrable Securities which are the subject of any such request; PROVIDED, HOWEVER, that such investment banker(s), underwriter(s) and manager(s) shall be reasonably satisfactory to the Company.

          SECTION 4.2  REGISTRATION ON REQUEST.

          (a) REQUEST. If, at any time after the date hereof, the Shelf Registration is not then effective, the Equity Purchaser or any other Holder or group of Holders, in each case, holding in excess of 10% of the aggregate of the outstanding Warrants and Warrant Shares then issued (PROVIDED that no Transferee of the Equity Purchaser or any of its Affiliates or of any Transferee shall be permitted to request a registration pursuant to this Section 4.2 unless the right to make such a request was transferred to such Transferee pursuant to
Section 3.1(b)(i)) (individually or collectively, as the case may be, the "DEMAND PARTY") may request in writing that the Company effect the registration under the Securities Act of all or part of such Demand Party's Company Registrable Securities. Any such request will specify (i) the number of Company Registrable Securities proposed to be sold and (ii) the intended method of disposition thereof. Subject to the other provisions of this Section 4.2, the Company shall promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its commercially reasonable efforts to effect the registration under the Securities Act of:

          (i) the Company Registrable Securities which the Company has been so requested to register by the Demand Party; and

          (ii) all other Company Registrable Securities of the same class(es) or series as are to be registered at the request of a Demand Party and which the Company has been requested to register by any other Holder thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such Company Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Company Registrable
     Securities so to be registered.

          (b) LIMITS ON REGISTRATION REQUESTS. Notwithstanding Section 4.2(a),
(i) in no event shall the Company be required to effect more than five registrations pursuant to this Section 4.2 and (ii) the Company shall not be obligated to file a registration statement relating to any registration request under this Section 4.2 (other than a registration statement on Form S-3 or any successor or similar short-form registration statement) within a period of ninety (90) days after the effective date of any other registration statement relating to any registration request under this Section 4.2 or to any registration effected under Section 4.3, in either case which was not effected on Form S-3 (or any successor or similar short-form registration statement). Nothing in this Section 4.2 shall operate to limit the right of any Holder to
(i) request the registration of Common Stock issuable upon the exercise of any Warrants held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such Warrants, or
(ii) request the registration at one time of both Warrants exercisable into Common Stock and the Common Stock underlying any such Warrants.

          (c) REGISTRATION STATEMENT FORM. The Company shall select the registration statement form for any registration pursuant to this Section 4.2; PROVIDED, HOWEVER, that if any registration requested pursuant to this Section
4.2 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

          (d) EXPENSES. The Company will pay all Registration Expenses in connection with registrations pursuant to this Section 4.2.

          (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 4.2 will not be deemed to have been effected:

          (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Company Registrable Securities covered by such registration statement until the earlier of (x) such time as all of such Company Registrable Securities have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement or (y) one-hundred-eighty (180) days after the effective date of such registration statement, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, in which case the Company shall use its commercially reasonable efforts to keep such registration statement effective until the such time as all of the Company Registrable Securities cease to be Company Registrable Securities; provided, that if the failure of any such registration statement to become or remain effective in compliance with this Section 4.2(e)(i) is due solely to acts or omissions of the applicable

     Holders, such registration requested pursuant to this Section 4.2 will be deemed to have been effected;

          (ii) if after it has become effective, the registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or authority and does not thereafter become effective; or

          (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Demand Party or other Holders.

          (f) UNDERWRITTEN OFFERING. At the election of the Demand Party, a requested registration pursuant to this Section 4.2 may involve an underwritten offering, the investment banker(s), underwriter(s) and manager(s) for such registration shall be selected by and, in such case, the Holders of a majority of the Company Registrable Securities which the Company has been requested to register; PROVIDED, HOWEVER, that such investment banker(s), underwriter(s) and manager(s) shall be reasonably satisfactory to the Company.

          (g) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Holders (an "ADVERSE EFFECT"), then the Company shall include in such registration Company Registrable Securities requested to be included in such registration by the Demand Party and all other Holders of Company Registrable Securities pursuant to this Section 4.2 on a pro rata basis to the extent that the managing underwriter believes that such Company Registrable Securities can be sold in such offering without having an Adverse Effect. If the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this
Section 4.2 that the Company Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

          (h) POSTPONEMENTS IN REQUESTED REGISTRATIONS. (i) If, upon receipt of a registration request pursuant to Section 4.2(a), the Company is advised in writing by a nationally recognized investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of the Company by the Company (other than in connection with employee benefit and similar plans) (a "COMPANY OFFERING") with respect to which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to Section 4.2(a) and the Company furnishes the Holders with a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to such effect (the "TRANSACTION DELAY NOTICE") promptly after such request, the Company shall not be required to effect a registration pursuant to
Section 4.2(a) until the earliest of (A) 30 days after the completion of such Company Offering, (B) promptly after the abandonment of such Company Offering or (C) 120 days after the date of the Transaction Delay Notice; provided, however, that in any event the Company shall not be required to effect any registration prior to the termination, waiver or reduction of any "blackout period" required by the underwriters to be applicable to the Holders or the Company, if any, in connection with any Company Offering.

          (ii) If upon receipt of a registration request pursuant to Section 4.2(a) or while a registration request pursuant to Section 4.2(a) is pending, the Company determines in its good faith judgment after consultation with its securities counsel that the filing of a registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders written notice (the "INFORMATION DELAY NOTICE" and, together with the Transaction Delay Notice, the "DELAY NOTICE") thereof promptly after the Company makes such determination, which shall be made promptly after the receipt of any request, the Company shall not be required to comply with its obligations under
Section 4.2(a) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Holders' receipt of such notice.

          (iii) Notwithstanding the foregoing provisions of this Section 4.2(h), the Company shall be entitled to serve only one Delay Notice (i) within any period of 180 consecutive days or (ii) with respect to any two consecutive registrations requested pursuant to Section 4.2(a).

          (iv) At any time when a registration statement effected pursuant to
Section 4.2(a) hereunder relating to Company Registrable Securities is effective and a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.1(b) hereunder, that the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent that the amendment or supplement to such prospectus necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders written notice thereof promptly after the Company makes such determination, the Holders shall suspend sales of Company Registrable Securities pursuant to such registration statement and the Company shall not be required to comply with its obligations under
Section 6.1(f) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Holders' receipt of such written notice. If the Holders' disposition of Company Registrable Securities is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Company Registrable Securities by the Holders for an aggregate of 60 days, the registration statement shall not be counted for purposes of determining the number of registrations permitted under Section 4.2(b) hereof.

          (i) ADDITIONAL RIGHTS. If the Company at any time grants to any other holders of Common Stock (or securities that are convertible, exchangeable or exercisable into Common Stock) any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock (or any such securities) on terms more favorable to such holders than the terms set forth in this Section 4.2, the terms of this Section 4.2 shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

          SECTION 4.3 INCIDENTAL REGISTRATIONS. (a) If the Company at any time after the date hereof proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Company Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Agreement. Upon the written request of any such Holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Company Registrable Securities which the Company has been so requested to register by the Holders thereof; PROVIDED, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Company Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Company Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such securities in connection with such registration. Nothing in this Section shall operate to limit the right of any Holder to request the registration of Common Stock issuable upon conversion, exchange or exercise of securities, including Warrants, held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities. The registrations provided for in this Section 4.3 are in addition to, and not in lieu of, registrations made upon the request of the Equity Purchaser and any other Holder in accordance with Sections 4.1 and 4.2.

          (b) EXPENSES. The Company will pay all Registration Expenses in connection with each registration of Company Registrable Securities requested pursuant to this Section 4.3.

          (c) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 4.3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Company Registrable Securities requested to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Company (other than the Company Registrable Securities), then the Company shall include in such registration (a) FIRST, 100% of the securities the Company proposes to sell and (b) SECOND, to the extent of the amount of Company Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Company Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative amount of Company Registrable Securities then held by each such Holder (PROVIDED, that any such amount thereby allocated to any such Holder that exceeds such Holder's request shall be reallocated among the remaining requested Holders and Other Holders in like manner).


                                    ARTICLE V

                     REGISTRATION RIGHTS WITH RESPECT TO THE
                           TRUST PREFERRED SECURITIES

          SECTION 5.1  REGISTRATION ON REQUEST.

          (a) REQUEST. At any time after the date hereof, the Trust Preferred Purchaser or any other Holder of Trust Registrable Securities or group of Holders, in each case, holding in excess of 10% of the aggregate principal amount of the Trust Preferred Securities then outstanding (PROVIDED that no Transferee of the Trust Preferred Purchaser or any of its Affiliates or of any Transferee shall be permitted to request a registration pursuant to this Section
5.1 unless the right to make such a request was transferred to such Transferee pursuant to Section 3.1(b)(ii)), individually or collectively, as the case may be (the "TRUST DEMAND PARTY"), may request in writing that the Company and the Trust effect the registration under the Securities Act of all or part of such Trust Demand Party's Trust Registrable Securities. Any such request will specify
(i) the number of Trust Registrable Securities proposed to be sold and (ii) the intended method of disposition thereof. Subject to the other provisions of this
Section 5.1, the Trust shall, and the Company shall cause the Trust to, promptly give written notice of such requested registration to all other Holders of Trust Registrable Securities, and thereupon will, as expeditiously as possible, use its commercially reasonable efforts to effect the registration under the Securities Act of:

          (i) the Trust Registrable Securities which the Company and the Trust have been so requested to register by the Trust Demand Party; and

          (ii) all other Trust Registrable Securities of the same class(es) or series as are to be registered at the request of a Trust Demand Party and which the Trust has been requested to register by any other Holder of Trust Registrable Securities by written request given to the Company and the Trust within thirty (30) days after the giving of such written notice by the Trust (which request shall specify the amount and intended method of disposition of such Trust Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Trust Registrable Securities so to be registered.

          (b) LIMITS ON REGISTRATION REQUESTS. Notwithstanding Section 5.1(a),
(i) in no event shall the Company and the Trust be required to effect more than five registrations pursuant to this Section 5.1 and (ii) the Company and the Trust shall not be obligated to file a registration statement relating to any registration request under this Section 5.1 (other than a registration statement on Form S-3 or any successor or similar short-form registration statement) within a period of ninety (90) days after the effective date of any other registration statement relating to any registration request under this Section
5.1 which was not effected on Form S-3 (or any successor or similar short-form registration statement).

          (c) REGISTRATION STATEMENT FORM. The Company and the Trust shall select the registration statement form for any registration pursuant to this
Section 5.1; PROVIDED, HOWEVER, that if any registration requested pursuant to this Section 5.1 which is proposed by the Company and the Trust to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company and the Trust in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

          (d) EXPENSES. The Company and the Trust will pay all Registration Expenses in connection with registrations pursuant to this Section 5.1.

          (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 5.1 will not be deemed to have been effected:

          (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Trust Registrable Securities covered by such registration statement until the earlier of (x) such time as all of such Trust Registrable Securities have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement or (y) one-hundred-eighty (180) days after the effective date of such registration statement, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, in which case the Company and the Trust shall use its commercially reasonable efforts to keep such registration statement effective until the such time as all of the Trust Registrable Securities cease to be Trust Registrable Securities; provided, that if the failure of any such registration statement to become or remain effective in compliance with this Section 5.1(e)(i) is due solely to acts or omissions of the applicable Holders, such registration requested pursuant to this Section 5.1 will be deemed to have been effected;

          (ii) if after it has become effective, the registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or authority and does not thereafter become effective; or

          (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Trust Demand Party or other Holders of Trust Registrable Securities.

          (f) SELECTION OF UNDERWRITERS. At the election of the Trust Demand Party, a requested registration pursuant to this Section 5.1 may involve an underwritten offering, and, in such case, the investment banker(s), underwriter(s) and manager(s) for such registration shall be selected by the Holders of a majority of the Trust Registrable Securities which the Company and the Trust have been requested to register; PROVIDED, HOWEVER, that such investment banker(s), underwriter(s) and manager(s) shall be reasonably satisfactory to the Company.

          (g) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 5.1 involves an underwritten offering and the managing underwriter advises the Company and the Trust in writing that, in its opinion, the number of Trust Registrable Securities to be included in such registration would be likely to have an Adverse Effect, then the Company and the Trust shall include in such registration the Trust Registrable Securities requested to be included in such registration by the Trust Demand Party and all other Holders of Trust Registrable Securities pursuant to this Section 5.1 on a pro rata basis to the extent that the managing underwriter believes that such Trust Registrable Securities can be sold in such offering without having an Adverse Effect. If the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 5.1 that the Trust Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Trust Demand Party, then the Trust Demand Party shall have the right to notify the Company and the Trust that it has determined that the registration statement be abandoned or withdrawn, in which event the Company and the Trust shall abandon or withdraw such registration statement.

          (h) POSTPONEMENTS IN REQUESTED REGISTRATIONS. (i) If, upon receipt of a registration request pursuant to Section 5.1(a), the Company is advised in writing by a nationally recognized investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any Company Offering with respect to which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to Section 5.1(a) and the Company furnishes the Holders with a Transaction Delay Notice promptly after such request, the Company shall not be required to effect a registration pursuant to
Section 5.1(a) until the earliest of (A) 30 days after the completion of such Company offering, (B) promptly after the abandonment of such Company Offering or
(C) 120 days after the date of the Transaction Delay Notice; provided, however, that in any event the Company shall not be required to reflect any registration prior to the termination, waiver or reduction of any "blackout period" required by the underwriters to be applicable to the Holders or the Company, if any, in connection with any Company Offering.

          (ii) If upon receipt of a registration request pursuant to Section 4.2(a) or while a registration request pursuant to Section 5.1(a) is pending, the Company determines in its good faith judgment after consultation with its securities counsel that the filing of a registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders an Information Delay Notice promptly after the Company makes such determination, which shall be made promptly after the receipt of any request, the Company shall not be required to comply with its obligations under Section 5.1(a) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or
(B) 90 days after the Holders' receipt of such notice.

          (iii) Notwithstanding the foregoing provisions of this Section 5.1(h), the Company shall be entitled to serve only one Delay Notice (i) within any period of 180 consecutive days or (ii) with respect to any two consecutive registrations requested pursuant to Section 5.1(a).

          (iv) At any time when a registration statement effected pursuant to
Section 5.1(a) hereunder relating to Trust Registrable Securities is effective and a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.1(b) hereunder, that the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent that the amendment or supplement to such prospectus necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders written notice thereof promptly after the Company makes such determination, the Holders shall suspend sales of Trust Registrable Securities pursuant to such registration statement and the Company shall not be required to comply with its obligations under
Section 6.1(f) until the earlier of (A) the date upon which such material information s disclosed to the public or ceases to be material or (B) 90 days after the Holders' receipt of such written notice. If the Holders' disposition of Trust Registrable Securities is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Trust Registrable Securities by the Holders for an aggregate of 60 days, the registration statement shall not be counted for purposes of determining the number of registrations permitted under
Section 5.1(b) hereof.

          (v) ADDITIONAL RIGHTS. If the Company or the Trust at any time grants to any other holders of any of its Equity Securities any rights to request the Company or the Trust to effect the registration under the Securities Act of any such Equity Securities on terms more favorable to such holders than the terms set forth in this Section 5.1, the terms of this Section 5.1 shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

          SECTION 5.2 LIQUIDATION OF THE TRUST. The parties hereto agree that if the Trust is for any reason liquidated or otherwise dissolved, whether voluntarily or involuntarily, then the provisions of Section 5.1 shall apply in their entirety to the Subordinated Debentures.

                                   ARTICLE VI

                             REGISTRATION PROCEDURES

          SECTION 6.1 REGISTRATION PROCEDURES. If and whenever the Company or the Trust (the "Registering Party") is required to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, such Registering Party will, as expeditiously as possible:

          (a) prepare and, in any event within thirty (30) days after the end of the period within which a request for registration may be given to such Registering Party. file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective within ninety (90) days of the initial filing;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of one-hundred-eighty (180) days (except in the case of a Shelf Registration which the Company shall keep continuously effective subject to
Section 4.1(d) hereof) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; PROVIDED, HOWEVER, that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 6.1(a) or (b), such Registering Party will furnish to counsel selected pursuant to Section 6.6 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

          (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

          (d) use its commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that such Registering Party shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of such Registering Party's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the Sellers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen
(18) months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

          (h) use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on the NYSE or any other national securities exchange on which Registrable Securities of the same class covered by such registration statement are then listed and, if no such Registrable Securities are so listed, on the NYSE or any national securities exchange on which the Common Stock is then listed;

          (h) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 6.4 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) obtain a "cold comfort" letter or letters from such Registering Party's independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

          (j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of such Registering Party, and cause all of such Registering Party's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (k) notify counsel (selected pursuant to Section 6.6 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

          (l) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

          (o) use its commercially reasonable efforts to obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for such Registering Party in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

          (p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NYSE or any other securities exchange and/or the NASD; and

          (q) use its commercially reasonable efforts (taking into account the interests of the Company) to make available the executive officers of such Registering Party to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

          SECTION 6.2 INFORMATION SUPPLIED. The Registering Party may require each seller of Registrable Securities as to which any registration is being effected to furnish such Registering Party with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as such Registering Party may from time to time reasonably request in writing.

          SECTION 6.3 RESTRICTIONS ON DISPOSITION. Each Holder agrees that, upon receipt of any notice from the Registering Party of the happening of any event of the kind described in Section 6.1(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.1(f), and, if so directed by such Registering Party, such Holder will deliver to such Registering Party (at the Registering Party's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event such Registering Party shall give any such notice, the period mentioned in Section 6.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.1(f) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 6.1(f).

          SECTION 6.4 INDEMNIFICATION.(a) In the event of any registration of any securities of a Registering Party under the Securities Act pursuant to Articles IV or V, such Registering Party shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, employees and stockholders or members or general and limited partners (and any director, officer, Affiliate, employee, stockholder and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "INDEMNIFIED PARTIES"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("CLAIMS") and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; PROVIDED, that such

Registering Party shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to such Registering Party through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation thereof; and, PROVIDED, FURTHER, that such Registering Party will not be liable in any such case to the extent, but only to the extent, that the foregoing indemnity with respect to any untrue statement contained in or omitted from a registration statement or the prospectus shall not inure to the benefit of any party (or any person controlling such party) who is obligated to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act and from whom the person asserting any such Damages purchased any of the Registrable Securities to the extent that it is finally judicially determined that such Damages resulted solely from the fact that such party sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the registration statement or the prospectus, as amended or supplemented, and (x) such Registering Party shall have previously and timely furnished sufficient copies of the registration statement or prospectus, as so amended or supplemented, to such party in accordance with this Agreement and (y) the registration statement or prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller.

          (b) A Registering Party may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Sections 4.2, 4.3 or 5.1 herein, that it shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.4(a)) such Registering Party and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to such Registering Party through an instrument duly executed by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Registering Party or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; PROVIDED, HOWEVER, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment (after consultation with legal counsel) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that, in the event, however, that the indemnifying party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the indemnified party, in either case within a 30-day period, or if a court of competent jurisdiction determines that the indemnifying party is not vigorously defending such action or proceeding, then such indemnified party may employ counsel to represent or defend it in any such action or proceeding and the indemnifying party shall pay the reasonable fees and disbursements of such counsel or other representative as incurred; PROVIDED, HOWEVER, that the indemnifying party shall not be required to pay the fees and disbursements of more than one counsel for all indemnified parties in any jurisdiction in any single action or proceeding. No indemnifying party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder. No indemnified party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld).

          (d) (i) If the indemnification provided for in this Section 6.4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 6.4(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6.4(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) Indemnification similar to that specified in this Section 6.4 (with appropriate modifications) shall be given by the appropriate Registering Party and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Law or with any governmental authority other than as required by the Securities Act.

          (f) The obligations of the parties under this Section 6.4 shall be in addition to any liability which any party may otherwise have to any other party.

          SECTION 6.5 REQUIRED REPORTS. Each of the Registering Party covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if such Registering Party is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, appropriate Registering party will deliver to such Holder a written statement as to whether it has complied with such requirements.

          SECTION 6.6 SELECTION OF COUNSEL. In connection with any registration of Registrable Securities pursuant to Articles IV or V hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; PROVIDED, HOWEVER, that in the event that the counsel selected as provided above is also acting as counsel to either of the Registering Parties in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

          SECTION 6.7 HOLDBACK AGREEMENT. If any registration under Sections 4.2 or 4.3 hereof or any sale of securities in connection with a registration under
Section 4.1 hereof shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Securities of the appropriate Registering Party (in each case, other than as part of such underwritten public offering), within seven (7) days before, or ninety (90) days (or such lesser period as the managing underwriters may permit) after, the effective date of any such registration pursuant to

Sections 4.2 or 4.3 or the closing of any sale of securities in connection with a registration under Section 4.1 (except as part of any such registration or sale), and each of the Registering Parties hereby also so agrees and agrees to cause each other holder of any equity security of such Registering Party purchased from such Registering Party (at any time other than in a public offering) to so agree.

          SECTION 6.8 NO INCONSISTENT AGREEMENT. Each of the Registering Parties represents and warrants that it will not enter into, or cause or permit any of its Subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Agreement.


                                   ARTICLE VII

                                   STANDSTILL

          SECTION 7.1 ACQUISITION OF ADDITIONAL VOTING SECURITIES. (a) Subject to Section 7.1(b), during the Standstill Period, the Equity Purchaser hereby agrees that it shall not, and that it shall cause each of its Affiliates (including, without limitation, KKR) not to, without the prior approval of the Board of Directors of the Company (excluding, for purposes of such approval, the KKR Representative), directly or indirectly, (i) acquire, offer or propose to acquire or agree to acquire (whether by purchase, tender or exchange offer, through an acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group, or otherwise), the beneficial ownership of any additional Voting Securities of the Company or any of its Subsidiaries (or any warrants, options or other rights to purchase or acquire, or any securities convertible into, or exchangeable for, any Voting Securities of the Company or any of its Subsidiaries or any other Equity Securities of the Company or any of its Subsidiaries); provided, however, that the foregoing restrictions shall not apply to any acquisition or proposed acquisition (each, an "ACQUISITION") of beneficial ownership of any additional Voting Securities of the Company: (x) if, after giving effect to such Acquisition, the aggregate number of Voting Securities of the Company beneficially owned on a Fully Diluted Basis by the Equity Purchaser (together with its Affiliates) would not exceed 25% of the total Voting Securities of the Company, (y) which is by way of stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of Equity Securities of the Company generally or
(z) involves Equity Securities acquired from the Company (including the Warrant Shares) or otherwise in accordance with the provisions of the Agreement and the other Transaction Agreements; (ii) make any public announcement with respect to, or submit any proposal for, any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company or any of its Subsidiaries; (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities of the Company or any of its Subsidiaries or seek to advise or influence any Person with respect to the voting of any Voting Securities of the Company or any of its Subsidiaries,
(iv) form, join or in any way participate in any Group (other than with respect to its Affiliates) with respect to any of the Voting Securities of the Company;
(v) otherwise act, either alone or in concert with others, to seek control of the Company or any of its Subsidiaries; (vi) disclose any intention, proposal, plan or arrangement with respect to any of the foregoing; or

(vii) make any demand, request or proposal to amend, waive or terminate any provision of this Section 7.1 (collectively, the "ACQUISITION RESTRICTIONS"). Nothing contained in this Section 7.1 shall be construed to limit or restrict any action take in good faith by the KKR Representative or KKR Observer in his or her capacity as a director or observer at the Company Board, the DP&L Board or any other Applicable Board

          (b) The foregoing Acquisition Restrictions will not apply if:

          (i) a third party who is not an Affiliate of the Equity Purchaser or any of its Affiliates (a "THIRD PARTY", which term shall include any Group, other than a Group which includes the Equity Purchaser or any of its Affiliates as a member) commences or publicly announces its intention to commence a bona fide tender or exchange offer for more than 15% of the outstanding Voting Securities of the Company and the Company Board does not recommend against the tender or exchange offer within ten (10) Business Days after the commencement thereof (which, in the case of an exchange offer, shall be deemed to be the effective date of the registration statement relating to the securities offered in such exchange offer or, if permitted under the Exchange Act, such earlier date selected by the offer or for commencement of the exchange offer) or such longer period as shall then be permitted under SEC rules;

          (ii) a Third Party acquires beneficial ownership of 15% of the Company's outstanding Voting Securities (other than as a result of purchases of such securities from the Company made with the Equity Purchaser's prior written consent);

          (iii) a Third Party makes a bona fide proposal to acquire all or substantially all of the assets of the Company or DP&L that the Company Board is actively negotiating and the consummation of which would require approval of the shareholders of the Company pursuant to the General Corporation Law of the State of Ohio;

          (iv) a Third Party makes a bona fide proposal to enter into any acquisition or other business combination transaction with the Company or DP&L that the Company Board is actively negotiating;

          (v) the Company enters into (or publicly announces its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for any of the foregoing transactions described in clauses (i) to (iv) above; or

          (vi) the Company or the Trust is in material breach of its obligations under this Agreement.

          (c) Upon a repurchase or redemption of Equity Securities by the Company or one or more of its Affiliates or any similar transaction that, by reducing the number of outstanding Equity Securities of the Company, increases the Ownership Percentage to an amount in excess 25%, neither the Equity Purchaser nor any of its Affiliates shall be required to dispose of any Equity Securities beneficially owned by them; PROVIDED, HOWEVER, that in such event, neither the Equity Purchaser nor any of its Affiliates may purchase additional Equity Securities until such time as the Ownership Percentage is less than 25%.

          (d) Subject to Section 7.1(c), if at any time the Equity Purchaser or any of its Affiliates become aware that the Equity Purchaser and its Affiliates beneficially own in the aggregate more than 25% of the Voting Securities, then the Equity Purchaser shall, as soon as is reasonably practicable (but in no manner that would require it or any such Affiliate to incur liability under
Section 16(b) of the Exchange Act) take all reasonable action to reduce the amount of Equity Securities beneficially owned by it and its Affiliates to an amount not greater than such percentage.


                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.1 INDEMNIFICATION; REIMBURSEMENT OF EXPENSES. The Company agrees to indemnify and hold harmless the Equity Purchaser, the Trust Preferred Purchaser, their respective directors and officers and their respective Affiliates (including Kohlberg Kravis Roberts & Co., L.P. ("KKR")) (and the directors, officers, partners, Affiliates and controlling persons thereof) (each, a "PURCHASER INDEMNITEE") from and against any and all liability, including obligations, costs, fines, penalties, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and expenses, including accountant's and attorney's fees and expenses (collectively, the "DAMAGES"), incurred by any Purchaser Indemnitee before or after the date of this Agreement and arising out of, resulting from, or relating to (i) any Purchaser Indemnitee's purchase and/or ownership of the Voting Preferred Shares, the Warrants, the Warrant Shares and/or Trust Preferred Securities, (ii) the transactions contemplated by the Transaction Agreements, or (iii) any litigation to which any Purchaser Indemnitee is made a party in its capacity as a stockholder or owner of securities (or a partner, director, officer, Affiliate or controlling person of the Equity Purchaser or the Trust Preferred Purchaser, as appropriate) of the Company; provided that (A) the foregoing indemnification rights in this Section
8.1 shall not be available to the extent that any such Damages are incurred as a result of the Purchaser Indemnitee's willful misconduct or gross negligence, (B) the indemnification rights set forth in this Section 8.1 shall not be available to the extent that any such Damages are incurred as a result of non-compliance by the Purchaser Indemnitee with all laws and regulations applicable to it and
(C) the indemnification rights set forth in this Section 8.1 shall not be available to the extent any such Damages are incurred as a result of non-compliance by the Purchaser with its obligations under Transaction Documents. For purposes of this Section 8.1, each of the Purchasers and its representatives shall be deemed to have complied with all laws and regulations applicable to them and their obligations under the Transaction Documents and each Purchaser Indemnitee shall be deemed not to have engaged in willful misconduct or gross negligence absent a final non-appealable judgment of a court of competent jurisdiction to the contrary or to such effect, respectively. The Company also agrees to reimburse each Purchaser Indemnitee for any expenses incurred by such Purchaser Indemnitee in connection with the maintenance of its books and records, preparation of tax returns and delivery of tax information to its member or shareholders in connection with the Equity Purchaser's investment in the Company and the Trust Preferred Purchaser's investment in the Trust.

          SECTION 8.2 TERMINATION. Subject to Section 3.1(b), the provisions of this Agreement shall terminate as follows:

          (i) Sections 2.1 and 2.4 shall terminate as provided in Section 2.5;

          (ii) Articles IV, V and VI of this Agreement (other than Section 6.4 thereof which shall not terminate) shall terminate at such time as there shall be no Registrable Securities outstanding or as otherwise provided therein;

          (iii) Article VII shall terminate at the end of the Standstill Period or as otherwise provided in Section 7.1;

          (iv) Sections 3.2, 3.3 and 3.4 shall terminate when no Voting Preferred Shares are outstanding;

          (v) Section 8.1 of this Agreement shall not terminate; and

          (vi) the remaining provisions of this Agreement shall terminate at such time as the Ownership Percentage of the Equity Purchaser shall be less than 1%.

          Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

          SECTION 8.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          SECTION 8.4 SUCCESSORS, ASSIGNS, TRANSFEREES AND THIRD PARTY BENEFICIARIES. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns and Transferees. Except as expressly provided herein, this Agreement may not be assigned without the prior written consent of the other party, except that either of the Purchasers and the senior member of the Equity Purchaser and the shareholder of the Trust Preferred Purchaser (to the extent third party beneficiaries hereunder) may assign their respective rights and obligations hereunder to any Affiliate or Affiliates. To the extent indicated herein, certain Persons, including the senior member of the Equity Purchaser, the shareholder of the Trust Preferred Purchaser and KKR are intended to be third party beneficiaries hereof. The Equity Purchaser and the Trust Preferred Purchaser shall inform the Company of, and the Company shall be entitled to rely upon, the names, addresses and other contact details of the senior member of the Equity Purchaser and the shareholder of the Trust Preferred Purchaser, respectively. Upon notice given to the Company, such senior member or shareholder may be replaced by one or more other members, partners or shareholders.

          SECTION 8.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
All communications shall be sent as follows:

          (i) to the Company, the Equity Purchaser, the Trust and the Trust Preferred Purchaser, to their respective addresses specified in Section
     10.8 of the Securities Purchase Agreement;

          (ii) to any Transferee, to the address provided pursuant to Section 3.1(c);

          (iii) to any other Holder (if other than pursuant to clause (ii) above), to the address of such Holder as shown in the stock record books of the Company or the Trust, as appropriate; or

          (iv) to such other address for any party as it may specify by like notice.

          SECTION 8.6 FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          SECTION 8.7 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document and the other Transaction Agreements embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

          SECTION 8.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          SECTION 8.9 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed in all respects by the laws of the State of New York, except, in the case of the Company and with respect to Section 2.1, to the extent that the General Corporation Law of the State of Ohio is applicable. Any suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority in a court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          SECTION 8.10 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 8.11 EFFECTIVE DATE. This Agreement shall become effective immediately upon the Closing.

          SECTION 8.12 ENFORCEMENT. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          SECTION 8.13 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          SECTION 8.14 NO RECOURSE. Notwithstanding any other provision of this Agreement or any rights of the Company or the Trust at law or in equity, in the event of any default by the Purchasers under this Agreement or in the event of any claim in connection with the registration of Registrable Securities, the Company's and the Trust's remedies shall be restricted to enforcement of their respective rights against the property and assets of the Purchasers (including the Voting Preferred Shares, the Warrants, the Warrant Shares and the Trust Preferred Securities) and no resort shall be had to (i) any of the members of the Equity Purchaser or any of the stockholders of the Trust Preferred Purchaser personally, or (ii) any property or assets of the members of the Equity Purchaser or the stockholders of the Trust Preferred Purchaser (other than the property and assets of the Purchasers).

          SECTION 8.15 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

          IN WITNESS WHEREOF, the parties hereto have executed the SECURITY-HOLDERS AND REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
                              DPL INC.


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              DPL CAPITAL TRUST I


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              DAYTON VENTURES LLC


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              DAYTON VENTURES, INC.


                              By:
                                 ------------------------------------
                                 Name:
                                 Title: